EXHIBIT 99.2
Part II, Item 8 Financial Statements and Supplementary Data
Management’s Report to
Stockholders
To Our Stockholders:
Management‘s Assessment of Internal Control Over Financial Reporting
The management of Popular, Inc. (the Corporation) is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a — 15(f) and 15d — 15(f) under the Securities Exchange Act of 1934 and for our assessment of internal control over financial reporting. The Corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America, and includes controls over the preparation of financial statements in accordance with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C) to comply with the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA). The Corporation’s internal control over financial reporting includes those policies and procedures that:
     (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Corporation;
     (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Corporation are being made only in accordance with authorizations of management and directors of the Corporation; and
     (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
The management of Popular, Inc. has assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2006. In making this assessment, management used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
Based on our assessment, management concluded that the Corporation maintained effective internal control over financial reporting as of December 31, 2006 based on the criteria referred to above.
The Corporation’s independent registered public accounting firm, PricewaterhouseCoopers, LLP, has audited management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2006 as stated in their report dated February 28, 2007.

Richard L. Carrión	Jorge A. Junquera
Chairman of the Board,	Senior Executive Vice President
President and Chief Executive Officer	and Chief Financial Officer

Report of Independent Registered
Public Accounting Firm
To the Board of Directors
and Stockholders of Popular, Inc.
We have completed integrated audits of Popular, Inc.’s consolidated financial statements and of its internal control over financial reporting as of December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Consolidated financial statements
In our opinion, the accompanying consolidated statements of condition and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Popular, Inc. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 1 to the consolidated financial statements, the Corporation changed the manner in which it accounts for defined benefit pension and other postretirement pension plans in 2006.
Internal control over financial reporting
Also, in our opinion, management’s assessment, included in Management’s Assessment of Internal Control Over Financial Reporting, that the Corporation maintained effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Corporation’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Management’s assessment and our audit of Popular, Inc.’s internal control over financial reporting also included controls over the preparation of financial statements in accordance with the instructions to the Consolidated Financial

Statements for Bank Holding Companies (Form FR Y-9C) to comply with the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA). A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico
February 28, 2007, except with respect to our opinion
on the consolidated financial statements
insofar as it relates to the effects
of changes in segments discussed
in Notes 10 and 30, for which
the date is October 3, 2007.
CERTIFIED PUBLIC ACCOUNTANTS
(OF PUERTO RICO)
License No. 216 Expires December 1, 2007
Stamp 2214458 of the P.R.
Society of Certified Public
Accountants has been affixed
to the file copy of this report.

Consolidated Statements of
Condition

	December 31,
(In thousands)	2006	2005

Assets
Cash and due from banks	$950,158	$906,397

Money market investments:
Federal funds sold	84,350	186,000
Securities purchased under agreements to resell	202,181	554,770
Time deposits with other banks	15,177	8,653

	301,708	749,423

Trading securities, at fair value:
Pledged securities with creditors’ right to repledge	193,619	343,659
Other trading securities	188,706	175,679
Investment securities available-for-sale, at fair value:
Pledged securities with creditors’ right to repledge	3,743,924	6,110,179
Other securities available-for-sale	6,106,938	5,606,407
Investment securities held-to-maturity, at amortized cost (market value 2006 - $92,764; 2005 - $156,068)	91,340	153,104
Other investment securities, at lower of cost or realizable value (fair value 2006 - $412,593; 2005 - $426,407)	297,394	319,103
Loans held-for-sale, at lower of cost or market value	719,922	699,181

Loans held-in-portfolio:
Loans held-in-portfolio pledged with creditors’ right to repledge	306,320	208,774
Other loans held-in-portfolio	32,019,044	31,099,865
Less — Unearned income	308,347	297,613
Allowance for loan losses	522,232	461,707

	31,494,785	30,549,319

Premises and equipment, net	595,140	596,571
Other real estate	84,816	79,008
Accrued income receivable	248,240	245,646
Other assets	1,611,890	1,325,800
Goodwill	667,853	653,984
Other intangible assets	107,554	110,208

	$47,403,987	$48,623,668

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$4,222,133	$3,958,392
Interest bearing	20,216,198	18,679,613

	24,438,331	22,638,005
Federal funds purchased and assets sold under agreements to repurchase	5,762,445	8,702,461
Other short-term borrowings	4,034,125	2,700,261
Notes payable	8,737,246	9,893,577
Other liabilities	811,424	1,240,002

	43,783,571	45,174,306

Commitments and contingencies (See Notes 24, 26, 28, 31, 32)

Minority interest in consolidated subsidiaries	110	115

Stockholders’ Equity:
Preferred stock $25 liquidation value; 30,000,000 shares authorized; 7,475,000 issued and outstanding in both periods presented	186,875	186,875
Common stock, $6 par value; 470,000,000 shares authorized in both periods presented; 292,190,924 shares issued (2005 - 289,407,190) and 278,741,547 shares outstanding (2005 - 275,955,391)	1,753,146	1,736,443
Surplus	526,856	452,398
Retained earnings	1,594,144	1,456,612
Treasury stock-at cost, 13,449,377 shares (2005 - 13,451,799)	(206,987)	(207,081)
Accumulated other comprehensive loss, net of tax of ($84,143) (2005 - ($58,292))	(233,728)	(176,000)

	3,620,306	3,449,247

	$47,403,987	$48,623,668

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Income

	Year ended December 31,
(In thousands, except per share information)	2006	2005	2004

Interest Income:
Loans	$2,486,453	$2,116,299	$1,751,150
Money market investments	29,626	30,736	25,660
Investment securities	516,237	488,814	413,492
Trading securities	32,125	30,010	25,963

	3,064,441	2,665,859	2,216,265

Interest Expense:
Deposits	580,094	430,813	330,351
Short-term borrowings	518,960	349,203	165,425
Long-term debt	537,477	461,636	344,978

	1,636,531	1,241,652	840,754

Net interest income	1,427,910	1,424,207	1,375,511
Provision for loan losses	287,760	195,272	178,657

Net interest income after provision for loan losses	1,140,150	1,228,935	1,196,854
Service charges on deposit accounts	190,079	181,749	165,241
Other service fees	320,875	331,501	295,551
Net gain on sale and valuation adjustment of investment securities	4,359	52,113	15,254
Trading account profit (loss)	35,288	30,051	(159)
Gain on sale of loans	117,421	83,297	44,168
Other operating income	141,463	106,564	88,716

	1,949,635	2,014,210	1,805,625

Operating Expenses:
Personnel costs:
Salaries	517,178	474,636	427,870
Pension, profit sharing and other benefits	151,493	148,053	143,148

	668,671	622,689	571,018
Net occupancy expenses	116,742	108,386	89,821
Equipment expenses	135,877	124,276	108,823
Other taxes	44,543	39,197	40,260
Professional fees	141,534	119,281	95,084
Communications	68,283	63,395	60,965
Business promotion	129,965	100,434	75,708
Printing and supplies	17,741	18,378	17,938
Impairment losses on long-lived assets	7,232	—	—
Other operating expenses	118,128	122,585	103,551
Impact of change in fiscal period at certain subsidiaries	9,741	—	—
Amortization of intangibles and goodwill impairment losses	26,616	9,579	7,844

	1,485,073	1,328,200	1,171,012

Income before income tax and cumulative effect of accounting change	464,562	686,010	634,613
Income tax	106,886	148,915	144,705

Income before cumulative effect of accounting change	357,676	537,095	489,908
Cumulative effect of accounting change, net of tax	—	3,607	—

Net Income	$357,676	$540,702	$489,908

Net Income Applicable to Common Stock	$345,763	$528,789	$477,995

Basic Earnings per Common Share (EPS) Before Cumulative Effect of Accounting Change	$1.24	$1.97	$1.79

Diluted EPS Before Cumulative Effect of Accounting Change	$1.24	$1.96	$1.79

Basic EPS After Cumulative Effect of Accounting Change	$1.24	$1.98	$1.79

Diluted EPS After Cumulative Effect of Accounting Change	$1.24	$1.97	$1.79

Dividends Declared per Common Share	$0.64	$0.64	$0.62

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Cash
Flows

	Year ended December 31,
(In thousands)	2006	2005	2004

Cash Flows from Operating Activities:
Net income	$357,676	$540,702	$489,908
Less: Cumulative effect of accounting change, net of tax	—	3,607	—
Less: Impact of change in fiscal period of certain subsidiaries, net of tax	(6,129)	—	—

Net income before cumulative effect of accounting change and change in fiscal period	363,805	537,095	489,908

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of premises and equipment	84,388	81,947	74,270
Provision for loan losses	287,760	195,272	178,657
Amortization of intangibles and goodwill impairment losses	26,616	9,579	7,844
Impairment losses on long-lived assets	7,232	—	—
Amortization of servicing assets	62,819	25,766	14,773
Net gain on sale and valuation adjustment of investment securities	(4,359)	(52,113)	(15,254)
Net gain on disposition of premises and equipment	(25,929)	(29,079)	(15,804)
Net gain on sale of loans	(117,421)	(83,297)	(44,168)
Net amortization of premiums and accretion of discounts on investments	23,918	35,288	41,061
Net amortization of premiums and deferred loan origination fees and costs	130,091	127,235	118,087
Earnings from investments under the equity method	(12,270)	(10,982)	(8,271)
Stock options expense	3,006	5,226	3,223
Net disbursements on loans held-for-sale	(6,580,246)	(4,321,658)	(686,230)
Acquisitions of loans held-for-sale	(1,503,017)	(733,536)	(21,415)
Proceeds from sale of loans held-for-sale	6,782,081	4,127,381	163,753
Net decrease (increase) in trading securities	1,368,975	1,160,980	(137,209)
Net increase in accrued income receivable	(4,209)	(30,808)	(24,214)
Net decrease (increase) in other assets	25,939	(177,918)	(270,021)
Net increase in interest payable	32,477	35,218	30,085
Deferred income taxes	(26,208)	(3,679)	(4,191)
Net increase in postretirement benefit obligation	4,112	5,451	5,679
Net (decrease) increase in other liabilities	(83,544)	20,431	100,638

Total adjustments	482,211	386,704	(488,707)

Net cash provided by operating activities	846,016	923,799	1,201

Cash Flows from Investing Activities:
Net decrease (increase) in money market investments	381,421	160,061	(106,548)
Purchases of investment securities:
Available-for-sale	(254,930)	(4,243,162)	(5,620,097)
Held-to-maturity	(20,863,367)	(33,579,802)	(1,347,588)
Other	(66,026)	(77,716)	(79,857)
Proceeds from calls, paydowns, maturities and redemptions of investment securities:
Available-for-sale	1,876,458	3,317,198	4,628,051
Held-to-maturity	20,925,847	33,787,268	1,085,175
Other	88,314	61,053	10,561
Proceeds from sales of investment securities available-for-sale	208,802	388,596	632,151
Net disbursements on loans	(1,587,326)	(343,093)	(1,282,802)
Proceeds from sale of loans	938,862	297,805	555,071
Acquisition of loan portfolios	(448,708)	(2,650,540)	(3,672,093)
Assets acquired, net of cash	(3,034)	(411,782)	(169,036)
Acquisition of premises and equipment	(104,593)	(159,166)	(146,472)
Proceeds from sale of premises and equipment	87,913	71,053	34,846
Proceeds from sale of foreclosed assets	138,703	117,159	126,953

Net cash provided by (used in) investing activities	1,318,336	(3,265,068)	(5,351,685)

Cash Flows from Financing Activities:
Net increase in deposits	1,789,662	1,371,668	1,330,903
Net (decrease) increase in federal funds purchased and assets sold under agreements to repurchase	(3,053,167)	2,227,888	577,612
Net increase (decrease) in other short-term borrowings	1,226,973	(766,277)	1,103,515
Payments of notes payable	(3,469,429)	(2,650,972)	(2,463,462)
Proceeds from issuance of notes payable	1,506,298	2,341,011	4,983,228
Dividends paid	(188,321)	(182,751)	(168,927)
Proceeds from issuance of common stock	55,846	193,679	17,243
Treasury stock acquired	(367)	(1,467)	(1,259)

Net cash (used in) provided by financing activities	(2,132,505)	2,532,779	5,378,853

Cash effect of change in fiscal period and change in accounting principle	11,914	(1,572)	-

Net increase in cash and due from banks	43,761	189,938	28,369
Cash and due from banks at beginning of period	906,397	716,459	688,090

Cash and due from banks at end of period	$950,158	$906,397	$716,459

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Changes in Stockholders’ Equity

	Year ended December 31,
(In thousands except share information)	2006	2005	2004

Preferred Stock:
Balance at beginning and end of year	$186,875	$186,875	$186,875

Common Stock:
Balance at beginning of year	1,736,443	1,680,096	837,566
Common stock issued under Dividend Reinvestment Plan	5,154	4,372	2,683
Issuance of common stock	11,312	51,688	—
Transfer from retained earnings resulting from stock split effected in the form of a dividend	—	—	839,266
Options exercised	237	287	581

Balance at end of year	1,753,146	1,736,443	1,680,096

Surplus:
Balance at beginning of year	452,398	278,840	314,638
Common stock issued under Dividend Reinvestment Plan	11,323	13,263	12,810
Issuance of common stock	28,281	129,219	—
Issuance cost of common stock	1,462	(5,636)	—
Stock options expense on unexercised options, net of forfeitures	2,826	5,003	2,703
Options exercised	566	709	1,689
Transfer from (to) retained earnings	30,000	31,000	(53,000)

Balance at end of year	526,856	452,398	278,840

Retained Earnings:
Balance at beginning of year	1,456,612	1,129,793	1,601,851
Net income	357,676	540,702	489,908
Cash dividends declared on common stock	(178,231)	(170,970)	(163,787)
Cash dividends declared on preferred stock	(11,913)	(11,913)	(11,913)
Transfer to common stock resulting from stock split	—	—	(839,266)
Transfer (to) from surplus	(30,000)	(31,000)	53,000

Balance at end of year	1,594,144	1,456,612	1,129,793

Treasury Stock — At Cost:
Balance at beginning of year	(207,081)	(206,437)	(205,527)
Purchase of common stock	(367)	(1,467)	(1,259)
Reissuance of common stock	461	823	349

Balance at end of year	(206,987)	(207,081)	(206,437)

Accumulated Other Comprehensive (Loss) Income:
Balance at beginning of year	(176,000)	35,454	19,014
Other comprehensive (loss) income, net of tax	(17,877)	(211,454)	16,440
Adoption of SFAS No.158	(39,851)	—	—

Balance at end of year	(233,728)	(176,000)	35,454

Total stockholders’ equity	$3,620,306	$3,449,247	$3,104,621

Disclosure of changes in number of shares:

	Year ended December 31,
	2006	2005	2004

Preferred Stock:
Balance at beginning and end of year	7,475,000	7,475,000	7,475,000

Common Stock — Issued:
Balance at beginning of year	289,407,190	280,016,007	139,594,296
Issued under the Dividend Reinvestment Plan	858,905	728,705	447,138
Issuance of common stock	1,885,380	8,614,620	—
Stock split	—	—	139,877,770
Options exercised	39,449	47,858	96,803

Balance at end of year	292,190,924	289,407,190	280,016,007

Treasury stock	(13,449,377)	(13,451,799)	(13,433,904)

Common Stock — Outstanding	278,741,547	275,955,391	266,582,103

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Comprehensive Income

	Year ended December 31,
(In thousands)	2006	2005	2004

Net income	$357,676	$540,702	$489,908

Other comprehensive loss, before tax:
Foreign currency translation adjustment	(386)	(785)	(11,033)
Minimum pension liability adjustment	(1,539)	(2,354)	—
Unrealized holding losses on securities available-for-sale arising during the period	(12,194)	(222,604)	40,985
Reclassification adjustment for gains included in net income	(4,359)	(51,591)	(12,738)
Net loss on cash flow hedges	(1,573)	(3,316)	(4,604)
Reclassification adjustment for losses included in net income	1,839	4,247	7,696
Cumulative effect of accounting change	—	(103)	—
Reclassification adjustment for gains included in net income	—	(20)	—

	(18,212)	(276,526)	20,306
Income tax benefit (expense)	335	65,072	(3,866)
Total other comprehensive (loss) income, net of tax	(17,877)	(211,454)	16,440

Comprehensive income, net of tax	$339,799	$329,248	$506,348

Disclosure of accumulated other comprehensive (loss) income:

	Year ended December 31,
(In thousands)	2006	2005	2004

Foreign currency translation adjustment	($36,701)	($36,315)	($35,530)

Minimum pension liability adjustment	(3,893)	(2,354)	—
Tax effect	1,518	918	—
Adoption of SFAS No.158	3,893	—	—
Tax effect	(1,518)	—	—

Net of tax amount	—	(1,436)	—

Underfunding of pension and postretirement benefit plans	—	—	—
Adoption of SFAS No.158	(69,260)	—	—
Tax effect	27,034	—	—

Net of tax amount	(42,226)	—	—

Unrealized (losses) gains on securities available-for-sale	(212,243)	(195,690)	78,505
Tax effect	57,146	57,297	(7,198)

Net of tax amount	(155,097)	(138,393)	71,307

Unrealized gains (losses) on cash flow hedges	90	(176)	(1,107)
Tax effect	(37)	77	418

Net of tax amount	53	(99)	(689)

Cumulative effect of accounting change, net of tax	243	243	366

Accumulated other comprehensive (loss) income	($233,728)	($176,000)	$35,454

The accompanying notes are an integral part of the consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1 — Nature of Operations and Summary of Significant Accounting Policies:
The accounting and financial reporting policies of Popular, Inc. and its subsidiaries (the Corporation) conform with accounting principles generally accepted in the United States of America and with prevailing practices within the financial services industry. The following is a description of the most significant of these policies:
Nature of operations
The Corporation is a diversified, publicly owned financial holding company subject to the supervision and regulation of the Board of Governors of the Federal Reserve System. The Corporation is a full service financial services provider with operations in Puerto Rico, the United States, the Caribbean and Latin America. As the leading financial institution in Puerto Rico, the Corporation offers retail and commercial banking services through its banking subsidiary, Banco Popular de Puerto Rico (BPPR), as well as auto and equipment leasing and financing, mortgage loans, consumer loans, investment banking and broker-dealer services, and insurance services through specialized subsidiaries. In the United States, the Corporation has established a community banking franchise providing a broad range of financial services and products to the communities it serves through branches of Banco Popular North America (BPNA) in California, Texas, Illinois, New York, New Jersey and Florida. Popular Financial Holdings, Inc. (PFH) offers mortgage and personal loans, while E-LOAN, Inc. (E-LOAN) provides online consumer direct lending to obtain mortgage, auto loans and home equity lines of credit. The Corporation, through its financial transactions processing company, EVERTEC, Inc. (EVERTEC), continues to use its expertise in technology and electronic banking as a competitive advantage in its Caribbean and Latin America expansion. Note 30 to the consolidated financial statements presents further information about the Corporation’s business segments.
Principles of consolidation
The consolidated financial statements include the accounts of Popular, Inc. and its subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. In accordance with Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46(R), “Consolidation of Variable Interest Entities (revised December 2003)—an interpretation of ARB No. 51” (“FIN No. 46(R)”), the Corporation also consolidates any variable interest entities (“VIEs”) for which it is the primary beneficiary and therefore will absorb the majority or the entity’s expected losses, receive a majority of the entity’s expected returns, or both. Assets held in a fiduciary capacity are not assets of the Corporation and, accordingly, are not included in the consolidated statements of condition.
     Unconsolidated investments, in which there is at least 20% ownership, are generally accounted for by the equity method, with earnings recorded in other operating income; those in which there is less than 20% ownership, are generally carried under the cost method of accounting, unless significant influence is exercised. Under the cost method, the Corporation recognizes income when dividends are received.
     Statutory business trusts that are wholly-owned by the Corporation and are issuers of trust preferred securities are not consolidated in the Corporation’s consolidated financial statements in accordance with the provisions of FIN No. 46(R).
     In the normal course of business, except for the Corporation’s banks and the parent holding company, the Corporation utilized a one-month lag in the consolidation of the financial results of its other subsidiaries (the “non-banking subsidiaries”), mainly to facilitate timely reporting. In 2005, the Corporation commenced a two-year plan to change the reporting period of its non-banking subsidiaries to a December 31st calendar period, primarily as part of a strategic plan to put in place an integrated corporate-wide financial system and to facilitate the consolidation process. The impact of this change in net income was included as a cumulative effect of accounting change in the Corporation’s consolidated financial results for the quarter ended March 31, 2005, and corresponds to the financial results for the month of December 2004 of the non-banking subsidiaries which implemented the change in the first reporting period of 2005. In the first quarter of 2006, the Corporation completed the second phase of the two-year plan, and as such, the financial results for the month of December 2005 of PFH (excluding E-LOAN which already had a December 31st year-end closing), Popular FS, Popular Securities and Popular North America (holding company only) were included in a separate line within operating expenses (before tax) in the consolidated statement of operations for the year ended December 31, 2006. The financial impact amounted to a loss of $9,741,000 (before tax). After tax, this change resulted in a net loss of $6,129,000. As of the end of the first quarter of 2006, all subsidiaries of the Corporation had aligned their year-end closings to December 31st, similar to the parent holding company. There are no unadjusted significant intervening events resulting from the difference in fiscal periods which management believes may materially affect the financial position or results of operations of the Corporation for the year ended December 31, 2006. Refer to Note 29 to the consolidated financial statements for a significant outstanding intercompany transaction that impacted the caption of other liabilities in the consolidated statement of condition at December 31, 2005.
Use of estimates in the preparation of financial statements
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of

America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment securities
Investment securities are classified in four categories and accounted for as follows:
•	Debt securities that the Corporation has the intent and ability to hold to maturity are classified as securities held-to-maturity and reported at amortized cost. The Corporation may not sell or transfer held-to-maturity securities without calling into question its intent to hold other debt securities to maturity, unless a nonrecurring or unusual event that could not have been reasonably anticipated has occurred.

•	Debt and equity securities classified as trading securities are reported at fair value, with unrealized gains and losses included in earnings.

•	Debt and equity securities not classified as either securities held-to-maturity or trading securities, and which have a readily available fair value, are classified as securities available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, in accumulated other comprehensive income. The specific identification method is used to determine realized gains and losses on securities available-for-sale, which are included in net gain (loss) on sale and valuation adjustment of investment securities in the consolidated statements of income.

•	Investments in equity or other securities that do not have readily available fair values are classified as other investment securities in the consolidated statements of condition. These securities are stated at the lower of cost or realizable value. The source of this value varies according to the nature of the investment, and is primarily obtained by the Corporation from valuation analyses prepared by third-parties or from information derived from financial statements available for the corresponding venture capital and mutual funds. Stock that is owned by the Corporation to comply with regulatory requirements, such as Federal Reserve Bank and Federal Home Loan Bank (FHLB) stock, is included in this category. Their realizable value equals their cost.
     The amortization of premiums is deducted and the accretion of discounts is added to net interest income based on a method which approximates the interest method over the outstanding period of the related securities. The cost of securities sold is determined by specific identification. Net realized gains or losses on sales of investment securities and unrealized loss valuation adjustments considered other than temporary, if any, on securities available-for-sale, held-to-maturity and other investment securities are determined using the specific identification method and are reported separately in the consolidated statements of income. Purchases and sales of securities are recognized on a trade-date basis.
Derivative financial instruments
The Corporation uses derivative financial instruments as part of its overall interest rate risk management strategy to minimize significant unplanned fluctuations in earnings and cash flows caused by interest rate volatility.
     All derivatives are recognized on the statement of condition at fair value. When the Corporation enters into a derivative contract, the derivative instrument is designated as either a fair value hedge, cash flow hedge or as a free-standing derivative instrument. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability or of an unrecognized firm commitment attributable to the hedged risk are recorded in current period earnings. For a cash flow hedge, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded net of taxes in accumulated other comprehensive income and subsequently reclassified to net income in the same period(s) that the hedged transaction impacts earnings. The ineffective portions of cash flow hedges are immediately recognized in current earnings. For free-standing derivative instruments, changes in the fair values are reported in current period earnings.
     Prior to entering a hedge transaction, the Corporation formally documents the relationship between hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges to specific assets and liabilities on the statement of condition or to specific forecasted transactions or firm commitments along with a formal assessment, at both inception of the hedge and on an ongoing basis, as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item. If it is determined that the derivative instrument is not highly effective as a hedge, hedge accounting is discontinued and the adjustment to fair value of the derivative instrument is recorded in current period earnings.
Loans held-for-sale
Loans held-for-sale include residential mortgages, and to a lesser extent consumer and commercial loans. Loans held-for-sale are stated at the lower of cost or market, cost being determined based on the outstanding loan balance less unearned income, and fair value determined, generally in the aggregate, based on current market prices for similar loans, outstanding investor commitments or discounted cash flow analyses using market assumptions. The cost basis also includes consideration of deferred origination fees and costs, which are recognized in earnings at the time of sale. The amount, by which cost exceeds market value, if any, is accounted for as a valuation allowance with changes therein included in the determination of net income for the period in which the change occurs. At December 31, 2006 and 2005, the fair value of loans held-for-sale substantially exceeded their cost.
Loans
Loans are reported at their outstanding principal balances net of any unearned income, charge-offs, unamortized deferred fees and costs on originated loans, and premiums or discounts on purchased loans. Fees collected and costs incurred in the origination of new loans are deferred and amortized using the interest method or a method which approximates the interest method over the term of the loan as an adjustment to interest yield.
     Nonaccrual loans are those loans on which the accrual of interest is discontinued. When a loan is placed on nonaccrual status, any interest previously recognized and not collected is generally reversed from current earnings.
     Recognition of interest income on commercial loans, construction loans, lease financing, conventional mortgage loans and closed-end consumer loans is discontinued when the loans are 90 days or more in arrears on payments of principal or interest or when other factors indicate that the collection of principal and interest is doubtful. Income is generally recognized on open-end (revolving credit) consumer loans until the loans are charged-off. Closed–end consumer loans and leases are charged-off when they are 120 days in arrears. In the case of the Corporation’s non-bank consumer and mortgage lending subsidiaries, however, closed-end consumer loans are charged-off when payments are 180 days delinquent. Open-end (revolving credit) consumer loans are charged-off when 180 days in arrears.
Lease financing
The Corporation leases passenger and commercial vehicles and equipment to individual and corporate customers. The finance method of accounting is used to recognize revenue on lease contracts that meet the criteria specified in SFAS No. 13, “Accounting for Leases,” as amended. Aggregate rentals due over the term of the leases less unearned income are included in finance lease contracts receivable. Unearned income is amortized using a method which results in approximate level rates of return on the principal amounts outstanding. Finance lease origination fees and costs are deferred and amortized over the average life of the loans as an adjustment to the interest yield.
     Revenue for other leases is recognized as it becomes due under the terms of the agreement.
Allowance for loan losses
The Corporation follows a systematic methodology to establish and evaluate the adequacy of the allowance for loan losses to provide for inherent losses in the loan portfolio. This methodology includes the consideration of factors such as current economic conditions, portfolio risk characteristics, prior loss experience and results of periodic credit reviews of individual loans. The provision for loan losses charged to current operations is based on such methodology. Loan losses are charged and recoveries are credited to the allowance for loan losses.
     The methodology used to establish the allowance for loan losses is based on SFAS No. 114 “Accounting by Creditors for Impairment of a Loan” (as amended by SFAS No. 118) and SFAS No. 5 “Accounting for Contingencies.” Under SFAS No. 114, commercial loans over a predefined amount are identified for impairment evaluation on an individual basis. The Corporation considers a commercial loan to be impaired when the loan amounts to $250,000 or more and interest and / or principal is past due 90 days or more, or, when based on current information and events, it is probable that the debtor will be unable to pay all amounts due according to the contractual terms of the loan agreement. An allowance for loan impairment is recognized to the extent that the carrying value of an impaired commercial loan exceeds the present value of the expected future cash flows discounted at the loan’s effective rate; the observable market price of the loan; or the fair value of the collateral if the loan is collateral dependent. The allowance for impaired commercial loans is part of the Corporation’s overall allowance for loan losses. Meanwhile, SFAS No. 5 provides for the recognition of a loss allowance for groups of homogeneous loans. Under SFAS No. 5, the allowance for loan losses calculation for the Corporation is based on historical net charge-off experience by loan type and legal entity.
     Cash payments received on impaired loans are recorded in accordance with the contractual terms of the loan. The principal portion of the payment is used to reduce the principal balance of the loan, whereas the interest portion is recognized as interest income. However, when management believes the ultimate collectibility of principal is in doubt, the interest portion is applied to principal.
Transfers and servicing of financial assets and extinguishment of liabilities
The transfer of financial assets in which the Corporation surrenders control over the assets is accounted for as a sale to the extent that consideration other than beneficial interests is received in exchange. SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities — a Replacement of SFAS No. 125” sets forth the criteria that must be met for control over transferred assets to be considered to have been surrendered, which includes, amongst others: (1) the assets must be isolated from creditors of the transferor, (2) the transferee must obtain the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the transferor cannot maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. When the Corporation transfers financial assets and the transfer fails any one of the SFAS No. 140 criteria, the Corporation is prevented from derecognizing the transferred financial assets and the transaction is accounted for as a secured borrowing. For federal and Puerto Rico income tax purposes, the Corporation treats the transfers of loans which do not qualify as “true sales” under SFAS No. 140, as sales, recognizing a deferred tax asset or liability on the transaction.
     Where derecognition criteria are met and the transfer is accounted for as a sale, the Corporation recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Gains or losses on sale depend in part on the previous carrying amount of the loans involved in the transfer which is allocated between the loans sold and the retained interests, based on their relative fair value at the date of the sale.
     The Corporation sells mortgage loans to the Government National Mortgage Association (GNMA) in the normal course of business and retains the servicing rights. The GNMA programs under which the loans are sold allow the Corporation to repurchase individual delinquent loans that meet certain criteria. At the Corporation’s option, and without GNMA’s prior authorization, the Corporation may repurchase the delinquent loan for an amount equal to 100% of the remaining principal balance of the loan. Under SFAS No. 140, once the Corporation has the unconditional ability to repurchase the delinquent loan, the Corporation is deemed to have regained effective control over the loan and recognizes the loan on its balance sheet as well as an offsetting liability, regardless of the Corporation’s intent to repurchase the loan.
Servicing assets
Servicing assets represent the costs of acquiring the contractual right to service loans for others. Servicing assets are included as part of other assets in the consolidated statements of condition. Loan servicing fees, which are based on a percentage of the principal balances of the loans serviced, are credited to income as loan payments are collected.
     The Corporation recognizes as separate assets the rights to service loans for others, whether those servicing assets are originated or purchased. The Corporation records mortgage servicing rights along with the corresponding loan discount on securitizations accounted for as secured borrowings.
     The total cost of loans to be sold with servicing assets retained is allocated to the servicing assets and the loans (without the servicing assets), based on their relative fair values. Servicing assets are amortized in proportion to and over the period of estimated net servicing income. In addition, the Corporation assesses capitalized servicing assets for impairment based on the fair value of those assets.
     To estimate the fair value of servicing assets, the Corporation considers prices for similar assets and the present value of expected future cash flows associated with the servicing assets calculated using assumptions that market participants would use in estimating future servicing income and expense, including discount rates, anticipated prepayment and credit loss rates. For purposes of evaluating and measuring impairment of capitalized servicing assets, the Corporation stratifies such assets based on predominant risk characteristics of underlying loans, such as loan type, investor type and term. The amount of impairment recognized, if any, is the amount by which the capitalized servicing assets per stratum exceed their estimated fair value. Temporary impairment is recognized through a valuation allowance with changes included in net income for the period in which the change occurs. If it is later determined that all or a portion of the temporary impairment no longer exists for a particular tranche, the valuation allowance is reduced through a recovery in earnings. Any fair value in excess of the cost basis of the servicing asset for a given stratum is not recognized.
     Servicing rights are also reviewed for other-than-temporary impairment. When the recoverability of an impaired servicing asset is determined to be remote, the unrecoverable portion of the valuation allowance is applied as a direct write-down to the carrying value of the servicing rights, precluding subsequent recoveries.
Interest-only strips
The Corporation sells residential mortgage loans to qualifying special-purpose entities (QSPEs), which in turn issue asset-backed securities to investors. The Corporation retains an interest in the loans sold in the form of mortgage servicing rights and a residual or interest-only strip. The residual or interest-only strip represents the present value of future excess cash flows resulting from the difference between the interest received from the obligors on the loans and the interest paid to the investors on the asset-backed securities, net of credit losses, servicing fees and other expenses. The assets and liabilities of the QSPEs are not included in the Corporation’s consolidated statements of condition, except for the retained interests previously described. The interest-only strips related with securitizations performed prior to 2006 are classified as available-for-sale securities and are measured at fair value. The interest-only strips derived from securitizations performed in 2006 are accounted as trading securities and are also measured at fair value. Fair value estimates of the interest-only securities are based on the present value of the expected cash flows of each residual interest. Factors considered in the valuation model for calculating the fair value of these subordinated interests include market discount rates, anticipated prepayment, delinquency and loss rates on the underlying assets. The interest-only strips are valued using forward yield curves for interest rate projections. The valuations are performed by a third-party with assumptions provided by the Corporation. The interest-only strips are subject to other-than-temporary impairment evaluations on a quarterly basis.
     The Corporation recognizes the excess of cash flows related to the interest-only strips at the acquisition date over the initial investment (accretable yield) as interest income over the life of the residual using the effective yield method. The yield accreted becomes a component of the residuals basis. On a regular basis, estimated cash flows are updated based on revised fair value estimates of the residual, and as such accretable yields are recalculated to reflect the change in the underlying cash flow. Adjustments to the yield are accounted for prospectively as a change in estimate, with the amount of periodic accretion adjusted over the remaining life of the beneficial interest.
Premises and equipment
Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful life of each type of asset. Amortization of leasehold improvements is computed over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Costs of maintenance and repairs which do not improve or extend the life of the respective assets are expensed as incurred. Costs of renewals and betterments are capitalized. When assets are disposed of, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings as realized or incurred, respectively.
     The Corporation capitalizes interest cost incurred in the construction of significant real estate projects, which consist primarily of facilities for its own use or intended for lease. The amount of interest cost capitalized is to be an allocation of the interest cost incurred during the period required to substantially complete the asset. The interest rate for capitalization purposes is to be based on a weighted average rate on the Corporation’s outstanding borrowings, unless there is a specific new borrowing associated with the asset. Interest cost capitalized for the years ended December 31, 2004, 2005 and 2006 was not significant.
     The Corporation has operating lease arrangements primarily associated with the rental of premises to support the branch network or for general office space. Certain of these arrangements are non-cancellable and provide for rent escalations and renewal options. Rent expense on non-cancelable operating leases with scheduled rent increases are recognized on a straight-line basis over the lease term.
Impairment on long-lived assets
The Corporation evaluates for impairment its long-lived assets to be held and used, and long-lived assets to be disposed of, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event of an asset retirement, the Corporation recognizes a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value of such liability can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.
Other real estate
Other real estate, received in satisfaction of debt, is recorded at the lower of cost (carrying value of the loan) or the appraised value less estimated costs of disposal of the real estate acquired, by charging the allowance for loan losses. Subsequent to foreclosure, any losses in the carrying value arising from periodic reevaluations of the properties, and any gains or losses on the sale of these properties are credited or charged to expense in the period incurred and are included as a component of other operating expenses. The cost of maintaining and operating such properties is expensed as incurred.
Goodwill and other intangible assets
The Corporation accounts for goodwill and identifiable intangible assets under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill is recognized when the purchase price is higher than the fair value of net assets acquired in business combinations under the purchase method of accounting. Goodwill is not amortized, but is tested for impairment at least annually using a two-step process at each reporting unit level. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, the goodwill of the reporting unit is not considered impaired and the second step of the impairment test is unnecessary. If needed, the second step consists of comparing the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. In determining the fair value of a reporting unit, the Corporation generally uses a combination of methods: market price multiples of comparable companies and the dividend discount model, which is a specific approach of discounted cash flow analysis.
     Other intangible assets deemed to have an indefinite life are not amortized, but are tested for impairment using a one-step process which compares the fair value with the carrying amount of the asset. In determining that an intangible asset has an indefinite life, the Corporation considers expected cash inflows and legal, regulatory, contractual, competitive, economic and other factors, which could limit the intangible assets’s useful life.
     Other identifiable intangible assets with a finite useful life, mainly core deposits, are amortized using various methods over the periods benefited, which range from 3 to 11 years. These intangibles are evaluated periodically for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.
     For further disclosures required by SFAS No. 142, refer to Note 10 to the consolidated financial statements.
Bank-Owned Life Insurance
Bank-owned life insurance represents life insurance on the lives of certain employees who have provided positive consent allowing the Corporation to be the beneficiary of the policy. Bank-owned life insurance policies are carried at their cash surrender value. The Corporation recognizes income from the periodic increases in the cash surrender value of the policy, as well as insurance proceeds received, which are recorded as other operating income, and are not subject to income taxes.
Assets sold/purchased under agreements to repurchase/resell
Repurchase and resell agreements are treated as collateralized financing transactions and are carried at the amounts at which the assets will be subsequently reacquired or resold as specified in the respective agreements.
     It is the Corporation’s policy to take possession of securities purchased under resell agreements. However, the counterparties to such agreements maintain effective control over such securities, and accordingly those are not reflected in the Corporation’s consolidated statements of condition. The Corporation monitors the market value of the underlying securities as compared to the related receivable, including accrued interest, and requests additional collateral if deemed appropriate.
     It is the Corporation’s policy to maintain effective control over assets sold under agreements to repurchase; accordingly, such securities continue to be carried on the consolidated statements of condition.
Guarantees, including indirect guarantees of indebtedness of others
The Corporation, as a guarantor, recognizes at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Refer to Note 32 to the consolidated financial statements for further disclosures.
Treasury stock
Treasury stock is recorded at cost and is carried as a reduction of stockholders’ equity in the consolidated statements of condition. At the date of retirement or subsequent reissue, the treasury stock account is reduced by the cost of such stock. The difference between the consideration received upon issuance and the specific cost is charged or credited to surplus.
Income and expense recognition – Processing business
Revenue from information processing and other services is recognized at the time services are rendered. Rental and maintenance service revenue is recognized ratably over the corresponding contractual periods. Revenue from software and hardware sales and related costs is recognized at the time software and equipment is installed or delivered depending on the contractual terms. Revenue from contracts to create data processing centers and the related cost is recognized as project phases are completed and accepted. Operating expenses are recognized as incurred. Project expenses are deferred and recognized when the related income is earned. The Corporation applies Statement of Position (SOP) 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” as the guidance to determine what project expenses must be deferred until the related income is earned on certain long-term projects that involve the outsourcing of technological services.
Income Recognition – Insurance agency business
Commissions and fees are recognized when related policies are effective. Additional premiums and rate adjustments are recorded as they occur. Contingent commissions are recorded on the accrual basis when the amount to be received is notified by the insurance company. Commission income from advance business is deferred. An allowance is created for expected adjustments to commissions earned relating to policy cancellations.
Income Recognition – Investment banking revenues
Investment banking revenue is recorded as follows: underwriting fees at the time the underwriting is completed and income is reasonably determinable; corporate finance advisory fees as earned, according to the terms of the specific contracts and sales commissions on a trade-date basis.
Foreign exchange
Assets and liabilities denominated in foreign currencies are translated to U.S. dollars using prevailing rates of exchange at the end of the period. Revenues, expenses, gains and losses are translated using weighted average rates for the period. The resulting foreign currency translation adjustment from operations for which the functional currency is other than the U.S. dollar is reported in accumulated other comprehensive income (loss), except for highly inflationary environments in which the effects are included in other operating income.

     The Corporation conducts business in certain Latin American markets through several of its processing and information technology services and products subsidiaries. Also, it holds interests in Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”) and Centro Financiero BHD, S.A. (“BHD”) in the Dominican Republic. Although not significant, some of these businesses are conducted in the country’s foreign currency.
     The Corporation has been monitoring the inflation levels in the Dominican Republic to evaluate whether it still meets the “highly inflationary economy” test prescribed by SFAS No. 52, “Foreign Currency Translation.” Such statement defines highly inflationary as a “cumulative inflation of approximately 100 percent or more over a 3-year period.” In accordance with the provisions of SFAS No. 52, the financial statements of a foreign entity in a highly inflationary economy are remeasured as if the functional currency were the reporting currency.
     Since June 2004, the Corporation’s interests in the Dominican Republic have been remeasured into the U.S. dollar. As of December 31, 2006, the cumulative inflation rate in the Dominican Republic over a 3-year period was below 100 percent, approximating 49.5%. The Corporation continues to remeasure the financial statements of those foreign entities until formal guidance is issued by the International Practices Task Force (“IPTF”) of the SEC Regulations Committee of the American Institute of Certified Public Accountants concluding that the Dominican Republic would cease being regarded as highly inflationary.
     During the year ended December 31, 2006, approximately $765,000 in net remeasurement gains on the investments held by the Corporation in the Dominican Republic were reflected in other operating income instead of accumulated other comprehensive (loss) income (2005 — $568,000; 2004 - $1,825,000). These net gains relate to improvement in the Dominican peso’s exchange rate to the U.S. dollar from $45.50 at June 30, 2004, when the economy reached the “highly inflationary” threshold, to $33.14 and $33.35 at the end of 2005 and 2006, respectively. The unfavorable cumulative translation adjustment associated with these interests at the reporting date in which the economy became highly inflationary approximated $31,787,000. Refer to the disclosure of accumulated comprehensive income included in the accompanying consolidated statements of comprehensive income (loss) for the outstanding balances of unfavorable foreign currency translation adjustments at December 31, 2006, 2005 and 2004.
Income taxes
The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Corporation’s financial statements or tax returns. Deferred income tax assets and liabilities are determined for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The computation is based on enacted tax laws and rates applicable to periods in which the temporary differences are expected to be recovered or settled. A deferred tax valuation allowance is established if it is considered more likely than not that all or a portion of the deferred tax assets will not be realized.
Employees’ retirement and other postretirement benefit plans
Pension costs are computed on the basis of accepted actuarial methods and are charged to current operations. Net pension costs are based on various actuarial assumptions regarding future experience under the plan, which include costs for services rendered during the period, interest costs and return on plan assets, as well as deferral and amortization of certain items such as actuarial gains or losses. The funding policy is to contribute to the plan as necessary to provide for services to date and for those expected to be earned in the future. To the extent that these requirements are fully covered by assets in the plan, a contribution may not be made in a particular year.
     The cost of postretirement benefits, which is determined based on actuarial assumptions and estimates of the costs of providing these benefits in the future, is accrued during the years that the employee renders the required service.
     In September 2006, the Financial Accounting Standards Board issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” . SFAS No. 158 requires, among other things, the recognition of the funded status of each defined pension benefit plan, retiree health care and other postretirement benefit plans on the statement of condition. The Corporation adopted SFAS No. 158 as of December 31, 2006. See Note 22 for disclosures on the impact of this accounting pronouncement.
Stock-based compensation
In 2002, the Corporation opted to use the fair value method of recording stock-based compensation as described in SFAS No. 123 “Accounting for Stock Based Compensation”. The Corporation adopted SFAS No. 123-R “Share-Based Payment” on January 1, 2006 using the modified prospective transition method. Under the modified prospective transition method, results for prior periods have not been restated to reflect the effects of implementing SFAS No. 123-R. Accounting and reporting under SFAS No. 123-R is generally similar to the SFAS No. 123 approach since fair value accounting has been used by the Corporation to recognize the stock-based compensation expense since 2002.
     Refer to Note 23 for disclosures on the impact of the adoption of SFAS No. 123-R in 2006.
Comprehensive income
Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, except those resulting from investments by owners and distributions to owners. The presentation of comprehensive income is included in separate consolidated statements of comprehensive income.
Earnings per common share
Basic earnings per common share are computed by dividing net income, reduced by dividends on preferred stock, by the weighted average number of common shares of the Corporation outstanding during the year. Diluted earnings per common share take into consideration the weighted average common shares adjusted for the effect of stock options and restricted stock, using the treasury stock method.
Statement of cash flows
For purposes of reporting cash flows, cash includes cash on hand and amounts due from banks.
Reclassifications
Certain reclassifications have been made to the 2005 and 2004 consolidated financial statements to conform with the 2006 presentation.
Recently issued accounting pronouncements and interpretations
SFAS No. 153 “Exchanges of Nonmonetary Assets”
In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” SFAS No. 153 amends the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and more broadly provides for exceptions regarding exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The entity’s future cash flows are expected to significantly change if either of the following criteria is met: a) the configuration (risk, timing, and amount) of the future cash flows of the asset(s) received differs significantly from the configuration of the future cash flows of the asset(s) transferred; or b) the entity-specific value of the asset(s) received differs from the entity-specific value of the asset(s) transferred, and the difference is significant in relation to the fair values of the assets exchanged. A qualitative assessment will, in some cases, be conclusive in determining that the estimated cash flows of the entity are expected to significantly change as a result of the exchange. SFAS No. 153 was effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. This Statement did not have a material impact on the Corporation’s financial condition, results of operations, or cash flows upon adoption in 2006.
SFAS No. 154 “Accounting Changes and Error Corrections”
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle. SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. SFAS No. 154, effective in 2006, did not have a significant impact on the statement of condition or results of operations of the Corporation.
SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140 ”
In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an Amendment of FASB Statements No. 133 and 140.” SFAS No. 155 permits companies to elect, on a transaction-by-transaction basis, to apply a fair value measurement to hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation under SFAS No. 133. The statement also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The Corporation elected to adopt SFAS No. 155 commencing in January 2007. The adoption of SFAS No. 155 is not expected to have a material impact on the Corporation’s consolidated financial statements.
SFAS No. 156 “Accounting for Servicing of Financial Assets — an amendment of FASB No. 140"
SFAS No. 156 requires that all separately recognized servicing assets and liabilities be initially measured at fair value, if practicable. For subsequent measurements, SFAS No. 156 permits companies to choose between using an amortization method or a fair value measurement method for reporting purposes by class of servicing asset or liability. The Corporation elected to adopt SFAS No. 156 commencing in January 2007. The adoption of SFAS No. 156 is not expected to have a material impact on the Corporation’s consolidated financial statements.
SFAS No. 157 “Fair Value Measurements"
SFAS No. 157, issued in September 2006, defines fair value, establishes a framework of measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets carried at fair value will be classified and disclosed in one of the three categories in accordance with the hierarchy. The three levels of the fair value hierarchy are: (1) quoted market prices for identical assets or liabilities in active markets; (2) observable market-based inputs or unobservable inputs that are corroborated by market data; and (3) unobservable inputs that are not corroborated by market data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Corporation plans to adopt the provisions of SFAS No. 157 commencing with the first quarter of 2008. The Corporation is evaluating the impact that this accounting pronouncement may have in its consolidated financial statements and disclosures.
SFAS No. 159 “Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities"
In February 2007, the FASB issued SFAS No. 159 which provides companies with an option to report selected financial assets and liabilities at fair value. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The new statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in FASB Statements No. 157, Fair Value Measurements, and No. 107, Disclosures about Fair Value of Financial Instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. Management will be evaluating the impact that this recently issued accounting standard may have on its consolidated financial statements.
FASB Staff Position (“FSP”) Interpretation No. 46 (R)-6, “Determining the Variability to Be Considered in Applying Interpretation No. 46 (R)” (FSP FIN 46 (R)-6)
In April 2006, the FASB issued FSP FIN No. 46 (R)-6, “Determining the Variability to Be Considered in Applying Interpretation No. 46 (R).” This FSP addresses how a reporting enterprise should determine the variability to be considered in applying FIN No. 46 (R). The variability that is considered in applying FIN No. 46 (R) affects the determination of: (a) whether the entity is a variable interest entity, (b) which interests are variable interests in the entity, and (c) which party, if any, is the primary beneficiary of the VIE. FSP FIN No. 46 (R)-6 states that the design of the entity shall be considered in the determination of variable interests. The adoption of this standard during 2006 did not have a material impact on the consolidated financial statements of the Corporation.
FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109” (FIN 48)
In 2006, the FASB issued FIN 48 which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The accounting provisions of FIN 48 will be effective for the Corporation beginning in the first quarter of 2007. The Corporation is currently evaluating the effects of FIN 48, but based on the analysis performed at the time, management does not anticipate that its adoption will have a material impact on the consolidated financial statements.
EITF Issue No. 06-03 “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (EITF 06-03)
In June 2006, the EITF reached a consensus on EITF Issue No. 06-03, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation). EITF 06-03 provides that the presentation of taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis (excluded from revenues) is an accounting policy decision that should be disclosed. The provisions of EITF 06-03 will be effective for the Corporation in January 2007. The adoption of EITF 06-03 is not expected to have a material impact on the Corporation’s consolidated financial statements.
EITF Issue No. 06-5 “Accounting for Purchases of Life Insurance –Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance” (EITF 06-5)
EITF 06-5 focuses on how an entity should determine the “amount that could be realized under the insurance contract” at the balance sheet date in applying FTB 85-4, and whether the determination should be on an individual or group policy basis. At the September 2006 meeting, the Task Force affirmed as a final consensus that the cash surrender value and any additional amounts provided by the contractual terms of the insurance policy that are realizable at the balance sheet date should be considered in determining the amount that could be realized under FTB 85-4, and any amounts that are not immediately payable to the policyholder in cash should be discounted to their present value. Additionally, the Task Force affirmed as a final consensus the tentative conclusion that in determining “the amount that could be realized,” companies should assume that policies will be surrendered on an individual-by-individual basis, rather than surrendering the entire group policy. Also, the Task Force reached a consensus that contractual limitations on the ability to surrender a policy do not affect the amount to be reflected under FTB 85-4, but, if significant, the nature of those restrictions should be disclosed. The consensus would be effective for fiscal years beginning after December 15, 2006. The guidance should be adopted with a cumulative effect adjustment to beginning retained earnings for all existing arrangements or retrospectively in accordance with SFAS No. 154. The Corporation is currently evaluating any impact that the adoption of Issue 06-5 may have on its statement of financial condition or results of operations as it relates to the bank-owned life insurance policy for which the Corporation is beneficiary. Management does not expect such impact to be material.
Staff Accounting Bulletin No. 108 — Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108)
In September 2006, the Securities and Exchange Commission (“SEC”) issued SAB No. 108 expressing the SEC staff’s views regarding the process of quantifying financial statement misstatements and the build up of improper amounts on the balance sheet. SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. The adoption of SAB 108 in 2006 did not result in a material impact on the Corporation’s consolidated financial statements.
Note 2 — Restrictions on cash and due from banks and highly liquid securities:
The Corporation’s subsidiary banks are required by federal and state regulatory agencies to maintain average reserve balances with the Federal Reserve Bank or with a correspondent bank. Those required average reserve balances were approximately $621,387,000 at December 31, 2006 (2005 — $583,678,000). Cash and due from banks as well as other short-term, highly liquid securities are used to cover the required average reserve balances.
     In compliance with rules and regulations of the Securities and Exchange Commission, at December 31, 2006, the Corporation had securities with a market value of $445,000 (2005 — $549,000) segregated in a special reserve bank account for the benefit of brokerage customers of its broker-dealer subsidiary. These securities are classified in the consolidated statement of condition within the other trading securities category.
     As required by the Puerto Rico International Banking Center Law, at December 31, 2006 and 2005, the Corporation maintained separately for its two international banking entities (IBEs), $600,000 in time deposits, equally split for the two IBEs, which were considered restricted assets.
     The Corporation had restricted securities available-for-sale with a market value of $1,245,000 at December 31, 2006 to comply with certain requirements of the Insurance Code of Puerto Rico.
     As part of a line of credit facility with a financial institution, at December 31, 2006, the Corporation maintained restricted cash of $1,860,000 (2005 — $2,350,000) as collateral for the line of credit. The cash is being held in certificates of deposits which mature in less than 90 days. The line of credit is used to support letters of credit.
Note 3 — Securities purchased under agreements to resell:
The securities purchased underlying the agreements to resell were delivered to, and are held by, the Corporation. The counterparties to such agreements maintain effective control over such securities. The Corporation is permitted by contract to repledge the securities, and has agreed to resell to the counterparties the same or substantially similar securities at the maturity of the agreements.
     The fair value of the collateral securities held by the Corporation on these transactions at December 31, was as follows:

(In thousands)	2006	2005

Repledged	$179,303	$528,662
Not repledged	103,124	61,952

Total	$282,427	$590,614

     The repledged securities were used as underlying securities for repurchase agreement transactions.
Note 4 — Investment securities available-for-sale:
The amortized cost, gross unrealized gains and losses, approximate market value (or fair value for certain investment securities where no market quotations are available), weighted average yield and contractual maturities of investment securities available-for-sale at December 31, 2006 and 2005 (2004 — only market value is presented) were as follows:

2006
		Gross	Gross		Weighted
	Amortized	unrealized	unrealized	Market	average
	cost	gains	losses	value	yield
	(Dollars in thousands)
U.S. Treasury securities
After 1 to 5 years	$29,343	—	$271	$29,072	3.99%
After 5 to 10 years	475,310	—	29,547	445,763	3.82

	504,653	—	29,818	474,835	3.83

Obligations of U.S. government sponsored entities
Within 1 year	902,898	—	5,711	897,187	3.63
After 1 to 5 years	2,234,285	$57	43,896	2,190,446	4.03
After 5 to 10 years	3,393,190	—	96,794	3,296,396	4.45
After 10 years	72,879	—	1,123	71,756	5.93

	6,603,252	57	147,524	6,455,785	4.21

Obligations of P.R., States and political subdivisions
Within 1 year	6,695	18	10	6,703	5.44
After 1 to 5 years	19,688	105	179	19,614	5.32
After 5 to 10 years	18,227	20	164	18,083	5.10
After 10 years	73,604	122	3,184	70,542	5.04

	118,214	265	3,537	114,942	5.12

Collateralized mortgage obligations
After 1 to 5 years	10,040	—	105	9,935	5.75
After 5 to 10 years	134,487	343	1,890	132,940	5.01
After 10 years	1,513,086	4,561	15,196	1,502,451	5.34

	1,657,613	4,904	17,191	1,645,326	5.32

Mortgage-backed securities
After 1 to 5 years	150,884	54	3,661	147,277	4.37
After 5 to 10 years	74,668	46	2,288	72,426	4.43
After 10 years	836,298	1,358	20,543	817,113	5.35

	1,061,850	1,458	26,492	1,036,816	5.15

Equity securities (without contractual maturity)	70,954	6,692	3,901	73,745	1.85

Other
After 1 to 5 years	121	27	—	148
After 5 to 10 years	307	329	—	636
After 10 years	45,898	2,731	—	48,629

	46,326	3,087	—	49,413	14.06

	$10,062,862	$16,463	$228,463	$9,850,862	4.51%

2005						2004
		Gross	Gross		Weighted
	Amortized	unrealized	unrealized	Market	average	Market
	cost	gains	losses	value	yield	value

	(Dollars in thousands)
U.S. Treasury securities
Within 1 year	$14,982	—	$190	$14,792	3.01%	$39,644
After 1 to 5 years	29,230	$14	136	29,108	4.16	14,953
After 10 years	484,166	—	23,741	460,425	3.82	469,388

	528,378	14	24,067	504,325	3.82	523,985

Obligations of U.S. government sponsored entities
Within 1 year	1,204,694	—	10,335	1,194,359	3.10	40,040
After 1 to 5 years	2,993,721	116	64,511	2,929,326	3.84	3,666,983
After 5 to 10 years	3,596,320	—	82,583	3,513,737	4.47	3,165,212
After 10 years	72,878	424	48	73,254	5.93	6,628

	7,867,613	540	157,477	7,710,676	4.04	6,878,863

Obligations of P.R., States and political subdivisions
Within 1 year	451	—	—	451	5.95	3,857
After 1 to 5 years	26,793	389	211	26,971	5.42	30,310
After 5 to 10 years	12,705	101	13	12,793	5.40	17,861
After 10 years	67,915	141	1,617	66,439	4.83	79,930

	107,864	631	1,841	106,654	5.05	131,958

Collateralized mortgage obligations
After 1 to 5 years	12,755	9	57	12,707	4.58	2,818
After 5 to 10 years	41,559	5	328	41,236	4.66	—
After 10 years	1,800,529	8,195	13,904	1,794,820	4.70	1,603,136

	1,854,843	8,209	14,289	1,848,763	4.70	1,605,954

Mortgage-backed securities
After 1 to 5 years	214,686	68	4,763	209,991	4.03	156,926
After 5 to 10 years	112,701	443	3,456	109,688	4.32	255,923
After 10 years	1,068,859	5,740	20,536	1,054,063	5.25	1,434,920

	1,396,246	6,251	28,755	1,373,742	4.99	1,847,769

Equity securities (without contractual maturity)	68,521	15,120	1,107	82,534	0.94	106,923

Other
Within 1 year	6,500	155	—	6,655	8.33	—
After 1 to 5 years	11,386	506	—	11,892	9.91	1,506
After 5 to 10 years	923	342	—	1,265	13.03	5,234
After 10 years	69,759	321	—	70,080	11.30	59,953

	88,568	1,324	—	89,892	10.92	66,693

	$11,912,033	$32,089	$227,536	$11,716,586	4.28%	$11,162,145

     The weighted average yield on investment securities available-for-sale is based on amortized cost, therefore it does not give effect to changes in fair value.
     Securities not due on a single contractual maturity date, such as mortgage-backed securities and collateralized mortgage obligations, are classified in the period of final contractual maturity. The expected maturities of collateralized mortgage obligations, mortgage-backed securities and certain other securities may differ from their contractual maturities because they may be subject to prepayments or may be called by the issuer.
     The “Other” category in 2006 is composed substantially of interest-only strips derived from off-balance sheet mortgage loan securitizations by PFH.
     The aggregate amortized cost and approximate market value of investment securities available-for-sale at December 31, 2006, by contractual maturity are shown below:

(In thousands)	Amortized cost	Market value

Within 1 year	$909,593	$903,890
After 1 to 5 years	2,444,361	2,396,492
After 5 to 10 years	4,096,189	3,966,244
After 10 years	2,541,765	2,510,491

Total	$9,991,908	$9,777,117
Equity securities	70,954	73,745

Total investment securities available-for-sale	$10,062,862	$9,850,862

     Proceeds from the sale of investment securities available-for-sale during 2006 were $208,802,000 (2005 -$388,596,000; 2004 - $632,151,000). Gross realized gains and losses on these securities during 2006 were $22,924,000 and $691,000, respectively (2005 — $68,946,000 and $1,529,000; 2004 -$15,497,000 and $243,000).
     The following table shows the Corporation’s gross unrealized losses and fair value of investment securities available-for-sale, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006 and 2005:

December 31, 2006
	Less than 12 months
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

U.S. Treasury securities	$19,421	$134	$19,287
Obligations of U.S. government sponsored entities	425,076	4,345	420,731
Obligations of Puerto Rico, States and political subdivisions	21,426	259	21,167
Collateralized mortgage obligations	501,705	4,299	497,406
Mortgage-backed securities	28,958	484	28,474
Equity securities	11,180	3,699	7,481

	$1,007,766	$13,220	$994,546

	12 months or more
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

U.S. Treasury securities	$485,232	$29,684	$455,548
Obligations of U.S. government sponsored entities	6,097,274	143,179	5,954,095
Obligations of Puerto Rico, States and political subdivisions	55,238	3,278	51,960
Collateralized mortgage obligations	564,217	12,892	551,325
Mortgage-backed securities	954,293	26,008	928,285
Equity securities	300	202	98

	$8,156,554	$215,243	$7,941,311

		Total
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

U.S. Treasury securities	$504,653	$29,818	$474,835
Obligations of U.S. government sponsored entities	6,522,350	147,524	6,374,826
Obligations of Puerto Rico, States and political subdivisions	76,664	3,537	73,127
Collateralized mortgage obligations	1,065,922	17,191	1,048,731
Mortgage-backed securities	983,251	26,492	956,759
Equity securities	11,480	3,901	7,579

	$9,164,320	$228,463	$8,935,857

December 31, 2005
	Less than 12 months
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

U.S. Treasury securities	$9,854	$136	$9,718
Obligations of U.S. government sponsored entities	4,401,412	69,250	4,332,162
Obligations of Puerto Rico, States and political subdivisions	18,070	33	18,037
Collateralized mortgage obligations	672,546	6,394	666,152
Mortgage-backed securities	486,266	9,406	476,860
Equity securities	22,168	915	21,253

	$5,610,316	$86,134	$5,524,182

	12 months or more
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

U.S. Treasury securities	$499,148	$23,931	$475,217
Obligations of U.S. government sponsored entities	3,379,970	88,227	3,291,743
Obligations of Puerto Rico, States and political subdivisions	54,680	1,808	52,872
Collateralized mortgage obligations	238,254	7,895	230,359
Mortgage-backed securities	672,428	19,349	653,079
Equity securities	3,837	192	3,645

	$4,848,317	$141,402	$4,706,915

		Total
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

U.S. Treasury securities	$509,002	$24,067	$484,935
Obligations of U.S. government sponsored entities	7,781,382	157,477	7,623,905
Obligations of Puerto Rico, States and political subdivisions	72,750	1,841	70,909
Collateralized mortgage obligations	910,800	14,289	896,511
Mortgage-backed securities	1,158,694	28,755	1,129,939
Equity securities	26,005	1,107	24,898

	$10,458,633	$227,536	$10,231,097

     At December 31, 2006, “Obligations of Puerto Rico, States and political subdivisions” include approximately $58 million in Commonwealth of Puerto Rico Appropriation Bonds (“Appropriation Bonds”). The rating on these bonds was downgraded in May 2006 by Moody’s Investors Service (“Moody’s”) to Ba1, one notch below investment grade. At that time, Moody’s commented that this action reflected the Government’s strained financial condition, the ongoing political conflict and the lack of agreement regarding the measures necessary to end the government’s multi-year trend of financial deterioration. In July 2006, this credit rating agency maintained the credit rating, but removed the Puerto Rico Government obligations from its watch list for further downgrades as the Government of Puerto Rico approved the 2007 fiscal year budget and established a new sales tax. A percentage of this sales tax is designated to be used as a revenue source to repay Puerto Rico Government Obligations. Future rating stability will be subject to the Government’s actions to reduce operating expenditures, improve managerial and budgetary controls, and eliminate its reliance on loans from the Government Development Bank for Puerto Rico, the Commonwealth’s fiscal agent, to cover operating deficits. Standard & Poor’s (S&P), another nationally recognized credit rating agency, rated the Appropriation Bonds BBB-, which is still considered investment grade. As of December 31, 2006, the Appropriation Bonds indicated above represented approximately $3.0 million in unrealized losses in the Corporation’s available-for-sale investment securities portfolio. The Corporation is closely monitoring the political and economic situation of the Island and evaluates its available-for-sale portfolio for any declines in value that management may consider being other-than-temporary. Management has the intent and ability to hold these investments for a reasonable period of time for a forecasted recovery of fair value up to (or beyond) the cost of these investments.
     During the year ended December 31, 2006, the Corporation recognized through earnings approximately $17,873,000 in losses in the investment securities available-for-sale portfolio that management considered to be other-than-temporarily impaired. These realized losses were associated with interest-only strips and equity securities.
     The unrealized loss positions of available-for-sale securities at December 31, 2006 are primarily associated with U.S. Government sponsored entities and Treasury obligations, and to a lesser extent, U.S. Agency-issued collateralized mortgage obligations, and mortgage-backed securities. The vast majority of these securities are rated the equivalent of AAA by the major rating agencies. The investment portfolio is structured primarily with highly liquid securities which possess a large and efficient secondary market. Valuations are performed at least on a quarterly basis using third party providers and dealer quotes. Management believes that the unrealized losses in the available-for-sale portfolio at December 31, 2006 are temporary and are substantially related to market interest rate fluctuations and not to deterioration in the creditworthiness of the issuers. Also, management has the intent and ability to hold these investments for a reasonable period of time for a forecasted recovery of fair value up to (or beyond) the cost of these investments.

     The following table states the name of issuers, and the aggregate amortized cost and market value of the securities of such issuer (includes available-for-sale and held-to-maturity securities), when the aggregate amortized cost of such securities exceeds 10% of stockholders’ equity. This information excludes securities of the U.S. Government agencies and corporations. Investments in obligations issued by a state of the U.S. and its political subdivisions and agencies which are payable and secured by the same source of revenue or taxing authority, other than the U.S. Government, are considered securities of a single issuer.

	2006		2005
	Amortized	Market	Amortized	Market
(In thousands)	cost	Value	cost	Value

FNMA	$1,539,651	$1,517,525	$1,790,840	$1,776,604
FHLB	6,230,841	6,086,885	7,480,188	7,327,736
Freddie Mac	1,149,185	1,134,853	1,244,044	1,228,566

Note 5 — Investment securities held-to-maturity:
The amortized cost, gross unrealized gains and losses, approximate market value (or fair value for certain investment securities where no market quotations are available), weighted average yield and contractual maturities of investment securities held-to-maturity at December 31, 2006 and 2005 (2004 — only amortized cost is presented) were as follows:

	2006
		Gross	Gross		Weighted
	Amortized	unrealized	unrealized	Market	average
	cost	gains	losses	value	yield
	(Dollars in thousands)
Obligations of U.S. government sponsored entities
Within 1 year	$3,017	—	—	$3,017	5.19%

Obligations of P.R., States and political subdivisions
Within 1 year	1,360	—	—	1,360	4.94
After 1 to 5 years	7,002	$28	$53	6,977	5.47
After 5 to 10 years	10,515	213	3	10,725	5.93
After 10 years	53,275	1,318	105	54,488	6.06

	72,152	1,559	161	73,550	5.96

Collateralized mortgage obligations
After 10 years	381	—	21	360	5.45

Other
Within 1 year	6,570	16	—	6,586	5.52
After 1 to 5 years	9,220	44	13	9,251	5.65

	15,790	60	13	15,837	5.59

	$91,340	$1,619	$195	$92,764	5.87%

			2005			2004
		Gross	Gross		Weighted
	Amortized	unrealized	unrealized	Market	average	Amortized
	cost	gains	losses	value	yield	cost
	(Dollars in thousands)
Obligations of U.S. government sponsored entities
Within 1 year	$42,011	—	$25	$41,986	3.99%	$176,954

Obligations of P.R., States and political subdivisions
Within 1 year	5,270	$2	—	5,272	2.75	42,005
After 1 to 5 years	6,918	60	22	6,956	5.63	6,688
After 5 to 10 years	9,870	400	4	10,266	5.83	9,265
After 10 years	56,190	2,383	108	58,465	4.97	58,920

	78,248	2,845	134	80,959	4.99	116,878

Collateralized mortgage obligations
After 10 years	497	—	27	470	5.45	623

Other
Within 1 year	29,928	308	10	30,226	5.53	17,337
After 1 to 5 years	1,420	7	—	1,427	4.52	28,558
After 5 to 10 years	1,000	—	—	1,000	4.15	500

	32,348	315	10	32,653	5.45	46,395

	$153,104	$3,160	$196	$156,068	4.81%	$340,850

     Securities not due on a single contractual maturity date, such as collateralized mortgage obligations, are classified in the period of final contractual maturity. The expected maturities of collateralized mortgage obligations and certain other securities may differ from their contractual maturities because they may be subject to prepayments or may be called by the issuer.
     The aggregate amortized cost and approximate market value of investment securities held-to-maturity at December 31, 2006, by contractual maturity are shown below:

(In thousands)	Amortized cost	Market value

Within 1 year	$10,947	$10,963
After 1 to 5 years	16,222	16,228
After 5 to 10 years	10,515	10,725
After 10 years	53,656	54,848

Total investment securities held-to-maturity	$91,340	$92,764

     The following table shows the Corporation’s gross unrealized losses and fair value of investment securities held-to-maturity, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006 and 2005:

December 31, 2006
	12 months or more and Total
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

Obligations of Puerto Rico, States and political subdivisions	$26,623	$161	$26,462
Collateralized mortgage obligations	381	21	360
Other	1,250	13	1,237

	$28,254	$195	$28,059

December 31, 2005
	Less than 12 months
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

Obligations of U.S. government sponsored entities	$42,011	$25	$41,986
Obligations of Puerto Rico, States and political subdivisions	3,605	20	3,585
Other	1,000	10	990

	$46,616	$55	$46,561

	12 months or more
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

Obligations of Puerto Rico, States and political subdivisions	$22,533	$114	$22,419
Collateralized mortgage obligations	497	27	470
Other	250	—	250

	$23,280	$141	$23,139

		Total
	Amortized	Unrealized	Market
(In thousands)	Cost	Losses	Value

Obligations of U.S. government sponsored entities	$42,011	$25	$41,986
Obligations of Puerto Rico, States and political subdivisions	26,138	134	26,004
Collateralized mortgage obligations	497	27	470
Other	1,250	10	1,240

	$69,896	$196	$69,700

     Management believes that the unrealized losses in the held-to-maturity portfolio at December 31, 2006 are temporary and are substantially related to market interest rate fluctuations and not to deterioration in the creditworthiness of the issuers. Also, management has the intent and ability to hold these investments until maturity.
Note 6 — Pledged assets:
At December 31, 2006 and 2005, certain securities and loans were pledged to secure public and trust deposits, assets sold under agreements to repurchase, other borrowings and credit facilities available. The classification and carrying amount of pledged assets, which the secured parties are not permitted to sell or repledge the collateral at December 31, were as follows:

(In thousands)	2006	2005

Investment securities available-for-sale	$2,645,272	$2,566,668
Investment securities held-to-maturity	658	953
Loans held-for-sale	332,058	30,584
Loans held-in-portfolio	10,260,198	12,049,850

	$13,238,186	$14,648,055

     Pledged securities and loans that the creditor has the right by custom or contract to repledge are presented separately on the consolidated statements of condition.
Note 7 — Loans and allowance for loan losses:
The composition of loans held-in-portfolio at December 31, was as follows:

(In thousands)	2006	2005

Loans secured by real estate:
Insured or guaranteed by the U.S. Government or its agencies	$94,125	$104,454
Guaranteed by the Commonwealth of Puerto Rico	125,600	130,996
Commercial loans secured by real estate	7,185,965	6,597,149
Residential conventional mortgages	10,739,777	11,508,315
Construction and land development	1,664,592	1,092,640
Consumer loans secured by real estate	701,934	681,738

	20,511,993	20,115,292
Depository institutions	11,267	10,297
Commercial, industrial and agricultural	4,741,862	4,602,645
Lease financing	1,410,728	1,493,184
Consumer for household, credit cards and other consumer expenditures	4,636,398	4,357,405
Obligations of states and political subdivisions	510,844	338,978
Other	502,272	390,838

	$32,325,364	$31,308,639

     As of December 31, 2006, loans on which the accrual of interest income had been discontinued amounted to $717,588,000 (2005 — $547,509,000; 2004 — $554,017,000). If these loans had been accruing interest, the additional interest income realized would have been approximately $58,223,000 (2005 — $46,198,000; 2004 — $45,089,000). Non-accruing loans as of December 31,

2006 include $48,074,000 (2005 — $39,316,000; 2004 —$32,010,000) in consumer loans.
     The commercial loans that were considered impaired at December 31, and the related disclosures follow:

	December 31,
(In thousands)	2006	2005

Impaired loans with a related allowance	$125,728	$69,617
Impaired loans that do not require allowance	82,462	46,236

Total impaired loans	$208,190	$115,853

Allowance for impaired loans	$36,998	$20,359

Average balance of impaired loans during the year	$156,951	$133,985

Interest income recognized on impaired loans during the year	$3,858	$5,113

     The changes in the allowance for loan losses for the year ended December 31, were as follows:

(In thousands)	2006	2005	2004

Balance at beginning of year	$461,707	$437,081	$408,542
Net allowances acquired	—	6,291	27,185
Provision for loan losses	287,760	195,272	178,657
Impact of change in reporting period	2,510	1,586	—
Recoveries	59,775	62,926	61,178
Loans charged-off	(289,520)	(241,449)	(238,481)

Balance at end of year	$522,232	$461,707	$437,081

     The components of the net financing leases receivable at December 31, were:

(In thousands)	2006	2005

Total minimum lease payments	$1,168,685	$1,255,128
Estimated residual value of leased property	237,235	234,281
Deferred origination costs, net of fees	4,808	3,775
Less — Unearned financing income	184,238	185,093

Net minimum lease payments	1,226,490	1,308,091
Less — Allowance for loan losses	24,842	27,617

	$1,201,648	$1,280,474

     At December 31, 2006, future minimum lease payments are expected to be received as follows:

(In thousands)

2007	$355,636
2008	292,141
2009	224,242
2010	162,373
2011 and thereafter	134,293

$1,168,685

Note 8 — Related party transactions:
The Corporation grants loans to its directors, executive officers and certain related individuals or organizations in the ordinary course of business. The movement and balance of these loans were as follows:

	Executive
(In thousands)	Officers	Directors	Total

Balance at December 31, 2004	$6,019	$86,097	$92,116
New loans	1,377	18,964	20,341
Payments	(3,390)	(40,238)	(43,628)
Other changes	1,257	(35,384)	(34,127)

Balance at December 31, 2005	$5,263	$29,439	$34,702
New loans	2,084	26,705	28,789
Payments	(1,535)	(23,903)	(25,438)
Other changes	(1,851)	(7,138)	(8,989)

Balance at December 31, 2006	$3,961	$25,103	$29,064

     The amounts reported as “other changes” include changes in the status of those who are considered related parties.
     Management believes these loans have been consummated on terms no more favorable than those that would have been obtained if the transactions had been with unrelated parties and do not involve more than the normal risk of collectibility.
     At December 31, 2006, the Corporation’s banking subsidiaries held deposits from related parties amounting to $32,760,000 (2005 — $45,902,000).
     From time to time the Corporation, in the ordinary course of its business, obtains services from related parties or makes contributions to non-profit organizations that have some association with the Corporation. Management believes the terms of such arrangements are consistent with arrangements entered into with independent third parties.
     During 2006, the Corporation engaged, in the ordinary course of business, the legal services of certain law firms in Puerto Rico, in which the Secretary of the Board of Directors of Popular, Inc. and immediate family members of an executive officer of the Corporation acted as Senior Counsel or as partners. The fees paid to these law firms for fiscal year 2006 amounted to approximately $1,622,000 (2005 — $2,130,000). These fees included $93,000 (2005 — $364,000) paid by the Corporation’s clients in connection with commercial loan transactions and $23,000 (2005 — $71,000) paid by mutual funds managed by the Bank.
     During 2006, the Corporation paid to an insurance broker who is considered a related party approximately $1,642,000 in commissions for the institutional insurance business of the Corporation and its subsidiaries (2005 — $1,661,000).
     During 2006, the Corporation made payments of approximately $1,163,000 under construction contracts granted to a special partnership whose officer and partner is considered a related party (2005 — $14,153,000). These contracts were granted on the basis of competitive bids or approved by the Audit Committee as required by the Corporation’s policy.
     For the year ended December 31, 2006, the Corporation made contributions of approximately $2,508,000 to non-profit organizations, principally Banco Popular Foundations dedicated to philanthropic work (2005 — $1,694,000).
Note 9 — Premises and equipment:
Premises and equipment are stated at cost less accumulated depreciation and amortization as follows:

	Useful life
(In thousands)	in years	2006	2005

Land		$84,753	$83,514

Buildings	10-40	397,863	361,927
Equipment	3-10	586,001	615,168
Leasehold improvements	2-10	111,794	102,254

		1,095,658	1,079,349
Less — Accumulated depreciation and amortization		610,267	615,066

		485,391	464,283

Construction in progress		24,996	48,774

		$595,140	$596,571

     Depreciation and amortization of premises and equipment for the year 2006 was $84,388,000 (2005 — $81,947,000; 2004 — $74,270,000) of which $26,398,000 (2005 — $23,979,000; 2004 —$21,224,000) was charged to occupancy expense and $57,990,000 (2005 — $57,968,000; 2004 — $53,046,000) was charged to equipment, communications and other operating expenses. Occupancy expense is net of rental income of $28,374,000 (2005 — $23,100,000; 2004 — $19,396,000).
Note 10 — Goodwill and other intangible assets:
The changes in the carrying amount of goodwill for the years ended December 31, 2006 and 2005, allocated by reportable segment were as follows (refer to Note 30 for a discussion of the changes in the Corporation’s reportable segments):

	2006
	Balance at		Purchase		Balance at
	January 1,	Goodwill	accounting		December 31,
(In thousands)	2006	acquired	adjustments	Other	2006

Banco Popular de Puerto Rico:
P.R. Commercial Banking	$14,674	—	—	—	$14,674
P.R. Consumer and Retail Banking	34,999	—	—	—	34,999
P.R. Other Financial Services	4,110	—	$281	—	4,391
Popular North America:
Banco Popular North America	542,834	—	26,023	($ 210)	568,647
Popular Financial Holdings	14,236	—	3	(14,239)	—
EVERTEC	43,131	$1,511	500	—	45,142

Total Popular, Inc.	$653,984	$1,511	$26,807	($14,449)	$667,853

	2005
	Balance at		Purchase		Balance at
	January 1,	Goodwill	accounting		December 31,
(In thousands)	2005	acquired	adjustments	Other	2005

Banco Popular de Puerto Rico:
P.R. Commercial Banking	$14,674	—	—	—	$14,674
P.R. Consumer and Retail Banking	34,999	—	—	—	34,999
P.R. Other Financial Services	3,322	$507	$281	—	4,110
Popular North America:
Banco Popular North America	309,709	252,003	(2,926)	($15,952)	542,834
Popular Financial Holdings	9,514	4,722	—	—	14,236
EVERTEC	39,090	3,779	262	—	43,131

Total Popular, Inc.	$411,308	$261,011	($2,383)	($15,952)	$653,984

     Purchase accounting adjustments consist of adjustments to the value of the assets acquired and liabilities assumed resulting from the completion of appraisals or other valuations, adjustments to initial estimates recorded for transaction costs, if any, and contingent consideration paid during a contractual contingency period.
     In 2006, the amount included in the “other” category was related mostly to goodwill impairment losses of $14,239,000 in PFH. These losses were associated with the updated goodwill impairment evaluation during the fourth quarter of 2006 due to the exited operations at PFH as part of the 2007 Restructuring and Integration Plan. Refer to Note 34 for information on this plan. Banco Popular North America also includes an amount in the “other” category related to the sale of the remaining retail outlets of Popular Cash Express (PCE) to PLS Financial during the first quarter of 2006. The purchase accounting adjustments for 2006 at Banco Popular North America were mostly related to E-LOAN’s acquisition.

     The increase in goodwill for Banco Popular North America during 2005 was mostly related to the acquisitions of Kislak Financial Corporation (Kislak) and E-LOAN. The amount included in the “other” category for Banco Popular North America during 2005 was related to the partial sale of PCE operations to ACE Cash Express, Inc.
     At December 31, 2006, other than goodwill, the Corporation had $64,555,000 of identifiable intangibles with indefinite useful lives, mostly associated with E-LOAN’s trademark (2005 —$58,919,000; 2004 — $65,000).
      Except for PFH’s goodwill impairment taken in 2006, the Corporation determined that there were no impairment losses to be recognized in 2004, 2005 and 2006 related to goodwill and other intangible assets with indefinite lives.
     The following table reflects the components of other intangible assets subject to amortization at December 31:

	2006		2005
	Gross	Accumulated	Gross	Accumulated
(In thousands)	Amount	Amortization	Amount	Amortization

Core deposits	$76,708	$48,367	$76,956	$40,848
Other customer relationships	11,156	2,171	8,175	507
Other intangibles	9,099	3,426	9,320	1,807

Total	$96,963	$53,964	$94,451	$43,162

     During the year ended December 31, 2006, the Corporation recognized $12,377,000 in amortization expense related to other intangible assets with definite lives (2005 — $9,579,000; 2004 -$7,844,000). Also, in December 2006, the Corporation recorded an impairment loss of $654,000 associated with the write-off of a customer relationship intangible asset at PFH due to the exited operations previously mentioned. This amount is included in the caption of impairment losses on long-lived assets in the consolidated statement of income.
     The following table presents the estimated aggregate amortization expense of the intangible assets with definite lives that the Corporation has at December 31, 2006, for each of the next five years:

(In thousands)

2007	$10,266
2008	8,455
2009	6,633
2010	5,677
2011	4,004

     No significant events or circumstances have occurred that would reduce the fair value of any reporting unit below its carrying amount.
Note 11 — Deposits:
Total interest bearing deposits at December 31, consisted of:

(In thousands)	2006	2005

Savings accounts	$5,811,192	$5,617,445
NOW, money market and other interest bearing demand	4,078,255	3,640,182

	9,889,447	9,257,627

Certificates of deposit:
Under $100,000	5,034,030	4,440,546
$100,000 and over	5,292,721	4,981,440

	10,326,751	9,421,986

	$20,216,198	$18,679,613

     A summary of certificates of deposit by maturity at December 31, 2006, follows:

(In thousands)

2007	$7,471,633
2008	1,314,779
2009	651,972
2010	500,006
2011	248,361
2012 and thereafter	140,000

$10,326,751

     At December 31, 2006, the Corporation had brokered certificates of deposit amounting to $865,685,000 (2005 —$1,166,317,000).
     The aggregate amount of overdrafts in demand deposit accounts that were reclassified to loans was $135,764,000 as of December 31, 2006 (2005 — $118,834,000).

Note 12 — Federal funds purchased and assets sold under agreements to repurchase:
The following table summarizes certain information on federal funds purchased and assets sold under agreements to repurchase at December 31:

( Dollars in thousands)	2006	2005	2004

Federal funds purchased	$1,276,818	$1,500,575	$619,792
Assets sold under agreements to repurchase	4,485,627	7,201,886	5,817,061

Total amount outstanding	$5,762,445	$8,702,461	$6,436,853

Maximum aggregate balance outstanding at any month-end	$8,963,244	$8,883,733	$7,315,058

Average monthly aggregate balance outstanding	$7,290,853	$7,430,174	$6,309,117

Weighted average interest rate:
For the year	5.27%	3.61%	2.07%
At December 31	5.12	4.22	2.57

     The following table presents the liability associated with the repurchase transactions (including accrued interest), their maturities and weighted average interest rates. Also, it includes the carrying value and approximate market value of the collateral (including accrued interest) as of December 31, 2006 and 2005. The information excludes repurchase agreement transactions which were collateralized with securities or other assets held for trading purposes or which have been obtained under agreements to resell:

2006
				Weighted
	Repurchase	Carrying value	Market value	average
	liability	of collateral	of collateral	interest rate
	(Dollars in thousands)
U.S. Treasury securities
Within 30 days	$182,721	$179,717	$179,717	5.21%
After 30 to 90 days	245,169	239,623	239,623	5.22

	427,890	419,340	419,340	5.21

Obligations of other U.S. Government agencies and corporations
Overnight	310,970	316,302	316,302	5.28
Within 30 days	824,313	834,329	834,329	5.30
After 30 to 90 days	704,362	715,041	715,041	5.26
After 90 days	383,639	421,510	421,510	4.50

	2,223,284	2,287,182	2,287,182	5.15

Mortgage — backed securities
Overnight	45,319	51,601	51,601	3.16
Within 30 days	31,903	34,449	34,449	5.32
After 30 to 90 days	50,045	44,699	44,699	2.32
After 90 days	465,447	435,756	435,756	4.22

	592,714	566,505	566,505	4.03

Collateralized mortgage obligations
Overnight	53,201	61,755	61,755	3.16
Within 30 days	281,146	288,715	288,715	5.33
After 90 days	232,083	244,418	244,418	4.66

	566,430	594,888	594,888	4.85

Loans
Overnight	110,087	183,038	183,038	5.90
Within 30 days	147,513	150,724	150,724	5.80

	257,600	333,762	333,762	5.84

	$4,067,918	$4,201,677	$4,201,677	4.99%

2005
				Weighted
	Repurchase	Carrying value	Market value	average
	liability	of collateral	of collateral	interest rate
	(Dollars in thousands)
U.S. Treasury securities
Within 30 days	$125,696	$123,721	$123,721	4.04%
After 30 to 90 days	181,816	202,995	202,995	4.24
After 90 days	124,479	123,721	123,721	4.37

	431,991	450,437	450,437	4.22

Obligations of other U.S. Government agencies and corporations
Overnight	14,010	14,189	14,189	2.60
Within 30 days	1,204,169	1,235,501	1,235,501	4.17
After 30 to 90 days	1,614,994	1,657,756	1,657,756	4.29
After 90 days	1,381,450	1,449,828	1,449,828	3.65

	4,214,623	4,357,274	4,357,274	4.04

Mortgage — backed securities
Overnight	79,560	106,194	106,194	2.60
Within 30 days	193,569	200,008	200,008	4.28
After 30 to 90 days	159,419	158,440	158,440	4.98
After 90 days	338,162	364,265	364,265	3.30

	770,710	828,907	828,907	3.82

Collateralized mortgage obligations
Overnight	19,541	19,621	19,621	2.60
Within 30 days	121,400	128,197	128,197	4.39
After 30 to 90 days	76,191	78,581	78,581	4.38
After 90 days	416,142	427,878	427,878	4.24

	633,274	654,277	654,277	4.23

Loans
Overnight	85,389	88,145	88,145	4.79
Within 30 days	194,173	199,646	199,646	4.62

	279,562	287,791	287,791	4.67

	$6,330,160	$6,578,686	$6,578,686	4.07%

Note 13 — Other short-term borrowings:
Other short-term borrowings as of December 31, consisted of:

(Dollars in thousands)	2006	2005

Advances with FHLB paying interest monthly at fixed rates ranging from 5.39% to 5.40% (2005 - 4.16% to 4.50%)	$230,000	$475,000
Advances under credit facilities with other institutions at:
- fixed rates ranging from 5.38% to 5.65% (2005 - 3.77% to 4.40%)	386,000	282,734
- floating rates ranging from 0.45% to 0.75% (2005 - 0.75% to 2.00%) over the 1-month LIBOR rate (1-month LIBOR rate at December 31, 2006 was 5.32%; 2005 - 4.39%)	481,062	29,274
- a floating rate of 0.20% (2005 - 0.16%) over the 3-month LIBOR rate (3-month LIBOR rate at December 31, 2006 was 5.36%; 2005 - 4.54%)	10,000	20,000
Commercial paper at rates ranging from 4.80% to 5.44% (2005 - 3.50% to 4.42%)	193,383	419,423
Term funds purchased at:
- fixed rates ranging from 5.30% to 5.38% (2005 - 4.25% to 4.48%)	2,140,900	1,122,000
- floating rates ranging from 0.06% to 0.08% over the fed funds rate (Fed funds rate at December 31, 2006 was 5.38%; 2005 - 4.00%)	500,000	350,000
Others	92,780	1,830

	$4,034,125	$2,700,261

     The weighted average interest rate of other short-term borrowings at December 31, 2006 was 5.36% (2005 — 4.31%; 2004 — 2.24%). The maximum aggregate balance outstanding at any month-end was approximately $4,034,125,000 (2005 -$3,370,943,000; 2004 — $3,139,639,000). The average aggregate balance outstanding during the year was approximately $3,386,308,000 (2005 — $2,897,243,000; 2004 -$2,472,925,000). The weighted average interest rate during the year was 3.99% (2005 — 2.89%; 2004 - 1.39%).
     Note 15 presents additional information with respect to available credit facilities.

Note 14 — Notes payable:
Notes payable outstanding at December 31, consisted of the following:

(Dollars in thousands)	2006	2005

Advances with FHLB:
- maturing from 2007 through 2028 paying interest at fixed rates ranging from 2.44% to 6.98% (2005-3.53% to 3.96%)	$289,881	$906,623
- maturing in 2007 paying interest quarterly at the 3-month LIBOR rate less 4 basis points (3-month LIBOR rate at December 31, 2006 was 5.36%; 2005 - 4.54%)	6,000	7,250
- maturing in 2007 paying interest monthly at the 1-month LIBOR rate plus 2 basis points (1-month LIBOR rate at December 31, 2006 was 5.32%; 2005 - 4.39%)	5,000	5,000
- maturing in 2008 paying interest monthly at a floating rate of 0.75% over the 1-month LIBOR rate (1-month LIBOR rate at December 31, 2006 was 5.32%; 2005 - 4.39%)	250,000	250,000
Advances under revolving lines of credit maturing in 2007 paying interest monthly at a floating rate of 0.90% over the 1-month LIBOR rate (1-month LIBOR rate at December 31, 2006 was 5.32%; 2005 - 4.39%)	426,687	195,008
Advances under revolving lines of credit with maturities until 2008 paying interest quarterly at a floating rate of 0.35% over the 3-month LIBOR rate (3-month LIBOR rate at December 31, 2006 was 5.36%)	69,994	—
Term notes with maturities ranging from 2007 through 2010 paying interest semiannually at fixed rates ranging from 3.25% to 5.65% (2005 - 2.40% to 7.29%)	2,014,928	2,427,113
Term notes with maturities until 2009 paying interest quarterly at a floating rate of 0.35% to 0.40% (2005 - 0.35% to 0.45%) over the 3-month LIBOR rate (3-month LIBOR rate at December 31, 2006 was 5.36%; 2005 - 4.54%)	349,295	54,988
Term notes with maturities until 2030 paying interest monthly at fixed rates ranging from 3.00% to 6.00%	3,100	3,100
Term notes with maturities until 2013 paying interest monthly at floating rates of 3.00% over the US treasury notes rate (US treasury notes rate at December 31, 2006 was 5.00%; 2005 - 4.40%)	10,428	12,783
Secured borrowings with maturities until 2015 paying interest monthly at fixed rates ranging from 3.52% to 7.12% (2005 - 2.83% to 7.12%)	2,695,916	3,241,677
Secured borrowings with maturities until 2015 paying interest monthly at rates ranging from 0.10% to 3.50% over the 1-month LIBOR rate (1-month LIBOR rate at December 31, 2006 was 5.32%; 2005 - 4.39%)	1,708,650	1,905,953
Notes linked to the S&P500 Index maturing in 2008	36,112	33,703
Junior subordinated deferrable interest debentures with maturities ranging from 2027 through 2034 with fixed interest rates ranging from 6.13% to 8.33% (Refer to Note 16)	849,672	849,672
Other	21,583	707

	$8,737,246	$9,893,577

     The aggregate amounts of maturities of notes payable at December 31, 2006 were as follows:

Notes
Year	Payable
(In thousands)
2007	$2,836,291
2008	2,557,622
2009	1,489,986
2010	517,479
2011	331,831
Later years	1,004,037

Total	$8,737,246

Note 15 — Unused lines of credit and other funding sources:
At December 31, 2006, the Corporation had borrowing facilities available with the Federal Home Loan Banks (FHLB) whereby the Corporation could borrow up to approximately $897,269,000 based on the assets pledged with the FHLB at that date (2005 -$1,710,802,000). Refer to Notes 13 and 14 for the amounts of FHLB advances outstanding under these facilities at December 31, 2006 and 2005.
     The FHLB advances are collateralized by investment securities and mortgage loans, do not have restrictive covenants and do not have callable features. The maximum borrowing potential with the FHLB is dependent on certain restrictive computations determined by the FHLB and which are dependent on the amount and type of assets available for collateral, among the principal factors. The available lines of credit with the FHLB included in this note are based on the assets pledged as collateral with the FHLB as of the end of the years presented. At December 31, 2006, the FHLB advances had no callable features (2005 — $25,000,000). Also, at December 31, 2006, there were $35,000,000 in putable advances with fixed rates ranging from 5.34% to 6.55% and maturities extending up to 2010 (2005 — $37,000,000). The FHLB has the option to convert the putable advances before maturity on any given conversion date to an adjustable rate advance of predetermined index for the remaining term to maturity, at the FHLB’s discretion.
     At December 31, 2006, the Corporation maintained certain committed lines of credit with unaffiliated banks under formal agreements that provide for financing of auto, mortgage and consumer loans. The maximum committed amount available under these borrowing facilities approximated $1,810,000,000 at December 31, 2006 (2005 — $2,360,000,000). At December 31, 2006, $1,022,847,000 were outstanding under these facilities (2005 - $503,284,000), and were included in the statement of condition within the following categories: repurchase agreements (Note

12), advances under credit facilities with other institutions (Note 13) and advances under revolving lines of credit (Note 14). Borrowings under these facilities are collateralized by the related mortgage, consumer or auto loans being financed or their security interests. These committed lines of credit expire or have renewal dates in 2007. The interest rate charged on these borrowings is primarily based on LIBOR plus various percentage points. These credit facilities require compliance with certain financial and non-financial covenants. As of December 31, 2006, the Corporation was in breach of a profitability covenant and a tangible net worth covenant in two of the credit facilities with borrowings outstanding amounting to $169,663,000. The Corporation received written waivers for these covenant violations.
     The Corporation has established a borrowing facility at the discount window of the Federal Reserve Bank of New York. At December 31, 2006, the borrowing capacity at the discount window approximated $2,935,472,000, which remained unused at December 31, 2006 (2005 - $2,600,480,000). The facility is a collateralized source of credit that is highly reliable even under difficult market conditions. The amount available under this line is dependent upon the balance of loans and securities pledged as collateral.
     At December 31, 2006, the Corporation and its subsidiary Popular North America had obtained a committed credit facility from a syndicate of institutions (the lenders). Under this credit facility, which requires the payment of facility and utilization fees, the Corporation can request the lenders to extend credit in the form of revolving loans, in an aggregate principal amount at any time outstanding not in excess of $555,000,000 (2005 -$520,000,000). This facility can be used for general corporate purposes and also serves as a backup facility to the Corporation’s commercial paper program. The credit facility expires in October 2007. As of December 31, 2006 and 2005, the Corporation has not drawn any funds under this credit facility.
     To provide further liquidity, at December 31, 2006 and 2005, BPPR had a $1,000,000,000 bank note program available for future issuance. Under this program BPPR has the requisite agreements in place to issue and sell its bank notes to institutional investors. At December 31, 2006 and 2005, the full amount was available for issuance.
     In 2005, the SEC adopted amendments to its rules with respect to the registration, communications and offerings processes under the Securities Act of 1933. The rules, which became effective December 1, 2005, facilitate access to the capital markets by well-established public companies, modernize the existing restrictions on corporate communications during a securities offering and further integrate disclosure under the Securities Act of 1933 and the Securities Act of 1934. The amended rules provide the most flexibility to “well-known seasoned issues” (the seasoned issuers), including the option of automatic effectiveness upon filing of shelf registration statements and relief under the less restrictive communications rules. Seasoned issuers generally include those companies with a public float of common equity of at least $700,000,000 or those companies that have at least issued $1,000,000,000 in aggregate principal amount of non-convertible securities, other than common equity, in the last three years. Based on each of these criteria, Popular, Inc. met the eligibility requirements to qualify as a seasoned issuer as of December 31, 2006.
Note 16 — Trust preferred securities:
At December 31, 2006 and 2005, the Corporation had established four trusts for the purpose of issuing trust preferred securities (the “capital securities”) to the public. The proceeds from such issuances, together with the proceeds of the related issuances of common securities of the trusts (the “common securities”), were used by the trusts to purchase junior subordinated deferrable interest debentures (the “junior subordinated debentures”) issued by the Corporation. The sole assets of the trusts consisted of the junior subordinated debentures of the Corporation and the related accrued interest receivable. These trusts are not consolidated by the Corporation under FIN No. 46 (R).
     The junior subordinated debentures are included by the Corporation as notes payable in the consolidated statements of condition. The Corporation also recorded in the caption of other investment securities in the consolidated statements of condition, the common securities issued by the issuer trusts. The common securities of each trust are wholly-owned, or indirectly wholly-owned, by the Corporation.
     Financial data pertaining to the trusts follows:
(In thousands, including reference notes)

			Popular North
	BanPonce	Popular Capital	America Capital	Popular Capital
Issuer	Trust I	Trust I	Trust I	Trust II

Issuance date	February 1997	October 2003	September 2004	November 2004
Capital securities	$144,000	$300,000	$250,000	$130,000
Distribution rate	8.327%	6.700%	6.564%	6.125%
Common securities	$4,640	$9,279	$7,732	$4,021
Junior subordinated debentures aggregate liquidation amount	$148,640	$309,279	$257,732	$134,021
Stated maturity date	February 2027	November 2033	September 2034	December 2034
Reference notes	(a),(c),(e),(f),(g)	(b),(d), (f)	(a),(c), (f)	(b),(d), (f)

(a)	Statutory business trust that is wholly-owned by Popular North America (PNA) and indirectly wholly-owned by the Corporation.

(b)	Statutory business trust that is wholly-owned by the Corporation.

(c)	The obligations of PNA under the junior subordinated debentures and its guarantees of the capital securities under the trust are fully and unconditionally guaranteed on a subordinated basis by the Corporation to the extent set forth in the applicable guarantee agreement.

(d)	These capital securities are fully and unconditionally guaranteed on a subordinated basis by the Corporation to the extent set forth in the applicable guarantee agreement.

(e)	The original issuance was for $150,000. The Corporation had reacquired $6,000 of the 8.327% capital securities.

(f)	The Corporation has the right, subject to any required prior approval from the Federal Reserve, to redeem after certain dates or upon the occurrence of certain events mentioned below, the junior subordinated debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption. The maturity of the junior subordinated debentures may be shortened at the option of the Corporation prior to their stated maturity dates (i) on or after the stated optional redemption dates stipulated in the agreements, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a tax event, an investment company event or a capital treatment event as set forth in the indentures relating to the capital securities, in each case subject to regulatory approval. A capital treatment event would include a change in the regulatory capital treatment of the capital securities as a result of the recent accounting changes affecting the criteria for consolidation of variable interest entities such as the trust under FIN 46(R).

(g)	Same as (f) above, except that the investment company event does not apply for early redemption.
     The Capital Securities of Popular Capital Trust I and Popular Capital Trust II are traded on the NASDAQ under the symbols “BPOPN” and “BPOPM”, respectively.
Note 17 — Earnings per common share:
The following table sets forth the computation of earnings per common share (“EPS”), basic and diluted, for the years ended December 31:

(In thousands, except share information)	2006	2005	2004

Net income	$357,676	$540,702	$489,908
Less: Preferred stock dividends	11,913	11,913	11,913

Net income applicable to common stock after cumulative effect of accounting change	$345,763	$528,789	$477,995

Net income applicable to common stock before cumulative effect of accounting change	$345,763	$525,182	$477,995

Average common shares outstanding	278,468,552	267,334,606	266,302,105
Average potential common shares	235,372	504,412	372,751

Average common shares outstanding - assuming dilution	278,703,924	267,839,018	266,674,856

Basic EPS before cumulative effect of accounting change	$1.24	$1.97	$1.79

Diluted EPS before cumulative effect of accounting change	$1.24	$1.96	$1.79

Basic EPS after cumulative effect of accounting change	$1.24	$1.98	$1.79

Diluted EPS after cumulative effect of accounting change	$1.24	$1.97	$1.79

     Potential common shares consist of common stock issuable under the assumed exercise of stock options and under restricted stock awards, using the treasury stock method. This method assumes that the potential common shares are issued and the proceeds from exercise, in addition to the amount of compensation cost attributed to future services, are used to purchase common stock at the exercise date. The difference between the number of potential shares issued and the shares purchased is added as incremental shares to the actual number of shares outstanding to compute diluted earnings per share. Stock options that result in lower potential shares issued than shares purchased under the treasury stock method are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect in earnings per share.
     For year 2006 there were 718,533 weighted average antidilutive stock options outstanding (2005 - 547,030; 2004 - 908,802). All shares of restricted stock are treated as outstanding for purposes of the diluted EPS computation.
Note 18 — Stockholders’ equity:
Effective April 30, 2004, the Corporation’s Restated Certificate of Incorporation was amended to increase the number of authorized shares of common stock from 180,000,000 to 470,000,000 and the number of authorized shares of preferred stock from 10,000,000 to 30,000,000.
     During the fourth quarter of 2005, existing shareholders of record of the Corporation’s common stock at November 7, 2005 fully subscribed to an offering of 10,500,000 newly issued shares of Popular, Inc.’s common stock at a price of $21.00 per share under a subscription rights offering. This offering resulted in $216,326,000 in additional capital, of which $175,271,000 impacted stockholders’ equity at December 31, 2005 and the remainder impacted the Corporation’s financial condition in the first quarter of 2006. As of December 31, 2005, this subscription rights offering resulted in 8,614,620 newly issued shares of common stock; the remaining 1,885,380 were issued during the first quarter of 2006.
     The Corporation has a dividend reinvestment and stock purchase plan under which stockholders may reinvest their quarterly dividends in shares of common stock at a 5% discount from the average market price at the time of issuance, as well as purchase shares of common stock directly from the Corporation by making optional cash payments at prevailing market prices.
     The Corporation’s authorized preferred stock may be issued in one or more series, and the shares of each series shall have such rights and preferences as shall be fixed by the Board of Directors when authorizing the issuance of that particular series. The Corporation’s only outstanding class of preferred stock is its 6.375% noncumulative monthly income preferred stock, 2003 Series A. These shares of preferred stock are nonconvertible and are redeemable solely at the option of the Corporation beginning on March 31, 2008. The redemption price per share is $25.50 from March 31, 2008 through March 30, 2009, $25.25 from March 31, 2009 through March 30, 2010 and $25.00 from March 31, 2010 and thereafter.
     During the year 2006, cash dividends of $0.64 (2005 - $0.64; 2004 - $0.62) per common share outstanding amounting to $178,231,000 (2005 - $170,970,000; 2004 - $163,787,000) were declared. In addition, dividends declared on preferred stock amounted to $11,913,000 (2005 - $11,913,000; 2004 -$11,913,000). Dividends payable to shareholders of common stock at December 31, 2006 was $44,614,000 (2005 - $42,791,000).
     The Banking Act of the Commonwealth of Puerto Rico requires that a minimum of 10% of BPPR’s net income for the year be transferred to a statutory reserve account until such statutory reserve equals the total of paid-in capital on common and preferred stock. Any losses incurred by a bank must first be charged to retained earnings and then to the reserve fund. Amounts credited to the reserve fund may not be used to pay dividends without the prior consent of the Puerto Rico Commissioner of Financial Institutions. The failure to maintain sufficient statutory reserves would preclude BPPR from paying dividends. BPPR’s statutory reserve fund totaled $346,192,000 at December 31, 2006 (2005 -$316,192,000). During 2006, $30,000,000 (2005 - $31,000,000) was transferred to the statutory reserve account. During 2004, $53,000,000 was transferred out from the statutory reserve account to retained earnings. The excess in the reserve that was transferred out resulted principally from the redemption of $300,000,000 of BPPR’s preferred stock that was wholly-owned by the Corporation and from a reduction in BPPR’s surplus resulting mostly from the reorganization of certain of the Corporation’s subsidiaries, including the transfer of the information processing and technology functions of BPPR to EVERTEC, Inc. At December 31, 2006, 2005 and 2004, BPPR was in compliance with the statutory reserve requirement.
Note 19 — Regulatory capital requirements:
The Corporation and its banking subsidiaries are subject to various regulatory capital requirements imposed by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Federal Reserve Bank and the other bank regulators have adopted quantitative measures which assign risk weightings to assets and off-balance sheet items and also define and set minimum regulatory capital requirements. The regulations define well-capitalized levels of Tier I, total capital and Tier I leverage of 6%, 10% and 5%, respectively. Management has determined that as of December 31, 2006 and 2005, the Corporation exceeded all capital adequacy requirements to which it is subject.
     At December 31, 2006 and 2005, BPPR, BPNA and Banco Popular, National Association (BP, N.A.) were well-capitalized under the regulatory framework for prompt corrective action, and there are no conditions or events since December 31, 2006 that management believes have changed the institutions’ category.
     The adjustment to capital as a result of the adoption of SFAS No. 158 on December 31, 2006 did not impact the regulatory capital ratios of the Corporation or any of its banking subsidiaries. In December 2006, regulatory agencies announced an interim decision that SFAS No. 158 would not affect regulatory capital of banking organizations. This is the position taken by the Corporation until the agencies issue the final rules.

     The Corporation’s risk-based capital and leverage ratios at December 31, were as follows:

			Capital adequacy minimum
	Actual		requirement
(Dollars in thousands)	Amount	Ratio	Amount	Ratio
		2006

Total Capital
(to Risk-Weighted Assets):
Corporation	$4,169,451	11.86%	$2,811,418	8%
BPPR	2,362,713	12.81	1,475,460	8
BPNA	1,032,555	11.04	748,329	8

Tier I Capital
(to Risk-Weighted Assets):
Corporation	$3,727,860	10.61%	$1,405,709	4%
BPPR	1,700,583	9.22	737,730	4
BPNA	944,506	10.10	374,165	4

Tier I Capital
(to Average Assets):
Corporation	$3,727,860	8.05%	$1,389,915	3%
			1,853,220	4
BPPR	1,700,583	6.90	739,850	3
			986,467	4
BPNA	944,506	7.91	358,115	3
			477,486	4

			Capital adequacy minimum
	Actual		requirement
(Dollars in thousands)	Amount	Ratio	Amount	Ratio
		2005

Total Capital
(to Risk-Weighted Assets):
Corporation	$3,943,625	12.44%	$2,535,941	8%
BPPR	2,249,379	13.59	1,324,318	8
BPNA	930,939	11.38	654,378	8

Tier I Capital
(to Risk-Weighted Assets):
Corporation	$3,540,270	11.17%	$1,267,971	4%
BPPR	1,610,978	9.73	662,159	4
BPNA	844,109	10.32	327,189	4

Tier I Capital
(to Average Assets):
Corporation	$3,540,270	7.47%	$1,422,458	3%
			1,896,610	4
BPPR	1,610,978	6.28	770,083	3
			1,026,778	4
BPNA	844,109	7.14	354,428	3
			472,571	4

     The following table also presents the minimum amounts and ratios for the Corporation’s banks to be categorized as well-capitalized under prompt corrective action:

(Dollars in thousands)	2006		2005
	Amount	Ratio	Amount	Ratio

Total Capital
(to Risk-Weighted Assets):
BPPR	$1,844,325	10%	$1,655,398	10%
BPNA	935,412	10	817,973	10

Tier I Capital
(to Risk-Weighted Assets):
BPPR	$1,106,595	6%	$993,239	6%
BPNA	561,247	6	490,784	6

Tier I Capital
(to Average Assets):
BPPR	$1,233,083	5%	$1,283,472	5%
BPNA	596,858	5	590,713	5

Note 20 — Servicing assets:
The changes in servicing assets for the years ended December 31, were as follows:

(In thousands)	2006	2005	2004

Balance at beginning of year	$142,440	$58,103	$58,572
Rights originated	65,411	105,064	9,984
Rights purchased	23,769	5,039	4,320
Amortization	(65,615)	(25,766)	(14,773)

Balance at end of year	166,005	142,440	58,103
Less: Valuation allowance	1,006	951	920

Balance at end of year, net of valuation allowance	$164,999	$141,489	$57,183

     Included in the table above were $11,207,000 in rights originated and $2,796,000 in amortization corresponding to the activity for the month of December 2005 for PFH, which changed its fiscal year in the first quarter of 2006, as described in Note 1 to the consolidated financial statements.
     Total loans serviced for others were $13,779,258,000 at December 31, 2006 (2005 - $9,531,713,000; 2004 - $6,695,297,000). The estimated fair value of capitalized servicing rights was $183,117,000 at December 31, 2006 (2005 - $157,827,000; 2004 - $63,705,000).

     The activity in the valuation allowance for impairment of recognized servicing assets for the years ended December 31, was as follows:

(In thousands)	2006	2005	2004

Balance at beginning of year	$951	$920	$1,780
Additions charged to operations	536	362	233
Reductions credited to operations	(481)	(331)	(1,093)

Balance at end of year	$1,006	$951	$920

Note 21 — Retained interests on transfers of financial assets:
During the years ended December 31, 2006 and 2005, the Corporation retained servicing responsibilities and other residual interests on various securitization transactions and whole loan sales of residential mortgage and commercial loans performed by various subsidiaries. Valuation methodologies used in determining the fair value of the retained interests, including servicing assets and interest-only strips (IOs), are disclosed in Note 1 to the consolidated financial statements.
Popular Financial Holdings

During 2006, the Corporation, through its consumer lending subsidiary PFH, retained mortgage servicing rights (MSRs) and IOs on mortgage loans securitizations.
     During 2006, the Corporation conducted three off-balance sheet asset securitizations that involved the transfer of mortgage loans to qualifying special purpose entities (QSPE), which in turn transferred these assets and their titles to different trusts, thus isolating those loans from the Corporation’s assets. Approximately $1,024,633,000 in adjustable (“ARM”) and fixed-rate loans were securitized and sold by PFH during 2006, with a gain on sale of approximately $18,849,000. As part of these transactions, the Corporation recognized MSRs of $18,542,000 and IOs of $36,927,000.
     When the Corporation transfers financial assets and the transfer fails any one of the SFAS No. 140 criteria, the Corporation is not permitted to derecognize the transferred financial assets and the transaction is accounted for as a secured borrowing (“on-balance sheet securitization”). The loans are included in Note 6 as pledged loans held-in-portfolio.
     During 2006, the Corporation completed three on-balance sheet securitizations consisting of approximately $1,163,619,000 in adjustable and fixed-rate nonprime mortgage loans. As part of these transactions, the Corporation recognized MSRs of $16,521,000.
     IOs retained as part of off-balance sheet securitizations of nonprime mortgage loans prior to 2006 had been classified as investment securities available-for-sale and are presented at fair value in the consolidated statements of condition. PFH’s IOs classified as available-for-sale as of December 31, 2006 amounted to $49,413,000.
     Commencing in January 2006, the IOs derived from newly-issued PFH’s off-balance sheet securitizations are accounted as trading securities. As such, any valuation adjustment related to these particular IOs was recorded as part of trading account profit (loss) in the consolidated statements of income. IOs from PFH’s securitizations accounted for as trading securities amounted to $36,552,000 at December 31, 2006. The Corporation recognized trading losses on these IOs of $970,000 for the year ended December 31, 2006.
     The Corporation reviews the IOs for potential impairment on a quarterly basis and records impairment in accordance with SFAS No. 115 and EITF 99-20 “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.” During the year ended December 31, 2006, the Corporation recorded other-than-temporary impairment losses of $17,761,000 related to the IOs classified as available-for-sale (2005 — $14,922,000).
     PFH receives average annual servicing fees based on a percentage of the outstanding loan balance. In 2006, those average fees were 0.50% for mortgage loans.
     Key economic assumptions used in measuring the retained interests at the date of these off-balance sheet and on-balance sheet securitizations were:

MSRs
		Fixed-rate	ARM
	IOs	loans	loans

Prepayment speed	28% (Fixed-rate loans)	28%	35%
35% (ARM loans)
Weighted average life of collateral (in years)	2.5 to 2.9 years	3.5 years	2.5 years
Expected credit losses (annual rate)	1.7% to 3.2%	—	—
Discount rate (annual rate)	15% - 17%	14% - 16%	14% - 16%

     ARM loans consist of loans which have a fixed rate during the first two, three or five years and change to a variable interest rate thereafter.

     In connection with the securitizations accounted for as sales, PFH’s retained interests are subordinated to investors’ interests. Their value is subject to credit, prepayment and interest rate risks on the transferred financial assets. The securitization related assets recorded in the statements of condition at year-end were as follows:

(In thousands)	2006	2005

IOs	$85,965	$61,578
MSRs	67,855	75,700
Servicing advances	13,214	34,942

     At December 31, 2006, key economic assumptions used to estimate the fair value of IOs and MSRs derived from PFH’s securitizations and the sensitivity of residual cash flows to immediate changes in those assumptions were as follows:

		MSRs
		Fixed-rate	ARM
(Dollars in thousands)	IOs	loans	loans

Carrying amount of retained interests	$85,965	$38,017	$29,838
Fair value of retained interests	$85,965	$37,815	$32,212
Weighted average collateral life (in years)	3.2 years	3.1 years	2.1 years

Weighted average prepayment speed (annual rate)	28% (Fixed-rate loans)	28%	35%
	35% (ARM loans)
Impact on fair value of 10% adverse change	($5,543)	$210	($149)
Impact on fair value of 20% adverse change	($9,284)	$234	($200)

Weighted average discount rate (annual rate)	17%	16%	16%
Impact on fair value of 10% adverse change	($4,172)	($901)	($542)
Impact on fair value of 20% adverse change	($8,081)	($1,761)	($1,060)

Expected credit losses (annual rate)	1.28% to 3.19%	—	—
Impact on fair value of 10% adverse change	($4,792)	—	—
Impact on fair value of 20% adverse change	($9,558)	—	—

     PFH, as servicer, collects prepayment penalties on a substantial portion of the underlying serviced loans. As such, an adverse change in the prepayment assumptions with respect to the MSRs could be partially offset by the benefit derived from the prepayment penalties estimated to be collected.
     The amounts included in the tables above exclude any purchased MSRs since these assets were not derived from securitizations or loan sales executed by the Corporation. Purchased MSRs are valued under the same framework and the valuations are based on substantially similar assumptions. Purchased and originated MSRs are stratified as fixed/arm and are evaluated for impairment in the aggregate by strata.
     Certain cash flows received from and paid to securitization trusts for the years ended December 31, included:

(In thousands)	2006	2005

Servicing fees received	$20,440	$7,478
Servicing advances, net of repayments	25,990	11,705
Other cash flows received on retained interests	25,250	28,337

Banking subsidiaries

In addition, the Corporation’s banking subsidiaries retain servicing responsibilities on the sale of wholesale mortgage loans and loans guaranteed by the Small Business Administration (SBA). Also, servicing responsibilities are retained under pooling/selling arrangements of mortgage loans into mortgage-backed securities, primarily GNMA and FNMA securities. Substantially all mortgage loans securitized by the banking subsidiaries have fixed rates. Under these servicing agreements, the banking subsidiaries do not earn significant prepayment penalties on the underlying loans serviced.
     Gains of $42,672,000 and $48,155,000 were realized by the banking subsidiaries on the securitization transactions that met the sale criteria under SFAS No. 140 and the whole loan sales involving retained interests, which took place in 2006 and 2005, respectively.
     The banking subsidiaries receive average annual servicing fees based on a percentage of the outstanding loan balance. In 2006, those weighted average fees were 0.27% for mortgage loans (2005 - 0.28%) and 1.10% for SBA loans (2005 — 1.2%).
     Key economic assumptions used in measuring the servicing rights retained at the date of the securitizations and whole loan sales by the banking subsidiaries were:

	Residential
	Mortgage Loans		SBA Loans
	2006	2005	2006	2005

Prepayment speed	13.9%	10.6%	17.0%	15.0%
Weighted average life (in years)	10.4 years	11.1 years	3.3 years	3.6 years
Expected credit losses (annual rate)	—	—	—	—
Discount rate (annual rate)	10.2%	10.0%	13.0%	13.0%

     At December 31, 2006, key economic assumptions used to estimate the fair value of servicing rights derived from transactions performed by the banking subsidiaries and the sensitivity of residual cash flows to immediate changes in those assumptions were as follows:

	Residential
(Dollars in thousands)	Mortgage Loans	SBA Loans

Carrying amount of retained interests	$62,784	$4,860
Fair value of retained interests	$73,332	$7,705
Weighted average life (in years)	9.2 years	3.3 years
Weighted average prepayment speed (annual rate)	14.0%	17.0%
Impact on fair value of 10% adverse change	($1,868)	($355)
Impact on fair value of 20% adverse change	($4,151)	($724)
Weighted average discount rate (annual rate)	10.3%	13.0%
Impact on fair value of 10% adverse change	($2,142)	($235)
Impact on fair value of 20% adverse change	($4,200)	($479)

     The amounts of MSRs presented in the table above exclude purchased MSRs.
     The expected credit losses for the residential mortgage loans securitized / sold are minimal. Also, no credit losses are anticipated on the retained servicing assets derived from the sale of SBA loans since the participation sold is substantially guaranteed by SBA.
     The sensitivity analyses presented in the tables above for IOs and servicing rights of PFH and the banking subsidiaries are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 and 20 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in the sensitivity tables included herein, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.
     Quantitative information about delinquencies, net credit losses, and components of securitized financial assets and other assets managed together with them by the Corporation for the years ended December 31, 2006 and 2005, were as follows:

2006
	Total principal	Principal amount
	amount of loans,	60 days or more	Net credit
(In thousands)	net of unearned	past due	losses

Loans (owned and managed):
Commercial	$14,599,245	$186,257	$38,322
Lease financing	1,226,490	35,083	13,883
Mortgage	10,667,139	927,036	67,478
Consumer	11,695,156	117,976	118,906
Less:
Loans securitized / sold	(5,451,091)	(204,701)	(8,844)
Loans held-for-sale	(719,922)	—	—

Loans held-in-portfolio	$32,017,017	$1,061,651	$229,745

2005
	Total principal	Principal amount
	amount of loans,	60 days or more	Net credit
(In thousands)	net of unearned	past due	losses

Loans (owned and managed):
Commercial	$12,815,172	$155,707	$42,492
Lease financing	1,308,091	8,716	9,629
Mortgage	17,282,905	794,956	51,181
Consumer	4,771,778	86,992	78,965
Less:
Loans securitized / sold	(4,467,739)	(222,050)	(3,744)
Loans held-for-sale	(699,181)	—	—

Loans held-in-portfolio	$31,011,026	$824,321	$178,523

     Under the GNMA securitizations, the Corporation, as servicer, has the right to repurchase, at its option and without GNMA’s prior authorization, any loan that is collateral for a GNMA guaranteed mortgage-backed security when certain delinquency criteria are met. At the time that individual loans meet GNMA’s specified delinquency criteria and are eligible for repurchase, the Corporation is deemed to have regained effective control over these loans. At December 31, 2006, the Corporation had recorded $24,822,000 in mortgage loans under this buy-back option program (2005 — $36,698,000).
Note 22 — Employee benefits:
Pension and benefit restoration plans

Certain employees of BPPR and BPNA are covered by noncontributory defined benefit pension plans. Pension benefits are based on age, years of credited service and final average compensation.
     The Corporation’s funding policy is to make annual contributions to the plans in amounts which fully provide for all benefits as they become due under the plans.
     The Corporation’s pension fund investment strategy is to invest in a prudent manner for the exclusive purpose of providing benefits to participants. A well defined internal structure has been established to develop and implement a risk-controlled investment strategy that is targeted to produce a total return that, when combined with the bank’s contributions to the fund, will maintain the funds’ ability to meet all required benefit obligations. Risk is controlled through diversification of asset types, such as investments in domestic and international equities and fixed income.
     Equity investments include various types of stock and index funds. Also, this category includes Popular, Inc.’s common stock. Fixed income investments include U.S. Government securities and other U.S. agencies’ obligations, corporate bonds, mortgage loans, mortgage-backed securities and index funds, among others. A designated committee, with the assistance of an external consultant, periodically reviews the performance of the pension plans’ investments and assets allocation. The Trustee and the money managers are allowed to exercise investment discretion, subject to limitations established by the pension plans’ investment policies. The plans forbid money managers to enter into derivative transactions, unless approved by the Trustee.
     The overall expected long-term rate-of-return-on-assets assumption reflects the average rate of earnings expected on the funds invested or to be invested to provide for the benefits included in the benefit obligation. The assumption has been determined by reflecting expectations regarding future rates of return for the plan assets, with consideration given to the distribution of the investments by asset class and historical rates of return for each individual asset class. This process is reevaluated at least on an annual basis and if market, actuarial and economic conditions change, adjustments to the rate of return may come into place.
     The plans’ weighted-average asset allocations at December 31, by asset category were as follows:

	2006	2005

Equity securities	67%	69%
Fixed income securities	31	29
Other	2	2

	100%	100%

     The plans’ target allocation for 2006 and 2005, by asset category, approximated 70% in equity securities and 30% in debt securities.
     At December 31, 2006, these plans included 2,745,720 shares (2005 — 2,745,720) of the Corporation’s common stock with a market value of approximately $49,286,000 (2005 -$58,072,000). Dividends paid on shares of the Corporation’s common stock held by the plan during 2006 amounted to $1,757,000 (2005 — $1,757,000). BPPR and BPNA also have supplementary pension and profit sharing plans for certain employees whose compensation exceeds the limits established by ERISA.
     As indicated in Note 1, the Corporation adopted SFAS No. 158 as of December 31, 2006. Under SFAS No. 158 each overfunded plan is recognized as an asset and each underfunded plan is recognized as a liability. The initial impact of the standard due to unrecognized prior service costs or credits and net actuarial gains or losses as well as subsequent changes in the funded status is recognized as a component of accumulated comprehensive loss in stockholders’ equity. Additional minimum pension liabilities (AMPL) and related intangible assets are also derecognized upon adoption of the new standard. The following table summarizes the effect of required changes in the AMPL as of December 31, 2006 prior to the adoption of SFAS No. 158 as well as the impact of the initial adoption of SFAS No. 158.

Pension Plans:
	December 31,			December 31,
	2006 prior to			2006 Post
	AMPL and		SFAS	AMPL and
	SFAS No. 158	AMPL	No. 158	SFAS No. 158
(In thousands)	Adjustments	Adjustment	Adjustment	Adjustment

Prepaid pension costs	$21,071	—	($21,071)	—
Benefit liabilities	(4,595)	—	(28,007)	($32,602)
Accumulated other comprehensive loss	—	—	49,078	49,078

Benefit Restoration Plans:
	December 31,			December 31,
	2006 prior to			2006 Post
	AMPL and		SFAS	AMPL and
	SFAS No. 158	AMPL	No. 158	SFAS No. 158
(In thousands)	Adjustments	Adjustment	Adjustment	Adjustment

Prepaid pension costs	$2,057	—	($2,057)	—
Benefit liabilities	(5,634)	—	(6,507)	($12,141)
Accumulated other comprehensive loss	2,354	$1,539	8,564	12,457

     The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost (credit) during 2007 are as follows:

(In thousands)	Pension Plans	Benefit	Restoration Plans

Net prior service cost (credit)	$207	—	($53)
Net loss	—	—	992

The following table sets forth the aggregate status of the plans and the amounts recognized in the consolidated financial statements at December 31:

		Benefit
	Pension Plans	Restoration Plans	Total
(In thousands)		2006

Change in benefit obligation:
Benefit obligation at beginning of year	$567,154	$29,316	$596,470
Service cost	12,509	1,047	13,556
Interest cost	30,558	1,601	32,159
Actuarial (gain) loss	(18,265)	(983)	(19,248)
Benefits paid	(23,561)	(300)	(23,861)
Transfer of obligation*	1,062	(1,062)	—

Benefit obligations at end of year	$569,457	$29,619	$599,076

Change in plan assets:
Fair value of plan assets at beginning of year	$509,457	$12,259	$521,716
Actual return on plan assets	49,037	(20)	49,017
Employer contributions	1,923	5,538	7,461
Benefits paid	(23,561)	(300)	(23,861)

Fair value of plan assets at end of year	$536,856	$17,477	$554,333

Amounts recognized in accumulated other comprehensive loss under SFAS No. 158:
Net prior service cost	$1,340	($412)	$928
Net loss	47,738	12,869	60,607

Accumulated other comprehensive loss	$49,078	$12,457	$61,535

Reconciliation of (accrued) prepaid benefit cost:
Prepaid (accrued) benefit cost at beginning of year	$20,485	($3,228)	$17,257
Net periodic benefit cost	(5,289)	(2,637)	(7,926)
Contributions	1,923	5,538	7,461
Amount recognized in accumulated other comprehensive loss	(49,078)	(12,457)	(61,535)
Transfer of unrecognized amounts*	(643)	643	—

Accrued benefit cost at end of year	($32,602)	($12,141)	($44,743)

Accumulated benefit obligation	$504,976	$20,801	$525,777

*	Benefit obligations were transferred from the benefit restoration plans to the qualified retirement plan due to removal of the compensation limit “sunset provisions” under the Pension Protection Act of 2006. Pro-rata amounts of the unrecognized prior service costs and losses were also transferred.

		Benefit
	Pension Plans	Restoration Plans	Total
(In thousands)		2005

Change in benefit obligation:
Benefit obligation at beginning of year	$528,123	$21,880	$550,003
Service cost	15,274	967	16,241
Interest cost	29,873	1,330	31,203
Curtailment	(6,739)	138	(6,601)
Actuarial loss	24,324	5,276	29,600
Benefits paid	(23,701)	(275)	(23,976)

Benefit obligations at end of year	$567,154	$29,316	$596,470

Change in plan assets:
Fair value of plan assets at beginning of year	$519,709	$9,636	$529,345
Actual return on plan assets	13,132	274	13,406
Employer contributions	317	2,624	2,941
Benefits paid	(23,701)	(275)	(23,976)

Fair value of plan assets at end of year	$509,457	$12,259	$521,716

Unfunded status	($57,697)	($17,057)	($74,754)
Unrecognized net prior service cost (benefit)	1,531	(481)	1,050
Unrecognized net actuarial loss	76,651	14,310	90,961

Prepaid (accrued) pension cost	$20,485	($3,228)	$17,257

Amount recognized in the statement of financial condition consists of:
Prepaid benefit cost	$24,751	—	$24,751
Accrued benefit liability	(4,266)	($5,582)	(9,848)
Accumulated other comprehensive income	—	2,354	2,354

Net amount recognized	$20,485	($3,228)	$17,257

Reconciliation of (accrued) prepaid benefit cost:
Prepaid (accrued) benefit cost at beginning of year	$26,377	($4,110)	$22,267
Net periodic benefit cost	(4,227)	(2,080)	(6,307)
Additional benefit (cost) income	(1,982)	338	(1,644)
Contributions	317	2,624	2,941

Prepaid (accrued) benefit cost at end of year	$20,485	($3,228)	$17,257

Accumulated benefit obligation	$494,013	$17,627	$511,640

     Information for plans with an accumulated benefit obligation in excess of plan assets for the years ended December 31, follows:

			Benefit
	Pension Plans		Restoration Plans
(In thousands)	2006	2005	2006	2005

Projected benefit obligation	$13,721	$12,045	$29,619	$29,316
Accumulated benefit obligation	9,318	7,897	20,801	17,627
Fair value of plan assets	8,075	5,435	17,477	12,259

     Information for plans with plan assets in excess of the accumulated benefit obligation for the years ended December 31, follows:

	Pension Plans
(In thousands)	2006	2005

Projected benefit obligation	$555,736	$555,109
Accumulated benefit obligation	495,658	486,116
Fair value of plan assets	528,781	504,022

The measurement dates of the assets and liabilities of all plans presented above for 2006 and 2005 were December 31, 2006 and December 31, 2005, respectively.
The actuarial assumptions used to determine benefit obligations for the years ended December 31, were as follows:

	2006	2005

Discount rate	5.75%	5.50%
Rate of compensation increase — weighted average	4.20%	4.20%

     The actuarial assumptions used to determine the components of net periodic pension cost for the years ended December 31, were as follows:

				Benefit
	Pension Plans			Restoration Plans
	2006	2005	2004	2006	2005	2004

Discount rate	5.50%	5.75%	6.00%	5.50%	5.75%	6.00%
Expected return on plan assets	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Rate of compensation increase — weighted average	4.20%	5.10%	5.10%	4.20%	5.10%	5.10%

     The components of net periodic pension cost for the years ended December 31, were as follows:

				Benefit
		Pension Plans		Restoration Plans
(In thousands)	2006	2005	2004	2006	2005	2004

Components of net periodic pension cost:
Service cost	$12,509	$15,274	$14,495	$1,047	$967	$690
Interest cost	30,558	29,873	27,915	1,601	1,330	936
Expected return on plan assets	(39,901)	(40,674)	(37,338)	(1,056)	(843)	(687)
Amortization of asset obligation	—	(862)	(2,460)	—	—	—
Amortization of prior service cost	177	345	421	(55)	(93)	(106)
Amortization of net loss	1,946	271	50	1,100	719	303

Net periodic cost (benefit)	5,289	4,227	3,083	2,637	2,080	1,136
Curtailment loss (gain)	—	1,982	849	—	(338)	—
Special termination benefits	—	—	2,219	—	—	—

Total cost	$5,289	$6,209	$6,151	$2,637	$1,742	$1,136

     In October 2005, the Board of Directors of BPPR adopted an amendment for the Puerto Rico Retirement and Tax Qualified Retirement Restoration Plans to freeze benefits for all employees under age 30 or who have less than 10 years of credited service effective January 1, 2006. As part of the amendment, these employees were 100% vested in their accrued benefit as of December 31, 2005. The expense for these plans was remeasured as of September 30, 2005 to consider this change using a discount rate of 5.50%. Curtailment costs were considered for these plans and are included as part of the December 31, 2005 disclosures. In connection with the plan’s change, these employees received a base salary increase according to their age and years of service, effective January 1, 2006.
     During 2004, the Corporation consolidated the information processing and technology functions of both Banco Popular de Puerto Rico and GM Group, Inc. into GM Group, Inc., renamed EVERTEC, Inc. The effective date for the transaction was April 1, 2004. As part of this reorganization, the Corporation incurred certain curtailment gains / losses on the pension and postretirement plans related with the employees that were transferred to EVERTEC, Inc. and whose benefits were frozen. Also, the Corporation incurred certain costs related to employees of BPPR who elected early retirement effective March 31, 2004, as part of this reorganization.
     During 2007, the Corporation expects to contribute $1,199,000 to the pension plans and $1,957,000 to the benefit restoration plans.
     The following benefit payments, attributable to past and estimated future service, as appropriate, are expected to be paid:

		Benefit
(In thousands)	Pension	Restoration Plans

2007	$25,180	$453
2008	25,864	602
2009	26,769	787
2010	27,761	988
2011	28,839	1,219
2012 - 2016	165,459	9,308

Postretirement health care benefits
In addition to providing pension benefits, BPPR provides certain health care benefits for retired employees. Regular employees of BPPR, except for employees hired after February 1, 2000, may become eligible for health care benefits, provided they reach retirement age while working for BPPR.
     The adoption of SFAS No. 158 also impacted the accounting for the postretirement health care benefits plan. The following table summarizes the impact of the initial adoption of SFAS No. 158.

	December 31,		December 31,
	prior to		2006 Post
	SFAS No. 158	SFAS No. 158	SFAS No. 158
(In thousands)	adjustments	adjustment	Adjustment

Postretirement liabilities	($126,881)	($7,725)	($134,606)
Accumulated other
comprehensive loss	—	$7,725	$7,725

     Of the total postretirement liabilities as of December 31, 2006, approximately $6,397,000 were considered current liabilities.
     The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost during 2007 for the postretirement health care benefit plan are as follows:

(In thousands)

Net prior service credit	($1,046)

     The status of the Corporation’s unfunded postretirement benefit plan at December 31, was as follows:

(In thousands)	2006	2005

Change in benefit obligation:
Benefit obligation at beginning of the year	$143,183	$147,145
Service cost	2,797	2,713
Interest cost	7,707	8,267
Benefits paid	(6,304)	(6,174)
Actuarial gain	(12,777)	(8,768)

Benefit obligation at end of year	$134,606	$143,183

Funded status at end of year:
Benefit obligation at end of year	($134,606)	($143,183)
Fair value of plan assets	—	—

Funded status at end of year	($134,606)	($143,183)

Unfunded status	N/A (1)	($143,183)
Unrecognized net prior service benefits	N/A (1)	(6,391)
Unrecognized net actuarial loss	N/A (1)	26,805

Accrued benefit cost	N/A (1)	($122,769)

Amounts recognized in accumulated other comprehensive loss under SFAS No. 158:
Net prior service cost	($5,345)	N/A (2)
Net loss	13,070	N/A (2)

Accumulated other comprehensive loss	$7,725	N/A (2)

Reconciliation of (accrued)/prepaid benefit cost:
Accrued benefit cost at beginning of year	($122,769)	($117,318)
Net periodic benefit cost	(10,416)	(11,625)
Contributions	6,304	6,174
Amount recognized in accumulated other comprehensive loss	(7,725)	—

Accrued benefit cost at end of year	($134,606)	($122,769)

N/A (1) — Disclosure not required by SFAS No. 158.
N/A (2) — These disclosures are non-applicable to the 2005 benefit plan since SFAS No. 158 was effective for the year ended December 31, 2006.

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation at December 31, 2006 was 5.75% (2005 - 5.50%).
     The weighted average discount rate used to determine the components of net periodic postretirement benefit cost for the year ended December 31, 2006 was 5.50% (2005 — 5.75%; 2004 - 6.00%).

     The components of net periodic postretirement benefit cost for the year ended December 31, were as follows:

(In thousands)	2006	2005	2004

Service cost	$2,797	$2,713	$2,898
Interest cost	7,707	8,267	8,798
Amortization of prior service benefit	(1,046)	(1,046)	(1,087)
Amortization of net loss	958	1,691	2,132

Net periodic benefit cost	10,416	11,625	12,741
Curtailment gain	—	—	(1,005)
Special termination benefits	—	—	347

Total benefit cost	$10,416	$11,625	$12,083

     The Corporation adopted the provisions of FSP 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” on a prospective basis in the third quarter of 2004. The postretirement health care benefit obligation at December 31, 2005 reflects the implementation in 2006 of Medicare Advantage HMO’s for post-65 retirees.
     The assumed health care cost trend rates at December 31, were as follows:
To determine postretirement benefit obligation:

	2006	2005

Initial health care cost trend rate	9.00%	10.00%
Rate to which the cost trend rate is assumed to decline	5.00%	5.00%
Year that the ultimate trend rate is reached	2011	2011

To determine net periodic benefit cost:

	2006	2005

Initial health care cost trend rate	10.00%	9.00%
Rate to which the cost trend rate is assumed to decline	5.00%	5.00%
Year that the ultimate trend rate is reached	2011	2009

     The Plan provides that the cost will be capped to 3% of the annual health care cost increase affecting only those employees retiring after February 1, 2001.
     Assumed health care trend rates generally have a significant effect on the amounts reported for a health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage	1-Percentage
(In thousands)	Point Increase	Point Decrease

Effect on total service cost and interest cost components	$501	($453)
Effect on postretirement benefit obligation	7,011	(6,127)

     The Corporation expects to contribute $6,397,000 to the postretirement benefit plan in 2007 to fund current benefit payment requirements.
     The following benefit payments, attributable to past and estimated future service, as appropriate, are expected to be paid:

(In thousands)

2007	$6,397
2008	6,744
2009	7,066
2010	7,343
2011	7,589
2012 - 2016	41,432

Savings and stock plans
The Corporation also provides contributory retirement and savings plans pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code and Section 401(k) of the U.S. Internal Revenue Code, as applicable, for substantially all the employees of certain of the Corporation’s subsidiaries. Some of these plans incorporate profit sharing benefits, which are determined by each subsidiary annually and may be paid in cash, as applicable to the different plans. Investments in the plans are participant-directed, and employer contributions are determined based on specific provisions of each plan. Employees are fully vested in the employer’s contribution after five years of service. The cost of providing these benefits in 2006 was $27,306,000 (2005 — $32,975,000; 2004 - $32,942,000).
     Prior to 2006, BPPR (the Bank) had a profit sharing plan covering all regular monthly salaried employees. Under that plan, the Board of Directors determined the Bank’s annual contribution according to the Bank’s profits. Since January 1, 2006 BPPR no longer provides a deferred profit sharing award under this plan. The assets and liabilities of the profit sharing plan were transferred to the employee savings and stock plan accounts during 2006. In connection with this change, employees received a pre-determined increase in base salary effective January 1, 2006, and BPPR raised its matching contribution in the savings and stock plan.
     The plans held 14,483,925 (2005 — 15,950,027; 2004 -16,686,344) shares of common stock of the Corporation with a market value of approximately $259,986,000 at December 31, 2006 (2005 — $337,343,000; 2004 - $481,067,000).
Note 23 — Stock-based compensation:
Since 2001, the Corporation maintained a Stock Option Plan (the “Stock Option Plan”), which permitted the granting of incentive awards in the form of qualified stock options, incentive stock options, or non-statutory stock options of the Corporation. In

April 2004, the Corporation’s shareholders adopted the Popular, Inc. 2004 Omnibus Incentive Plan (the “Incentive Plan”), which replaced and superseded the Stock Option Plan. All outstanding award grants under the Stock Option Plan continue to remain outstanding at December 31, 2006 under the original terms of the Stock Option Plan.
Stock Option Plan
Employees and directors of the Corporation or any of its subsidiaries were eligible to participate in the Stock Option Plan. The Board of Directors or the Compensation Committee of the Board had the absolute discretion to determine the individuals that were eligible to participate in the Stock Option Plan. This plan provided for the issuance of Popular, Inc.’s common stock at a price equal to its fair market value at the grant date, subject to certain plan provisions. The shares are to be made available from authorized but unissued shares of common stock or treasury stock. The Corporation’s policy has been to use authorized but unissued shares of common stock to cover each grant. The maximum option term is ten years from the date of grant. Unless an option agreement provides otherwise, all options granted are 20% exercisable after the first year and an additional 20% is exercisable after each subsequent year, subject to an acceleration clause at termination of employment due to retirement.
     Upon the adoption of SFAS No. 123-R during the first quarter of 2006, the compensation cost related to the Stock Option Plan is being recognized in full for those employees that, as of year-end, had attained their minimum required eligible age for retirement, since the vesting is accelerated at retirement. The impact of SFAS No. 123-R related to the Stock Option Plan resulted in additional expense of $374,000 for the year ended December 31, 2006.
     The following table presents information on stock options as of December 31, 2006:

		Weighted-	Weighted-		Weighted-
		Average	Average		Average
Exercise		Exercise	Remaining		Exercise
Price		Price of	Life of Options	Options	Price of
Range	Options	Options	Outstanding	Exercisable	Options
per Share	Outstanding	Outstanding	in Years	(fully vested)	Exercisable

$14.39 - $18.50	1,534,852	$15.81	5.73	1,170,311	$15.70
$19.25 - $27.20	1,609,947	$25.27	7.50	779,211	$24.96

$14.39 - $27.20	3,144,799	$20.65	6.64	1,949,522	$19.40

     The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2006 was $24,097,000 and $2,642,000, respectively.
     The following table summarizes the stock options activity and related information:

	Options	Weighted-Average
	Outstanding	Exercise Price

Balance at January 1, 2004	1,779,219	$15.88
Granted	997,232	23.95
Exercised	(110,681)	15.82
Forfeited	(81,150)	23.22

Balance at December 31, 2004	2,584,620	$18.76
Granted	707,342	27.20
Exercised	(47,858)	16.14
Forfeited	(20,401)	22.18

Balance at December 31, 2005	3,223,703	$20.63
Granted	—	—
Exercised	(39,449)	15.78
Forfeited	(37,818)	23.75
Expired	(1,637)	24.05

Outstanding at December 31, 2006	3,144,799	$20.65

     The stock options exercisable at December 31, 2006 totaled 1,949,522 (2005 — 1,501,447; 2004 — 591,987). The total intrinsic value of options exercised during the year ended December 31, 2006 was $86,000 (2005 — $247,000; 2004 — $1,439,000).
     The fair value of these options was estimated on the date of the grants using the Black-Scholes Option Pricing Model. The weighted average assumptions used for the grants issued during 2005 and 2004 were:

	2005	2004

Expected dividend yield	2.56%	2.00%
Expected life of options	10 years	10 years
Expected volatility	17.54%	16.50%
Risk-free interest rate	4.16%	4.06%
Weighted average fair value of options granted (per option)	$5.95	$5.74

     There were no new grants issued by the Corporation under the Stock Option Plan during 2006.
     The cash received from the stock options exercised during the year ended December 31, 2006 amounted to $622,000.
     The Corporation recognized $3,006,000 in stock options expense for the year ended December 31, 2006 (2005 — $5,226,000; 2004 — $3,223,000), with a tax benefit of $1,221,000 (2005 —$2,095,000; 2004 — $1,234,000). The total unrecognized compensation cost at December 31, 2006 related to non-vested stock option awards was $3,329,000 and is expected to be recognized over a weighted-average period of 1.7 years.
Incentive Plan
The Incentive Plan permits the granting of incentive awards in the form of an Annual Incentive Award, a Long-term Performance Unit Award, an Option, a Stock Appreciation Right, Restricted Stock, Restricted Unit or Performance Share. Participants in the Incentive Plan are designated by the Compensation Committee of the Board of Directors (or its delegate as determined by the Board). Employees and directors of the Corporation and / or any of its subsidiaries are eligible to participate in the Incentive Plan. The shares may be made available from common stock purchased by the Corporation for such purpose, authorized but unissued shares of common stock or treasury stock. The Corporation’s policy with respect to the shares of restricted stock has been to purchase such shares in the open market to cover each grant.
     The compensation cost associated with the shares of restricted stock is estimated based on a two-prong vesting schedule, unless otherwise stated in an agreement. The first part is vested ratably over five years commencing at the date of grant and the second part is vested at termination of employment after attainment of 55 years of age and 10 years of service. The five-year vesting part is accelerated at termination of employment after attaining 55 years of age and 10 years of service.
     No additional compensation cost related to the Incentive Plan was recognized by the Corporation during the year ended December 31, 2006 as a result of the adoption of SFAS No. 123-R.
     The following table summarizes the restricted stock under Management Incentive Award and related information:

	Restricted	Weighted-Average
	Stock	Grant Date Fair Value

Nonvested at January 1, 2005	—	—
Granted	172,622	$27.65
Vested	—	—
Forfeited	—	—

Nonvested at December 31, 2005	172,622	$27.65
Granted	444,036	20.54
Vested	—	—
Forfeited	(5,188)	19.95

Nonvested at December 31, 2006	611,470	$22.55

     During the year ended December 31, 2006, the Corporation granted 444,036 shares of restricted stock to management (2005 — 172,622).
     During the year ended December 31, 2006, the Corporation recognized $2,296,000 (2005 — $3,998,000; 2004 — $1,030,000) of restricted stock expense related to management incentive awards, with an income tax benefit of $898,000 (2005 —$1,524,000; 2004 — $402,000). The total unrecognized compensation cost related to non-vested restricted stock awards was $6,584,000 and is expected to be recognized over a weighted-average period of 2.7 years.
     The following table summarizes the restricted stock under Incentive Award to members of the Board of Directors and related information:

	Restricted	Weighted-Average
	Stock	Grant Date Fair Value

Nonvested at January 1, 2005	20,802	$23.51
Granted	29,208	23.71
Vested	(3,062)	23.87
Forfeited	—	—

Nonvested at December 31, 2005	46,948	$23.61
Granted	32,267	19.82
Vested	(2,601)	23.54
Forfeited	—	—

Nonvested at December 31, 2006	76,614	$22.02

     For the year ended December 31, 2006, the Corporation granted 32,267 (2005 — 29,208; 2004 — 20,802) shares of restricted stock to members of the Board of Directors of Popular, Inc. and BPPR. During this period, the Corporation recognized $570,000, with a tax benefit of $222,000 (2005 — $635,000, with a tax benefit of $247,000) of restricted stock expense related to these restricted stock grants.
Note 24 — Rental expense and commitments:
At December 31, 2006, the Corporation was obligated under a number of noncancelable leases for land, buildings, and equipment which require rentals (net of related sublease rentals) as follows:

	Minimum	Sublease
Year	payments	rentals	Net
	(In thousands)
2007	$56,086	$2,041	$54,045
2008	48,289	1,893	46,396
2009	37,417	1,627	35,790
2010	28,185	1,279	26,906
2011	21,283	1,185	20,098
Later years	139,968	5,158	134,810

	$331,228	$13,183	$318,045

     Total rental expense for the year ended December 31, 2006 was $70,562,000 (2005 — $62,395,000; 2004 — $56,972,000), which is included in net occupancy, equipment and communication expenses, according to their nature.

Note 25 — Income tax:
The components of income tax expense for the years ended December 31, are summarized below.

(In thousands)	2006	2005	2004

Current income tax expense:
Puerto Rico	$131,687	$113,888	$86,734
Federal and States	2,848	38,162	62,162

Subtotal	134,535	152,050	148,896

Deferred income tax (benefit) cost:
Puerto Rico	(6,596)	(10,986)	(4,088)
Federal and States	(21,053)	7,851	(103)

Subtotal	(27,649)	(3,135)	(4,191)

Total income tax expense	$106,886	$148,915	$144,705

     The reasons for the difference between the income tax expense applicable to income before provision for income taxes and the amount computed by applying the statutory tax rate in Puerto Rico, were as follows:

	2006		2005		2004
		% of		% of		% of
		pre-tax		pre-tax		pre-tax
(Dollars in thousands)	Amount	income	Amount	income	Amount	income

Computed income tax at statutory rates	$202,084	43.5%	$284,694	41.5%	$247,499	39.0%
Benefits of net tax exempt interest income	(67,055)	(14)	(75,880)	(11)	(74,599)	(12)
Effect of income subject to capital gain tax rate	(2,426)	(1)	(24,612)	(4)	(3,459)	(1)
Federal, States taxes and other	(25,717)	(6)	(35,287)	(5)	(24,736)	(3)

Income tax expense	$106,886	22.5%	$148,915	21.5%	$144,705	23.0%

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Significant components of the Corporation’s deferred tax assets and liabilities at December 31, were as follows:

(In thousands)	2006	2005

Deferred tax assets:
Tax credits available for carryforward	$23,568	$6,963
Net operating loss and donation carryforward available	35,327	44,505
Deferred compensation	4,452	3,525
Postretirement and pension benefits	71,277	44,543
Unrealized net loss on trading and available-for-sale securities	51,417	49,519
Deferred loan origination fees	5,766	3,342
Allowance for loan losses	200,155	176,690
Amortization of intangibles	168
Unearned income	1,218	1,169
Unrealized loss on derivatives	—	427
Basis difference related to securitizations treated as sales for tax and borrowings for books	7,588	—
Intercompany deferred gains	16,369	21,037

Other temporary differences	19,725	8,480

Total gross deferred tax assets	437,030	360,200

Deferred tax liabilities:
Differences between the assigned values and the tax bases of assets and liabilities recognized in purchase business combinations	38,546	15,363
Basis difference related to securitizations treated as sales for tax and borrowings for books	—	6,703
Deferred loan origination costs	24,112	19,728

Accelerated depreciation	12,037	11,044
Amortization of intangibles	—	481
Unrealized gain on derivatives	258	—
Other temporary differences	2,628	5,067

Total gross deferred tax liabilities	77,581	58,386

Valuation allowance	39	39

Net deferred tax asset	$359,410	$301,775

     The net deferred tax asset shown in the table above at December 31, 2006 is reflected in the consolidated statements of condition as $359,433,000 in deferred tax assets (in the “other assets” caption) (2005 — $305,723,000) and $23,000 in deferred tax liabilities (in the “other liabilities” caption) (2005 — $3,948,000), reflecting the aggregate deferred tax assets or liabilities of individual tax-paying subsidiaries of the Corporation.
     At December 31, 2006, the Corporation had total credits of $23,568,000 that will reduce the regular income tax liability in future years, $5,245,000 expiring in annual installments through year 2016 and $18,323,000 expiring through year 2010.
     A valuation allowance of $39,000 is reflected in 2006 and 2005, related to deferred tax assets arising from temporary differences for which the Corporation could not determine the likelihood of its realization. Based on the information available, the Corporation expects to fully realize all other items comprising the net deferred tax asset as of December 31, 2006.
     The net operating loss carryforwards (NOLs) outstanding at December 31, 2006 expire in the years 2008 through 2026.
     Under the Puerto Rico Internal Revenue Code, the Corporation and its subsidiaries are treated as separate taxable entities and are not entitled to file consolidated tax returns. The Code provides a dividend received deduction of 100% on dividends received from “controlled” subsidiaries subject to taxation in Puerto Rico and 85% on dividends received from other taxable domestic corporations.
     The Corporation has never received any dividend payments from its U.S. subsidiaries. Any such dividend paid from a U.S. subsidiary to the Corporation would be subject to a 10% withholding tax based on the provisions of the U.S. Internal Revenue Code. The Corporation has not recorded any deferred tax liability on the unremitted earnings of its U.S. subsidiaries because the reinvestment of such earnings is considered permanent. The Corporation believes that the likelihood of receiving dividend payments from any of its U.S. subsidiaries in the foreseeable future is remote based on the growth it is undertaking in the U.S. mainland.
     The Corporation’s subsidiaries in the United States file a consolidated federal income tax return. The Corporation’s federal income tax (benefit) provision for 2006 was ($26,994,000) (2005 — $34,571,000; 2004 — $58,934,000). The intercompany settlement of taxes paid is based on tax sharing agreements which generally allocate taxes to each entity based on a separate return basis.
     On May 13, 2006, the Government of Puerto Rico approved a legislation that imposed an additional 2% tax to corporations operating under the Banking Law. With this additional tax, the maximum rate increased to 43.5% for BPPR. This law was effective for taxable years beginning after December 31, 2005 and ending on or before December 31, 2006. Under another temporary increase approved in August 2005, the maximum rate for all other Puerto Rico corporations increased to 41.5% for 2005 and 2006. After this period, the applicable statutory tax rate will be 39% for all Puerto Rico corporations.
Note 26 — Off-balance sheet activities and concentration of credit risk:
Off-balance sheet risk
The Corporation is a party to financial instruments with off-balance sheet credit risk in the normal course of business to meet the financial needs of its customers. These financial instruments include loan commitments, letters of credit, and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition.
     The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees written is represented by the contractual notional amounts of those instruments. The Corporation uses the same credit policies in making these commitments and conditional obligations as it does for those reflected on the consolidated statements of condition.
     Financial instruments with off-balance sheet credit risk at December 31, whose contract amounts represent potential credit risk were as follows:

(In thousands)	2006	2005

Commitments to extend credit:
Credit card lines	$2,896,090	$2,846,549
Commercial lines of credit	4,329,664	4,062,599
Other unused credit commitments	508,815	654,397
Commercial letters of credit	20,689	22,281
Standby letters of credit	180,869	177,034
Commitments to purchase mortgage loans	—	128,508
Commitments to originate mortgage loans	547,695	562,600

Commitments to extend credit
Contractual commitments to extend credit are legally binding agreements to lend money to customers for a specified period of time. To extend credit the Corporation evaluates each customer’s creditworthiness. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include cash, accounts receivable, inventory, property, plant and equipment and investment securities, among others. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.
Letters of credit
There are two principal types of letters of credit: commercial and standby letters of credit. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
     In general, commercial letters of credit are short-term instruments used to finance a commercial contract for the shipment of goods from a seller to a buyer. This type of letter of credit ensures prompt payment to the seller in accordance with the terms of the contract. Although the commercial letter of credit is contingent upon the satisfaction of specified conditions, it represents a credit exposure if the buyer defaults on the underlying transaction.
     Standby letters of credit are issued by the Corporation to disburse funds to a third party beneficiary if the Corporation’s customer fails to perform under the terms of an agreement with the beneficiary. These letters of credit are used by the customer as a credit enhancement and typically expire without being drawn upon.
Other commitments
At December 31, 2006, the Corporation also maintained other non-credit commitments for $43,378,000, primarily for the acquisition of other investments (2005 — $8,393,000).
Geographic concentration
As of December 31, 2006, the Corporation had no significant concentrations of credit risk and no significant exposure to highly leveraged transactions in its loan portfolio. Note 30 provides further information on the asset composition of the Corporation by geographical area as of December 31, 2006 and 2005.
     Included in total assets of Puerto Rico are investments in obligations of the U.S. Treasury and U.S. Government agencies amounting to $5,439,000 and $6,570,000 in 2006 and 2005, respectively.
Note 27 — Disclosures about fair value of financial instruments:
The fair value of financial instruments is the amount at which an asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on the type of financial instrument and relevant market information. Many of these estimates involve various assumptions and may vary significantly from amounts that could be realized in actual transactions.
     The information about the estimated fair values of financial instruments presented hereunder excludes all nonfinancial instruments and certain other specific items.
     Derivatives are considered financial instruments and their carrying value equals fair value. For disclosures about the fair value of derivative instruments refer to Note 28 to the consolidated financial statements.
     For those financial instruments with no quoted market prices available, fair values have been estimated using present value calculations or other valuation techniques, as well as management’s best judgment with respect to current economic conditions, including discount rates, estimates of future cash flows and prepayment assumptions.
     The fair values reflected herein have been determined based on the prevailing interest rate environment as of December 31, 2006 and 2005, respectively. In different interest rate environments, fair value estimates can differ significantly, especially for certain fixed rate financial instruments. In addition, the fair values presented do not attempt to estimate the value of the Corporation’s fee generating businesses and anticipated future business activities, that is, they do not represent the Corporation’s value as a going concern. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.
     The following methods and assumptions were used to estimate the fair values of significant financial instruments at December 31, 2006 and 2005.
     Short-term financial assets and liabilities have relatively short maturities, or no defined maturities, and little or no credit risk. The carrying amounts reported in the consolidated statements of condition approximate fair value. Included in this category are: cash and due from banks, federal funds sold and securities purchased under agreements to resell, time deposits with other banks, bankers acceptances, customers’ liabilities on acceptances, accrued interest receivable, federal funds purchased and assets sold under agreements to repurchase, short-term borrowings, acceptances outstanding and accrued interest payable. Resell and repurchase agreements with long-term maturities are valued using discounted cash flows based on market rates currently available for agreements with similar terms and remaining maturities.
     Trading and investment securities, except for investments classified as other investment securities in the consolidated statement of condition, are financial instruments that regularly trade on secondary markets. The estimated fair value of these securities was determined using either market prices or dealer quotes, where available, or quoted market prices of financial instruments with similar characteristics. Trading account securities and securities available-for-sale are reported at their respective fair values in the consolidated statements of condition since they are marked-to-market for accounting purposes. These instruments are detailed in the consolidated statements of condition and in Notes 4, 5 and 28.
     The estimated fair value for loans held-for-sale is based on secondary market prices. The fair values of the loan portfolios have been determined for groups of loans with similar characteristics. Loans were segregated by type such as commercial, construction, residential mortgage, consumer and credit cards. Each loan category was further segmented based on loan characteristics, including repricing term and pricing. The fair value of most fixed-rate loans was estimated by discounting scheduled cash flows using interest rates currently being offered on loans with similar terms. For variable rate loans with frequent repricing terms, fair values were based on carrying values. Prepayment assumptions have been applied to the mortgage and installment loan portfolio. The fair value of the loans was also reduced by an estimate of credit losses inherent in the portfolio. Generally accepted accounting principles do not require, and the Corporation has not performed a fair valuation of its lease financing portfolio, therefore it is included in the loans total at its carrying amount.

     The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, NOW and money market accounts is, for purpose of this disclosure, equal to the amount payable on demand as of the respective dates. The fair value of certificates of deposit is based on the discounted value of contractual cash flows, using interest rates currently being offered on certificates with similar maturities.
     Long-term borrowings were valued using discounted cash flows, based on market rates currently available for debt with similar terms and remaining maturities and in certain instances using quoted market rates for similar instruments at December 31, 2006 and 2005, respectively.
     Commitments to extend credit were valued using the fees currently charged to enter into similar agreements. For those commitments where a future stream of fees is charged, the fair value was estimated by discounting the projected cash flows of fees on commitments, which are expected to be disbursed, based on historical experience. The fair value of letters of credit is based on fees currently charged on similar agreements.
     Carrying or notional amounts, as applicable, and estimated fair values for financial instruments at December 31, were:

(In thousands)	2006		2005
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value

Financial Assets:
Cash and money market investments	$1,251,866	$1,251,866	$1,655,820	$1,660,739
Trading securities	382,325	382,325	519,338	519,338
Investment securities available-for-sale	9,850,862	9,850,862	11,716,586	11,716,586
Investment securities held-to-maturity	91,340	92,764	153,104	156,068
Other investment securities	297,394	412,593	319,103	426,407
Loans held-for-sale	719,922	737,439	699,181	710,700
Loans held-in-porfolio, net	31,494,785	31,448,328	30,549,319	30,414,647
Financial Liabilities:
Deposits	$24,438,331	$24,416,523	$22,638,005	$22,564,233
Federal funds purchased	1,276,818	1,276,818	1,500,575	1,500,575
Assets sold under agreements to repurchase	4,485,627	4,474,171	7,201,886	7,152,569
Short-term borrowings	4,034,125	4,034,125	2,700,261	2,700,261
Notes payable	8,737,246	8,647,942	9,893,577	9,700,869

	Notional	Fair	Notional	Fair
(In thousands)	amount	value	amount	value

Commitments to extend credit and letters of credit:
Commitments to extend credit	$7,734,569	$19,110	$7,563,545	$18,552
Letters of credit	201,558	1,935	199,315	1,875

Note 28 — Derivative instruments and hedging activities:
The Corporation incorporates the use of derivative instruments as part of the overall interest rate risk management strategy to minimize significant unplanned fluctuations in earnings and cash flows that are caused by interest rate volatility. The Corporation’s goal is to manage interest rate sensitivity by modifying the repricing or maturity characteristics of certain balance sheet assets and liabilities so that the net interest income is not, on a material basis, adversely affected by movements in interest rates. The Corporation uses derivatives in its trading activities to facilitate customer transactions, to take proprietary positions and as means of risk management. As a result of interest rate fluctuations, hedged fixed and variable interest rate assets and liabilities will appreciate or depreciate in market value. The effect of this unrealized appreciation or depreciation is expected to be substantially offset by the Corporation’s gains or losses on the derivative instruments that are linked to these hedged assets and liabilities.
     As a matter of policy, the Corporation does not use highly leveraged derivative instruments for interest rate risk management. The discussion and tables below provide a description of the derivative instruments used as part of the Corporation’s interest rate risk management strategies.
     By using derivative instruments, the Corporation exposes itself to credit and market risk. If a counterparty fails to fulfill its performance obligations under a derivative contract, the Corporation’s credit risk will equal the fair value gain in a derivative. Generally, when the fair value of a derivative contract is positive, this indicates that the counterparty owes the Corporation, thus creating a repayment risk for the Corporation. When the fair value of a derivative contract is negative, the Corporation owes the counterparty and, therefore, assumes no repayment risk. To manage the level of credit risk, the Corporation deals with counterparties of good credit standing, enters into master netting agreements whenever possible and, when appropriate, obtains collateral. Credit risk related to derivatives was not significant at December 31, 2006 and 2005. The Corporation has not incurred any losses from counterparty nonperformance on derivatives.
     Market risk is the adverse effect that a change in interest rates, currency exchange rates, or implied volatility rates might have on the value of a financial instrument. The Corporation manages the market risk associated with interest rates, and to a limited extent, with fluctuations in foreign currency exchange rates, by establishing and monitoring limits for the types and degree of risk that may be undertaken. The Corporation regularly measures this risk by using static gap analysis, simulations and duration analysis.

     The Corporation’s treasurers and senior finance officers at the subsidiaries are responsible for evaluating and implementing hedging strategies that are developed through analysis of data derived from financial simulation models and other internal and industry sources. The resulting hedging strategies are then incorporated into the Corporation’s overall interest rate risk management and trading strategies. The resulting derivative activities are monitored by the Corporate Treasury and Corporate Comptroller’s areas within the Corporation.
Cash Flow Hedges
Derivative financial instruments designated as cash flow hedges for the years ended December 31, 2006, and 2005 are presented below:

2006
	Notional	Derivative	Derivative	Equity
(In thousands)	Amount	Assets	Liabilities	OCI	Ineffectiveness

Asset Hedges
Forward commitments	$190,000	$175	$2	$106	—

Liability Hedges
Interest rate swaps	$390,000	$887	$523	$237	—

Total	$580,000	$1,062	$525	$343	—

2005
	Notional	Derivative	Derivative	Equity
(In thousands)	Amount	Assets	Liabilities	OCI	Ineffectiveness

Asset Hedges
Forward commitments	$95,500	$20	$420	$(244)	—

     The Corporation utilizes forward contracts to hedge the sale of mortgage-backed securities with duration terms over one month. Interest rate forwards are contracts for the delayed delivery of securities which the seller agrees to deliver on a specified future date at a specified price or yield. These securities are hedging a forecasted transaction and thus qualify for cash flow hedge accounting in accordance with SFAS No. 133, as amended. Changes in the fair value of the derivatives are recorded in other comprehensive income. The amount included in accumulated other comprehensive income corresponding to these forward contracts is expected to be reclassified to earnings in the next twelve months. These contracts have a maximum remaining maturity of 72 days.
     During 2006, the Corporation entered into interest rate swap contracts to convert floating rate debt to fixed rate debt with the objective of minimizing the exposure to changes in cash flows due to changes in interest rates. These interest rate swaps have a maximum remaining maturity of 2.3 years.
     For cash flow hedges, gains and losses on derivative contracts that are reclassified from accumulated other comprehensive income to current period earnings are included in the line item in which the hedged item is recorded and in the same period in which the forecasted transaction affects earnings.
Fair Value Hedges
At December 31, 2006, there are no derivatives designated as fair value hedges.
     Derivative financial instruments designated as fair value hedges for the year ended December 31, 2005 were:

2005
	Notional	Derivative	Derivative	Equity
(In thousands)	Amount	Assets	Liabilities	OCI	Ineffectiveness

Asset Hedges
Interest rate swaps associated with:
- loans and investment securities	$534,623	$3,145	—	—	$(388)

     Interest rate swaps generally involve the exchange of fixed-and variable-rate interest payments between two parties, based on a common notional principal amount and maturity date.
     During 2005, the Corporation had interest rate swaps designated as fair value hedges to protect its exposure to the changes in fair value resulting from movements in the benchmark interest rate of fixed rate assets, particularly loans and investment securities. The net losses representing the hedge ineffectiveness were reported as part of the other income.
     Additionally, during 2005, the Corporation entered into interest rate swaps to hedge the change in fair value of loans acquired and originated prior to securitization. The net gains representing the hedge ineffectiveness were reported as part of interest income. These derivative contracts expired or were terminated in the first quarter of 2006.

Trading and Non-Hedging Activities
The fair value and notional amounts of non-hedging derivatives at December 31, 2006, and 2005 were:

December 31, 2006
			Fair Values
(In thousands)	Notional Amount	Derivative Assets	Derivative Liabilities

Forward contracts	$400,572	$1,277	$125
Call options and put options	37,500	83	46
Interest rate swaps associated with:
- short-term borrowings	400,000	2,153	—
- bond certificates offered in an on-balance sheet securitization	516,495	90	1,168
- financing of auto loans held-in-portfolio	470,146	728	—
- auto loans approvals locked interest rates	17,442	22	—
- swaps with corporate clients	410,533	—	2,146
- swaps offsetting position of corporate client swaps	410,533	2,146	—
- investment securities	89,385	—	1,645
- mortgage loans prior to securitization	75,000	302	—
Credit default swap	33,463	—	—
Foreign currency and exchange rate commitments w/clients	103	—	2
Foreign currency and exchange rate commitments w/counterparty	103	2	—
Interest rate caps	889,417	4,099	—
Interest rate caps for benefit of corporate clients	50,000	—	90
Index options on deposits	204,946	38,323	—
Index options on S&P notes	31,152	5,648	—
Bifurcated embedded options	229,455	—	43,844
Mortgage rate lock commitments	215,676	13	635

Total	$4,481,921	$54,886	$49,701

December 31, 2005
			Fair Values
(In thousands)	Notional Amount	Derivative Assets	Derivative Liabilities

Forward contracts	$486,457	$15	$1,691
Futures contracts	11,500	17	—
Call options and put options	47,500	114	—
Interest rate swaps associated with:
- brokered CDs	157,088	—	3,226
- short-term borrowings	400,000	—	—
- financing of auto loans held-in-portfolio	209,222	851	—
- auto loans approvals locked interest rates	26,297	(13)	—
- investment securities	40,250	837	—
- swaps with corporate clients	293,331	—	2,361
- swaps offsetting position of corporate client swaps	293,331	2,361	—
Foreign currency and exchange rate commitments w/clients	252	—	32
Foreign currency and exchange rate commitments w/counterparty	252	32	—
Interest rate caps	1,650,907	12,215	—
Index options on deposits	122,711	17,715	—
Index options on S&P notes	31,152	3,626	—
Bifurcated embedded options	170,121	10,593	24,398
Mortgage rate lock commitments	234,938	330	—

Total	$4,175,309	$48,693	$31,708

Forward Contracts
The Corporation has forward contracts to sell mortgage-backed securities with terms lasting less than a month, which were accounted for as trading derivatives. Also, the Corporation has loan sales commitments to economically hedge the changes in fair value of mortgage loans held-for-sale and mortgage pipeline associated with interest rate lock commitments through both mandatory and best efforts forward sale agreements. These contracts are recognized at fair market value with changes directly reported in income. These contracts are entered into in order to optimize the gain on sales of loans and / or mortgage-backed securities, given levels of interest rate risk consistent with the Corporation’s business strategies.
Futures Contracts
The Corporation also enters into interest rate future contracts which are commitments to either purchase or sell designated instruments, such as U.S. Treasury securities, at a future date for a specified price. At December 31, 2006, there were no future contracts outstanding.

Call Options and Put Options
The Corporation has option contracts that grant the purchaser the right to buy or sell the underlying asset by a certain date at a specified price.
Interest Rates Swaps and Foreign Currency and Exchange Rate Commitments
The Corporation has outstanding interest rate swap derivative contracts to economically hedge the cost of short-term borrowings associated with certain securitizations of mortgage loans. Changes in their fair value are recognized in interest expense.
     During 2006, the Corporation entered into an interest rate swap to economically hedge the payments of bond certificates offered as part of an on-balance sheet securitization. This swap contract is marked-to-market and the resulting impact is recognized as part of interest expense.
     The Corporation enters into amortizing swap contracts to economically convert to a fixed rate the cost of funds associated with certain auto loans held-in-portfolio. Other amortizing swaps are entered to economically hedge the interest rate changes in auto loan approvals. When the Corporation issues an auto loan approval, the Corporation extends a put option to the borrower, whereby the borrower is not obligated to enter into the loan agreement, but the Corporation must honor the interest rate for up to a 45-day period.
     During 2006, the Corporation entered into interest rate swaps to economically hedge the changes in fair value of loans acquired and originated prior to securitization. Changes in the swaps fair value are reported as part of interest income.
     In addition to using derivative instruments as part of its interest rate risk management strategy, the Corporation also utilizes derivatives, such as interest rate swaps and foreign exchange contracts in its capacity as an intermediary on behalf of its customers. The Corporation minimizes its market risk and credit risk by taking offsetting positions under the same terms and conditions with credit limit approvals and monitoring procedures. Market value changes on these swaps and other derivatives are recognized in income in the period of change.
     During 2005, there were interest rate swap agreements to convert fixed rate brokered certificates of deposits to short-term adjustable rate liabilities. The interest rate swaps economically hedged the exposure of the brokered certificates to changes in fair value due to movements in the benchmark interest rate. The terms of the interest rate swaps were identical to the terms of the callable CD’s. These contracts were terminated in the first quarter of 2006.
Credit Default swaps
The credit default swap allows one party to transfer the credit risk to another for a fee in case of a credit default. The credit default relates to the failure to make payment obligations due to bankruptcy or insolvency. It is not foreseen that the Corporation will have to make any payments associated with the credit default swaps.
Interest Rate Caps
Interest rate caps entered in conjunction with a series of mortgage loans securitizations are recognized as non-hedging derivatives. Changes in fair value are recognized in the consolidated statement of income as part of interest expense, while the derivative contract value is included as other assets.
Index and Embedded Options
In connection with customers’ deposits offered by the Corporation whose returns are tied to the performance of the Standard and Poor’s 500 (S&P 500) stock market index and other deposits whose returns are tied to the Puerto Rico stock market index, certain equity securities performance or a commodity index, the Corporation bifurcated the related options embedded within the customers’ deposits from the host contract which does not qualify for hedge accounting in accordance with SFAS No. 133. In order to limit the Corporation’s exposure to changes in these indexes, the Corporation purchases index options from major broker dealer companies which returns are tied to the same indexes. Accordingly, the embedded options and the related index options are marked-to-market through earnings. These options are traded in the over the counter (OTC) market. OTC options are not listed on an options exchange and do not have standardized terms. OTC contracts are executed between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise price and expiration date. The Corporation also had bifurcated and accounted for separately the option related to the issuance of notes payable whose return is linked to the S&P 500 Index. In order to limit its exposure, the Corporation has a related S&P 500 index option intended to produce the same cash outflows that the notes could produce.
Mortgage Rate Lock Commitments
Mortgage rate lock commitments to fund mortgage loans at interest rates previously agreed for a specified period of time are accounted for as derivatives as per SFAS No. 133, as amended. Forward sale commitments are utilized to economically hedge the interest rate risk associated with the time lag between when fixed rate mortgage loans are rate-locked and when they are committed for sale or exchange in the secondary market.

Note 29 — Supplemental disclosure on the consolidated statements of cash flows:
As previously mentioned in Note 1 in 2005, the Corporation commenced a two-year plan to change the reporting period of its non-banking subsidiaries to a December 31st calendar period. The impact of this change corresponded to the financial results for the month of December 2004 of those non-banking subsidiaries which implemented the change in the first reporting period of 2005 and the month of December 2005 for those which implemented the change in the first reporting period of 2006.
     The following table reflects the effect in the Consolidated Statements of Cash Flows of the change in reporting period mentioned above for the year ended December 31:

(In thousands)	2006	2005

Net cash used in operating activities	($80,906)	($26,648)
Net cash (used in) provided by investing activities	(104,732)	19,503
Net cash provided by financing activities	197,552	5,573

Net increase (decrease) in cash and due from banks	$11,914	($1,572)

     Also, related to the difference in the reporting period of certain non-banking subsidiaries, as a result of the one- month lag, certain intercompany transactions between subsidiaries having different year-end periods remained outstanding at December 31, 2005. In balancing the consolidated statement of condition, management reversed an intercompany elimination in order to reinstall loans outstanding to third parties. The impact of this reversal resulted in an increase of $429,000,000 in the caption of other liabilities at December 31, 2005. For the cash flow statement presentation, for the year ended December 31, 2005, this amount was reflected as cash provided by financing activities, while the reinstallment of loan disbursements was presented as cash flows used in investing activities. As of December 31, 2006, all subsidiaries have aligned their year-end closing to that of the Corporation’s calendar year.
     During the year ended December 31, 2006, the Corporation paid interest and income taxes amounting to $1,604,054,000 and $194,423,000, respectively (2005 — $1,206,434,000 and $196,028,000; 2004 — $810,669,000 and $128,558,000). In addition, loans transferred to other real estate and other property for the year ended December 31, 2006, amounted to $116,250,000 and $34,340,000, respectively (2005 — $113,840,000 and $24,395,000).
     During 2006, $613,468,000 (2005 — $552,273,000) in non-conforming loans classified as held-in-portfolio were pooled into trading securities and subsequently sold. The cash inflow from this sale was reflected as operating activities in the consolidated statement of cash flows. In addition, the consolidated statements of cash flows exclude the effect of $784,874,000 and $752,476,000 in non-cash reclassifications of loans held-for-sale to trading securities for the years ended December 31, 2006 and 2005, respectively.
     During 2005, the Corporation transferred $42,174,000 from investment securities available-for-sale to commercial loans. During 2004, the Corporation transferred mortgage-backed securities totaling $351,000,000 from trading to investment securities available-for-sale based on management’s intention and business purpose.
     In addition, the consolidated statements of cash flows for the years ended December 31, 2005 and 2004, were impacted by the business combinations that occurred in those years, including Kislak, E-LOAN, Infinity Mortgage Corporation and Quaker City Bancorp. The net assets acquired are included in a separate line item in such financial statements under the caption “Assets acquired, net of cash”.
Note 30 — Segment reporting:
The Corporation’s corporate structure consists of three reportable segments — Banco Popular de Puerto Rico, Popular North America and EVERTEC. Also, a corporate group has been defined to support the reportable segments.
     The Corporation changed its basis of presentation by combining the operations of Banco Popular North America and Popular Financial Holdings segments into a single reportable segment named Popular North America. This change is the result of the Restructuring and Integration Plan and the U.S. Reorganization described in Note 34—Subsequent Events.
     Management determined the reportable segments based on the internal reporting used to evaluate performance and to assess where to allocate resources. The segments were determined based on the organizational structure, which focuses primarily on the markets the segments serve, as well as on the products and services offered by the segments.
Banco Popular de Puerto Rico:
Given that Banco Popular de Puerto Rico constitutes approximately 99% of the Corporation’s net income and 54% of its total assets as of December 31, 2006, additional disclosures are provided for the business areas included in this reportable segment, as described below:
•	Commercial banking represents the Corporation’s banking operations conducted at BPPR, which are targeted mainly to corporate, small and middle size businesses. It includes aspects of the lending and depository businesses, as well as other finance and advisory services. BPPR allocates funds across segments based on duration matched transfer pricing at market rates. This area also incorporates income related with the investment of excess funds as well as a proportionate share of the investment function of BPPR.

•	Consumer and retail banking represents the branch banking operations of BPPR which focus on retail clients. It includes the consumer lending business operations of BPPR, as well as the lending operations of Popular Auto, Popular Finance, and Popular Mortgage. These three subsidiaries focus respectively on auto and lease financing, small personal loans and mortgage loan originations. This area also incorporates income related with the investment of excess funds from the branch network, as well as a proportionate share of the investment function of BPPR.

•	Other financial services include the trust and asset management service units of BPPR, the brokerage and investment banking operations of Popular Securities, and the insurance agency and reinsurance businesses of Popular Insurance, Popular Insurance V.I. and Popular Life Re. Most of the services that are provided by these subsidiaries generate profits based on fee income.
Popular North America:
Popular North America, which includes the Corporation’s U.S. operations, consists of:
•	BPNA, including its subsidiaries E-LOAN, Popular Leasing, U.S.A. and Popular Insurance Agency, U.S.A. BPNA operates through a branch network of over 135 branches in 6 states, while E-LOAN provides online consumer direct lending and supports BPNA’s deposit gathering through its online platform. Popular Insurance Agency, U.S.A. offers investment and insurance services across the BPNA branch network. Popular Leasing, U.S.A. provides mainly small to mid-ticket commercial and medical equipment financing. The U.S. operations also include the mortgage business unit of Banco Popular, National Association.

•	PFH offers mortgage and personal loans and provides mortgage loan servicing. Its clientele is primarily for subprime borrowers. Note 34 — Subsequent Events provides information on the business changes that have impacted PFH’s operations in 2006 and 2007.
     The Popular North America reportable segment is disaggregated for additional disclosures between BPNA and PFH. The results of E-LOAN are included as part of BPNA. Prior to changing the basis of presentation of the Corporation’s reportable segments, E-LOAN was included as part of Popular Financial Holdings. The holding company of Popular North America operations is included as part of the Corporate group.
EVERTEC:
This reportable segment includes the financial transaction processing and technology functions of the Corporation, including EVERTEC with offices in Puerto Rico, Florida, the Dominican Republic and Venezuela; EVERTEC USA, Inc. incorporated in the United States; and ATH Costa Rica, S.A., CreST,S.A. and T.I.I. Smart Solutions Inc. located in Costa Rica. In addition, this reportable segment includes the equity investments in CONTADO and Servicios Financieros, S.A. de C.V. (“Serfinsa”), which operate in the Dominican Republic and El Salvador, respectively. This segment provides processing and technology services to other units of the Corporation as well as to third parties, principally other financial institutions in Puerto Rico, the Caribbean and Central America.
     The Corporate group consists primarily of the holding companies: Popular, Inc., Popular North America and Popular International Bank, excluding the equity investments in CONTADO and Serfinsa, which due to the nature of their operations, are included as part of the EVERTEC segment. The holding companies obtain funding in the capital markets to finance the Corporation’s growth, including acquisitions. The Corporate group also includes the expenses of the four administrative corporate areas that are identified as critical for the organization: Finance, Risk Management, Legal and People, Communications and Planning. These corporate administrative areas have the responsibility of establishing policy, setting up controls and coordinating the activities of their corresponding groups in each of the reportable segments.
     The Corporation may periodically reclassify reportable segment results based on modifications to its management reporting and profitability measurement methodologies and changes in organizational alignment.
     The accounting policies of the individual operating segments are the same as those of the Corporation described in Note 1. Transactions between reportable segments are primarily conducted at market rates, resulting in profits that are eliminated for reporting consolidated results of operations.
2006
At December 31, 2006
Popular, Inc.

	Banco Popular	Popular		Intersegment
(In thousands)	de Puerto Rico	North America	EVERTEC	Eliminations

Net interest income (loss)	$914,907	$553,509	($1,894)
Provision for loan losses	141,083	146,677
Non-interest income	431,940	255,115	229,237	($138,644)
Amortization of intangibles and goodwill impairment losses	2,540	23,477	599
Depreciation expense	43,556	21,970	16,599	(72)
Other operating expenses	679,892	601,318	169,117	(139,163)
Impact of change in fiscal period	(2,072)	6,181
Income tax	125,985	4,043	15,052	61

Net income	$355,863	$4,958	$25,976	$530

Segment assets	$25,501,522	$21,512,244	$223,384	($138,033)

At December 31, 2006

	Total
	Reportable			Total
(In thousands)	Segments	Corporate	Eliminations	Popular, Inc.

Net interest income (loss)	$1,466,522	($39,741)	$1,129	$1,427,910
Provision for loan losses	287,760			287,760
Non-interest income	777,648	36,642	(4,805)	809,485
Amortization of intangibles and goodwill impairment losses	26,616			26,616
Depreciation expense	82,053	2,335		84,388
Other operating expenses	1,311,164	57,342	(4,178)	1,364,328
Impact of change in fiscal period	4,109	3,495	2,137	9,741
Income tax	145,141	(37,515)	(740)	106,886

Net income (loss)	$387,327	($28,756)	($895)	$357,676

Segment assets	$47,099,117	$6,376,487	($6,071,617)	$47,403,987

2005
At December 31, 2005
Popular, Inc.

	Banco Popular	Popular		Intersegment
(In thousands)	de Puerto Rico	North America	EVERTEC	Eliminations

Net interest income (loss)	$897,007	$561,185	($404)
Provision for loan losses	98,732	96,526
Non-interest income	428,249	202,268	221,369	($139,633)
Amortization of intangibles and goodwill impairment losses	2,522	6,813	244
Depreciation expense	42,508	20,594	17,405	(71)
Other operating expenses	681,133	468,238	166,929	(139,502)
Income tax	104,907	63,001	12,149	(57)

Net income before cumulative effect of accounting change	$395,454	$108,281	$24,238	($3)
Cumulative effect of accounting change	3,221	(209)	412	(247)

Net income after cumulative effect of accounting change	$398,675	$108,072	$24,650	($250)

Segment assets	$26,522,983	$21,633,437	$250,749	($138,504)

At December 31, 2005

	Total
	Reportable			Total
(In thousands)	Segments	Corporate	Eliminations	Popular, Inc.

Net interest income (loss)	$1,457,788	($34,959)	$1,378	$1,424,207
Provision for loan losses	195,258	14		195,272
Non-interest income	712,253	73,612	(590)	785,275
Amortization of intangibles and goodwill impairment losses	9,579			9,579
Depreciation expense	80,436	1,511		81,947
Other operating expenses	1,176,798	59,988	(112)	1,236,674
Income tax	180,000	(31,417)	332	148,915

Net income before cumulative effect of accounting change	$527,970	$8,557	$568	$537,095
Cumulative effect of accounting change	3,177	430		3,607

Net income after cumulative effect of accounting change	$531,147	$8,987	$568	$540,702

Segment assets	$48,268,665	$6,333,610	($5,978,607)	$48,623,668

2004
At December 31, 2004
Popular, Inc.

	Banco Popular	Popular		Intersegment
(In thousands)	de Puerto Rico	North America	EVERTEC	Eliminations

Net interest income (loss)	$881,234	$534,497	($1,304)	($63)
Provision for loan losses	90,777	87,880
Non-interest income	365,697	122,527	200,474	(108,350)
Amortization of intangibles and goodwill impairment losses	2,529	5,260	55
Depreciation expense	40,954	17,335	14,013	926
Other operating expenses	616,306	369,520	166,188	(110,490)
Income tax	96,005	64,340	4,724	457

Net income	$400,360	$112,689	$14,190	$694

Segment assets	$24,682,823	$19,168,923	$234,966	($221,224)

At December 31, 2004

	Total
	Reportable			Total
(In thousands)	Segments	Corporate	Eliminations	Popular, Inc.

Net interest income (loss)	$1,414,364	($39,669)	$816	$1,375,511
Provision for loan losses	178,657			178,657
Non-interest income	580,348	31,578	(3,155)	608,771
Amortization of intangibles and goodwill impairment losses	7,844			7,844
Depreciation expense	73,228	1,042		74,270
Other operating expenses	1,041,524	47,461	(87)	1,088,898
Income tax	165,526	(19,936)	(885)	144,705

Net income (loss)	$527,933	($36,658)	($1,367)	$489,908

Segment assets	$43,865,488	$5,597,861	($5,061,773)	$44,401,576

     During the year ended December 31, 2006, the Corporation’s holding companies realized net gains on sale of securities, mainly marketable equity securities, of approximately $14,000,000 (2005 - $59,706,000; 2004 — $14,574,000). These gains are included as part of “non-interest income” within the Corporate group.
     Additional disclosures with respect to the Banco Popular de Puerto Rico reportable segment are as follows:
2006
At December 31, 2006
Banco Popular de Puerto Rico

		Consumer			Total
	Commercial	and Retail	Other Financial		Banco Popular
(In thousands)	Banking	Banking	Services	Eliminations	de Puerto Rico

Net interest income	$342,419	$561,788	$10,229	$471	$914,907
Provision for loan losses	43,952	97,131			141,083
Non-interest income	94,517	248,117	91,303	(1,997)	431,940
Amortization of intangibles and goodwill impairment losses	881	1,338	321		2,540
Depreciation expense	14,192	28,214	1,150		43,556
Other operating expenses	174,427	444,024	62,175	(734)	679,892
Impact of change in fiscal period			(2,072)		(2,072)
Income tax	60,476	51,351	14,491	(333)	125,985

Net income	$143,008	$187,847	$25,467	($459)	$355,863

Segment assets	$11,283,178	$17,935,610	$581,981	($4,299,247)	$25,501,522

2005
At December 31, 2005
Banco Popular de Puerto Rico

		Consumer			Total
	Commercial	and Retail	Other Financial		Banco Popular
(In thousands)	Banking	Banking	Services	Eliminations	de Puerto Rico

Net interest income	$304,142	$579,852	$12,970	$43	$897,007
Provision for loan losses	26,600	72,132			98,732
Non-interest income	144,008	208,567	77,351	(1,677)	428,249
Amortization of intangibles and goodwill impairment losses	881	1,332	309		2,522
Depreciation expense	14,296	26,903	1,309		42,508
Other operating expenses	199,670	424,783	58,112	(1,432)	681,133
Income tax	47,706	47,309	9,988	(96)	104,907

Net income before cumulative effect of accounting change	$158,997	$215,960	$20,603	($106)	$395,454
Cumulative effect of accounting change		3,797	755	(1,331)	3,221

Net income after cumulative effect of accounting change	$158,997	$219,757	$21,358	($1,437)	$398,675

Segment assets	$10,404,721	$18,537,688	$1,043,096	($3,462,522)	$26,522,983

2004
At December 31, 2004
Banco Popular de Puerto Rico

		Consumer			Total
	Commercial	and Retail	Other Financial		Banco Popular
(In thousands)	Banking	Banking	Services	Eliminations	de Puerto Rico

Net interest income	$286,427	$579,086	$15,718	$3	$881,234
Provision for loan losses	15,600	75,177			90,777
Non-interest income	155,515	142,701	68,865	(1,384)	365,697
Amortization of intangibles and goodwill impairment losses		2,231	298		2,529
Depreciation expense	14,348	25,197	1,409		40,954
Other operating expenses	199,437	367,802	50,168	(1,101)	616,306
Income tax	46,556	38,029	11,531	(111)	96,005

Net income	$166,001	$213,351	$21,177	($169)	$400,360

Segment assets	$9,195,304	$16,998,058	$1,116,054	($2,626,593)	$24,682,823

     Additional disclosures with respect to the Popular North America reportable segment are as follows:
2006
At December 31, 2006
Popular North America

				Total
	Banco Popular	Popular		Popular
(In thousands)	North America	Financial Holdings	Eliminations	North America

Net interest income	$379,977	$173,532		$553,509
Provision for loan losses	46,472	100,205		146,677
Non-interest income	218,590	38,977	($2,452)	255,115
Amortization of intangibles and goodwill impairment losses	8,881	14,596		23,477
Depreciation expense	15,811	6,159		21,970
Other operating expenses	422,640	179,907	(1,229)	601,318
Impact of change in fiscal period		6,181		6,181
Income tax	37,280	(32,809)	(428)	4,043

Net income	$67,483	($61,730)	($795)	$4,958

Segment assets	$13,565,992	$8,396,926	($450,674)	$21,512,244

2005
At December 31, 2005
Popular North America

				Total
	Banco Popular	Popular		Popular
(In thousands)	North America	Financial Holdings	Eliminations	North America

Net interest income	$359,836	$201,349		$561,185
Provision for loan losses	23,238	73,288		96,526
Non-interest income	149,604	52,664		202,268
Amortization of intangibles and goodwill impairment losses	6,783	30		6,813
Depreciation expense	15,678	4,916		20,594
Other operating expenses	309,151	159,087		468,238
Income tax	56,796	6,205		63,001

Net income before cumulative effect of accounting change	97,794	10,487		108,281
Cumulative effect of accounting change	(209)			(209)

Net income after cumulative effect of accounting change	$97,585	$10,487		$108,072

Segment assets	$12,593,434	$9,411,263	($371,260)	$21,633,437

2004
At December 31, 2004
Popular North America

				Total
	Banco Popular	Popular		Popular
(In thousands)	North America	Financial Holdings	Eliminations	North America

Net interest income	$277,815	$256,682		$534,497
Provision for loan losses	42,589	45,291		87,880
Non-interest income	98,893	23,634		122,527
Amortization of intangibles and goodwill impairment losses	5,260			5,260
Depreciation expense	13,536	3,799		17,335
Other operating expenses	230,859	138,661		369,520
Income tax	29,979	34,361		64,340

Net income	$54,485	$58,204		$112,689

Segment assets	$10,285,587	$9,020,271	($136,935)	$19,168,923

Intersegment revenues*

(In thousands)	2006	2005	2004

Banco Popular de Puerto Rico:
P.R. Commercial Banking	($619)	($2,437)	($1,075)
P.R. Consumer and Retail Banking	(1,409)	(5,743)	(2,238)
P.R. Other Financial Services	(326)	(399)	(285)
EVERTEC	(138,172)	(139,100)	(107,840)
Banco Popular North America	1,882	8,046	3,025

Total intersegment revenues	($138,644)	($139,633)	($108,413)

*	For purposes of the intersegment revenues disclosure, revenues include interest income (expense) related to internal funding and other non-interest income derived from intercompany transactions, mainly related to gain on sales of loans and processing / information technology services.

Geographic Information

(In thousands)	2006	2005	2004

Revenues*:
Puerto Rico	$1,396,714	$1,252,906	$1,274,497
United States	762,313	891,820	647,554
Other	78,368	64,756	62,231

Total consolidated revenues	$2,237,395	$2,209,482	$1,984,282

*	Total revenues include net interest income, service charges on deposit accounts, other service fees, net gain on sale and valuation adjustment of investment securities, trading account profit (loss), gain on sale of loans and other operating income.

Selected Balance Sheet Information
(In thousands)	2006	2005	2004

Puerto Rico
Total assets	$24,621,684	$25,759,437	$24,226,240
Loans	14,735,092	14,130,645	12,540,668
Deposits	13,504,860	13,093,540	12,630,045
United States
Total assets	$21,570,276	$21,780,226	$19,303,924
Loans	17,363,382	17,023,443	15,736,033
Deposits	9,735,264	8,370,150	6,898,517
Other
Total assets	$1,212,027	$1,084,005	$871,412
Loans	638,465	556,119	465,560
Deposits	1,198,207	1,174,315	1,064,598

Note 31 — Contingent liabilities:
The Corporation is a defendant in a number of legal proceedings arising in the normal course of business. Management believes, based on the opinion of legal counsel, that the final disposition of these matters will not have a material adverse effect on the Corporation’s financial position or results of operations.

Note 32 — Guarantees:
The Corporation has obligations upon the occurrence of certain events under financial guarantees provided in certain contractual agreements. These various arrangements are summarized below.
     The Corporation issues financial standby letters of credit and has risk participation in standby letters of credit issued by other financial institutions, in each case to guarantee the performance of various customers to third parties. If the customer fails to meet its financial or performance obligation to the third party under the terms of the contract, then, upon their request, the Corporation would be obligated to make the payment to the guaranteed party. In accordance with the provisions of FIN No. 45, at December 31, 2006 and 2005, the Corporation recorded a liability of $658,000 and $548,000, respectively, which represents the fair value of the obligations undertaken in issuing the guarantees under the standby letters of credit issued or modified after December 31, 2002. The fair value approximates the fee received from the customer for issuing such commitments. These fees are deferred and are recognized over the commitment period.
The contract amounts in standby letters of credit outstanding at December 31, 2006 and 2005, shown in Note 26, represent the maximum potential amount of future payments the Corporation could be required to make under the guarantees in the event of nonperformance by the customers. These standby letters of credit are used by the customer as a credit enhancement and typically expire without being drawn upon. The Corporation’s standby letters of credit are generally secured, and in the event of nonperformance by the customers, the Corporation has rights to the underlying collateral provided, which normally includes cash and marketable securities, real estate, receivables and others. Management does not anticipate any material losses related to these instruments.
      The Corporation securitizes mortgage loans into guaranteed mortgage-backed securities subject to limited, and in certain instances, lifetime credit recourse on the loans that serve as collateral for the mortgage-backed securities. Also, from time to time, the Corporation may sell in bulk sale transactions, residential mortgage loans and SBA commercial loans subject to credit recourse or to certain representations and warranties from the Corporation to the purchaser. Those may relate to borrower creditworthiness, loan documentation, collateral, prepayment and early payment defaults. The Corporation may be required to repurchase the loans under the credit recourse agreements or representation and warranties. Generally, the Corporation retains the right to service the loans when securitized or sold with credit recourse.
      At December 31, 2006, the Corporation serviced $3,054,325,000 (2005 — $2,346,359,000) in residential mortgage loans with credit recourse or other servicer-provided credit enhancement. In the event of any customer default, pursuant to the credit recourse provided, the Corporation is required to reimburse the third party investor. The maximum potential amount of future payments that the Corporation would be required to make under the agreement in the event of nonperformance by the borrowers is equivalent to the total outstanding balance of the residential mortgage loans serviced. In the event of nonperformance, the Corporation has rights to the underlying collateral securing the mortgage loan, thus, historically the losses associated to these guarantees had not been significant. At December 31, 2006, the Corporation had reserves of approximately $3,066,000 (2005 — $1,308,000) to cover the estimated credit loss exposure. At December 31, 2006, the Corporation also serviced $10,213,375,000 (2005 — $6,769,167,000) in mortgage loans without recourse or other servicer-provided credit enhancement. Although the Corporation may, from time to time, be required to make advances to maintain a regular flow of scheduled interest and principal payments to investors, including special purpose entities, this does not represent an insurance against losses. These loans serviced are mostly insured by FHA, VA, and others, or the certificates arising in securitization transactions may be covered by a funds guaranty insurance policy.
      Also, in the ordinary course of business, the Corporation sold SBA loans with recourse, in which servicing was retained. At December 31, 2006, SBA loans serviced with recourse amounted to $62,408,000 (2005 — $57,286,000). Due to the guaranteed nature of the SBA loans sold, the Corporation’s exposure to loss under these agreements should not be significant.
      Popular, Inc. Holding Company (PIHC) fully and unconditionally guarantees certain borrowing obligations issued by certain of its wholly-owned consolidated subsidiaries totaling $3,278,827,000 at December 31, 2006 (2005 — $4,015,186,000). In addition, at December 31, 2006 and 2005, PIHC fully and unconditionally guaranteed $824,000,000 of Capital Securities issued by four wholly-owned issuing trust entities that have been deconsolidated based on FIN No. 46R. Refer to Note 16 to the consolidated financial statements for further information.
      A number of the acquisition agreements to which the Corporation is a party and under which it has purchased various types of assets, including the purchase of entire businesses, require the Corporation to make additional payments in future years if certain predetermined goals, such as revenue targets, are achieved or certain specific events occur within a specified time. Management’s estimated maximum future payments at December 31, 2006 approximated $4,606,000 (2005 — $11,406,000). Due to the nature and size of the operations acquired, management does not anticipate that these additional payments will have a material impact on the Corporation’s financial condition or results of future operations.
Note 33 — Other service fees:
The caption of other service fees in the consolidated statements of income consists of the following major categories that exceed one percent of the aggregate of total interest income plus non-interest income as of December 31,

(In thousands)	2006	2005	2004

Credit card fees and discounts	$89,827	$82,062	$69,702
Debit card fees	61,643	52,675	51,256
Insurance fees	53,889	50,734	38,924
Processing fees	44,050	42,773	40,169
Other	71,466	103,257	95,500

Total	$320,875	$331,501	$295,551

Note 34 — Subsequent events:
Restructuring and Integration Plan
In January 2007, the Corporation announced the adoption of a Restructuring and Integration Plan for PFH, including PFH’s internet financial services subsidiary E-LOAN. Based on a comprehensive strategic and financial assessment of all the PFH operations by Popular’s management, the Plan calls for PFH to exit the wholesale nonprime mortgage origination business, focus on existing profitable businesses, and consolidate support functions with its sister U.S. banking entity BPNA, creating a single integrated North American financial services unit.
     The Restructuring and Integration Plan for 2007 includes the following:
•	Exiting the wholesale nonprime mortgage origination business at PFH during early first quarter 2007 and shutting down the wholesale broker, retail and call center business divisions;

•	Consolidating support activities at PFH (Finance, Credit Risk, Compliance, Human Resources, Facilities) within BPNA;

•	Integrating PFH’s existing commercial lending businesses (mortgage warehouse, mixed use, and construction lending) into BPNA’s business lending groups;

•	Focusing on the core Equity One network of 135 consumer finance branches in 14 states;

•	Growing the third party mortgage servicing business operated by Popular Mortgage Servicing Inc., a subsidiary of PFH (PMSI). PMSI provides the ability to generate income without the collateral risk associated with ownership of the loan portfolio. PMSI was approved as a mortgage servicer by both the Federal Home Loan Mortgage Corp. (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) during 2006; and

•	Leveraging the E-LOAN brand, technology and internet financial services platform over the next several years to complement BPNA’s community banking growth strategy.
     SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” requires that a liability for a cost associated with an exit or disposal activity shall be recognized and measured initially at its fair value in the period in which the liability is incurred, except for a liability for one-time termination benefits that is incurred over time.
     The Restructuring and Integration Plan charges between the fourth quarter of 2006 and the first two quarters of 2007 are as follows:

	Fourth
	Quarter	Six months ended
(Dollars in millions)	2006	June 30, 2007	Total

Severance payments	—	$11.0	$11.0
Stay and retention bonus		1.0	1.0
Lease terminations	—	7.0	7.0

Total restructuring charges	—	19.0	19.0

Impairment of long-lived assets (included in a separate category in the statement of income)	$7.2	—	$7.2
Goodwill impairment (included within amortization of intangibles and goodwill impairment losses in the statement of income)	14.2	—	14.2

Total restructuring and impairment charges	$21.4	$19.0	$40.4

     The estimates for 2007 are preliminary as management continues working on the Restructuring and Integration Plan. The impairment of long-lived assets is mainly composed of software and leasehold improvements. The goodwill impairment charges are attributable to businesses being exited at PFH.
U.S. Reorganization
As part of the Integration and Restructuring Plan of PFH, the Corporation actively worked in an internal corporate reorganization of its U.S. subsidiaries (the “Reorganization”). After notifying the Board of Governors of the Federal Reserve System and obtaining approval of the Corporation’s Board of Directors in January 2007, E-LOAN, as well as all of its direct and indirect subsidiaries, with the exception of E-LOAN Insurance Services, Inc. and E-LOAN International, Inc., became operating subsidiaries of BPNA. Prior to the consummation of this U.S. reorganization, E-LOAN was a direct wholly-owned subsidiary of PFH. E-LOAN continues to offer its full range of products and conducts its direct activities through its online platform.

Note 35 — Popular, Inc. (Holding Company only) financial information:
The following condensed financial information presents the financial position of Holding Company only as of December 31, 2006 and 2005, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2006.
Statements of Condition

	December 31,
(In thousands)	2006	2005

Assets
Cash	$2	$696
Money market investments	8,700	230,000
Investment securities available-for-sale, at market value		18,271
Investments securities held-to-maturity, at amortized cost	430,000	430,000
Other investment securities, at lower of cost or realizable value	143,469	145,535
Investment in BPPR and subsidiaries, at equity	1,690,968	1,596,946
Investment in Popular International Bank and subsidiaries, at equity	1,257,748	1,251,074
Investment in other subsidiaries, at equity	228,655	264,105
Advances to subsidiaries	452,400	10,000
Loans to affiliates	10,000	10,000
Loans	5,249	5,752
Less — Allowance for loan losses	40	40
Premises and equipment	25,628	23,026
Other assets	62,042	45,338

Total assets	$4,314,821	$4,030,703

Liabilities and Stockholders’ Equity
Other short-term borrowings	$150,787
Notes payable	484,406	$532,441
Accrued expenses and other liabilities	59,322	49,015
Subordinated notes
Stockholders’ equity	3,620,306	3,449,247

Total liabilities and stockholders’ equity	$4,314,821	$4,030,703

Statements of Income

	Year ended December 31,
(In thousands)	2006	2005	2004

Income:
Dividends from subsidiaries	$247,899	$171,000	$332,927
Interest on money market and investment securities	39,286	34,259	4,351
Other operating income	17,518	11,771	12,741
Gain on sale and valuation adjustment of investment securities	290	50,469	12,354
Interest on advances to subsidiaries	6,069	416	789
Interest on loans to affiliates	1,256	1,176	1,460
Interest on loans	457	530	212

Total income	312,775	269,621	364,834

Expenses:
Interest expense	36,154	43,850	35,735
Provision for loan losses		14
Operating expenses	1,057	1,380	4,702

Total expenses	37,211	45,244	40,437

Income before income taxes and equity in undistributed earnings of subsidiaries	275,564	224,377	324,397
Income taxes	1,648	3,155	(110)

Income before equity in undistributed earnings of subsidiaries	273,916	221,222	324,507
Equity in undistributed earnings of subsidiaries	83,760	319,480	165,401

Net income	$357,676	$540,702	$489,908

Statements of Cash Flows

	Year ended December 31,
(In thousands)	2006	2005	2004

Cash flows from operating activities:
Net income	$357,676	$540,702	$489,908

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in undistributed earnings of subsidiaries and dividends from subsidiaries	(331,659)	(490,480)	(498,328)
Provision for loan losses		14
Net gain on sale and valuation adjustment of investment securities	(290)	(50,469)	(12,354)
Net amortization of premiums and accretion of discounts on investments	(427)	(546)
Net amortization of premiums and deferred loan origination fees and costs	(54)	(99)	(38)
Earnings from investments under the equity method	(2,507)	(3,097)	(2,430)
Stock options expense	684	305	459
Net (increase) decrease in other assets	(6,885)	6,941	(6,178)
Net (increase) decrease in deferred taxes	(2,876)	(182)	882
Net increase in interest payable	647	1,349	880
Net increase in other liabilities	10,158	5,722	2,607

Total adjustments	(333,209)	(530,542)	(514,500)

Net cash provided by (used in) operating activities	24,467	10,160	(24,592)

Cash flows from investing activities:
Net decrease (increase) in money market investments	221,300	(181,500)	65,797
Purchases of investment securities:
Available-for-sale		(127,628)
Held-to-maturity	(269,683)		(279,985)
Other		(445)	(3,904)
Proceeds from maturities and redemptions of investment securities:
Available-for-sale		110,432
Held-to-maturity	269,683	150,000
Other	2,646	500
Proceeds from sales of investment securities available-for-sale	17,781	57,458	14,502
Capital contribution to subsidiaries	(36,000)	(75,000)	(55,559)
Net change in advances to subsidiaries and affiliates	(442,400)	15,569	43,899
Net repayments (disbursements) on loans	459	216	(1,806)
Acquisition of loan portfolios			(4,776)
Acquisition of premises and equipment	(4,939)	(3)	(15,198)
Proceeds from sale of foreclosed assets	99	297	480
Dividends received from subsidiaries	247,899	171,000	332,927

Net cash provided by investing activities	6,845	120,896	96,377

Cash flows from financing activities:
Net (decrease) increase in assets sold under agreements to repurchase		(6,690)	6,690
Net (decrease) increase in commercial paper		(4,501)	4,501
Net increase (decrease) in other short-term borrowings	150,787		(35,675)
Payments of notes payable	(50,450)	(135,763)	(40,549)
Proceeds from issuance of notes payable	393	5,383	144,220
Cash dividends paid	(188,321)	(182,751)	(168,927)
Proceeds from issuance of common stock	55,678	193,679	17,243
Treasury stock acquired	(93)

Net cash used in financing activities	(32,006)	(130,643)	(72,497)

Net (decrease) increase in cash	(694)	413	(712)
Cash at beginning of year	696	283	995

Cash at end of year	$2	$696	$283

     The principal source of income for the Holding Company consists of dividends from BPPR. As a member subject to the regulations of the Federal Reserve Board, BPPR must obtain the approval of the Federal Reserve Board for any dividend if the total of all dividends declared by it during the calendar year would exceed the total of its net income for that year, as defined by the Federal Reserve Board, combined with its retained net income for the preceding two years, less any required transfers to surplus or to a fund for the retirement of any preferred stock. The payment of dividends by BPPR may also be affected by other regulatory requirements and policies, such as the maintenance of certain minimum capital levels described in Note 19. At December 31, 2006, BPPR and BPNA could have declared a dividend of approximately $208,109,000 and $245,644,000, respectively (2005 — $230,685,000 and $191,904,000) without the approval of the Federal Reserve. However, the Corporation has never received any dividend payments from its U.S. subsidiaries and it believes that the likelihood of receiving them in the foreseeable future is remote based on the growth it is undertaking in the U.S. mainland.
Note 36 — Condensed consolidating financial information of guarantor and issuers of registered guaranteed securities:
The following condensed consolidating financial information presents the financial position of Popular, Inc. Holding Company (PIHC) (parent only), Popular International Bank, Inc. (PIBI), Popular North America, Inc. (PNA) and all other subsidiaries of the Corporation as of December 31, 2006 and 2005, and the results of their operations and cash flows for each of the years ended December 31, 2006, 2005 and 2004, respectively. Prior to 2005, PIBI, PNA, and their wholly-owned subsidiaries, except Banco Popular North America (BPNA) and Banco Popular, National Association (BP, N.A.), had a fiscal year that ended on November 30. Accordingly, the consolidated financial information of PIBI and PNA as of November 30, 2004 corresponds to their financial information included in the consolidated financial statements of Popular, Inc. as of December 31, 2004.
     In 2005, the Corporation commenced a two-year plan to change its non-banking subsidiaries to a calendar reporting year-end. As of December 31, 2005, Popular Securities, Inc., Popular North America (holding company), Popular FS, LLC and Popular Financial Holdings, Inc. (PFH), including its wholly-owned subsidiaries, except E-LOAN, Inc., which already had a December 31st year-end since its acquisition, continued to have a fiscal year that ended on November 30. Accordingly, their financial information as of November 30, 2005 corresponds to their financial information included in the consolidated financial statements of

Popular, Inc. as of December 31, 2005. As of December 31, 2006, all subsidiaries have aligned their year-end closing to that of the Corporation’s calendar year.
     PIHC, PIBI and PNA are authorized issuers of debt securities and preferred stock under a shelf registration statement filed with the Securities and Exchange Commission.
     PIBI is an operating subsidiary of PIHC and is the holding company of its wholly-owned subsidiaries: ATH Costa Rica S.A., CreST, S.A., T.I.I. Smart Solutions Inc., Popular Insurance V.I., Inc. and PNA.
     PNA is an operating subsidiary of PIBI and is the holding company of its wholly-owned subsidiaries:
•	PFH, including its wholly-owned subsidiaries Equity One, Inc., Popular Financial Management, LLC, Popular Housing Services, Inc., Popular Mortgage Servicing, Inc. and E-LOAN, Inc.;

•	BPNA, including its wholly-owned subsidiaries Popular Leasing, U.S.A., Popular Insurance Agency, U.S.A. and Popular FS, LLC;

•	BP, N.A., including its wholly-owned subsidiary Popular Insurance, Inc.; and

•	EVERTEC USA, Inc.
     PIHC fully and unconditionally guarantees all registered debt securities and preferred stock issued by PIBI and PNA. As described in Note 35 to the consolidated financial statements, the principal source of income for PIHC consists of dividends from BPPR.

Condensed Consolidating Statement of Condition

At December 31, 2006
	Popular, Inc.	PIBI	PNA	All other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	Subsidiaries	Entries	Consolidated

ASSETS
Cash and due from banks	$2	$157	$322	$1,015,470	($65,793)	$950,158
Money market investments	8,700	1,075	2,553	508,424	(219,044)	301,708
Trading account securities, at fair value				382,325		382,325
Investment securities available-for-sale, at fair value		71,262		9,782,815	(3,215)	9,850,862
Investment securities held-to-maturity, at amortized cost	430,000	2,157		89,183	(430,000)	91,340
Other investment securities, at lower of cost or realizable value	143,469	5,001	26,152	122,772		297,394
Investment in subsidiaries	3,177,371	1,135,808	2,062,710	816,684	(7,192,573)
Loans held-for-sale, at lower of cost or market value				719,922		719,922

Loans held-in-portfolio	467,649		2,958,559	35,467,096	(6,567,940)	32,325,364
Less — Unearned income				308,347		308,347
Allowance for loan losses	40			522,192		522,232

	467,609		2,958,559	34,636,557	(6,567,940)	31,494,785

Premises and equipment, net	25,628		134	569,545	(167)	595,140
Other real estate				84,816		84,816
Accrued income receivable	1,058	12	11,581	264,089	(28,500)	248,240
Other assets	60,430	42,883	28,125	1,528,398	(47,946)	1,611,890
Goodwill				667,853		667,853
Other intangible assets	554			107,000		107,554

	$4,314,821	$1,258,355	$5,090,136	$51,295,853	($14,555,178)	$47,403,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing				$4,287,868	($65,735)	$4,222,133
Interest bearing				20,283,441	(67,243)	20,216,198

				24,571,309	(132,978)	24,438,331

Federal funds purchased and assets sold under agreements to repurchase			$159,829	5,739,416	(136,800)	5,762,445
Other short-term borrowings	$150,787		894,959	5,297,595	(2,309,216)	4,034,125
Notes payable	484,406		2,835,595	9,651,217	(4,233,972)	8,737,246
Subordinated notes				430,000	(430,000)
Other liabilities	59,322	$60	78,988	758,613	(85,559)	811,424

	694,515	60	3,969,371	46,448,150	(7,328,525)	43,783,571

Minority interest in consolidated subsidiaries				110		110

Stockholders’ equity:
Preferred stock	186,875					186,875
Common stock	1,753,146	3,961	2	70,421	(74,384)	1,753,146
Surplus	521,855	851,193	734,964	3,182,285	(4,763,441)	526,856
Retained earnings	1,599,145	458,922	406,811	1,804,476	(2,675,210)	1,594,144
Treasury stock, at cost	(206,987)			(2,146)	2,146	(206,987)
Accumulated other comprehensive loss, net of tax	(233,728)	(55,781)	(21,012)	(207,443)	284,236	(233,728)

	3,620,306	1,258,295	1,120,765	4,847,593	(7,226,653)	3,620,306

	$4,314,821	$1,258,355	$5,090,136	$51,295,853	($14,555,178)	$47,403,987

Condensed Consolidating Statement of Condition

At December 31, 2005
	Popular, Inc.	PIBI	PNA	All other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	Subsidiaries	Entries	Consolidated

ASSETS
Cash and due from banks	$696	$2,103	$448	$962,395	($59,245)	$906,397
Money market investments	230,000	300	245	1,048,586	(529,708)	749,423
Trading account securities, at fair value				520,236	(898)	519,338
Investment securities available-for-sale, at fair value	18,271	77,861		11,620,673	(219)	11,716,586
Investment securities held-to-maturity, at amortized cost	430,000	2,170		150,934	(430,000)	153,104
Other investment securities, at lower of cost or realizable value	145,535	5,001	13,142	155,425		319,103
Investment in subsidiaries	3,112,125	1,169,867	1,832,349	767,615	(6,881,956)
Loans held-for-sale, at lower of cost or market value				699,181		699,181

Loans held-in-portfolio	25,752		2,993,028	34,034,625	(5,744,766)	31,308,639
Less — Unearned income				297,613		297,613
Allowance for loan losses	40			461,667		461,707

	25,712		2,993,028	33,275,345	(5,744,766)	30,549,319

Premises and equipment, net	23,026			573,786	(241)	596,571
Other real estate				79,008		79,008
Accrued income receivable	532	33	11,982	253,818	(20,719)	245,646
Other assets	44,252	40,526	23,804	1,221,472	(4,254)	1,325,800
Goodwill				653,984		653,984
Other intangible assets	554			109,654		110,208

	$4,030,703	$1,297,861	$4,874,998	$52,092,112	($13,672,006)	$48,623,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing				$4,025,227	($66,835)	$3,958,392
Interest bearing				18,811,225	(131,612)	18,679,613

				22,836,452	(198,447)	22,638,005

Federal funds purchased and assets sold under agreements to repurchase			$117,226	8,968,332	(383,097)	8,702,461
Other short-term borrowings		$46,112	721,866	3,521,486	(1,589,203)	2,700,261
Notes payable	$532,441		2,833,035	11,055,117	(4,527,016)	9,893,577
Subordinated notes				430,000	(430,000)
Other liabilities	49,015	871	42,382	757,646	390,088	1,240,002

	581,456	46,983	3,714,509	47,569,033	(6,737,675)	45,174,306

Minority interest in consolidated subsidiaries				115		115

Stockholders’ equity:
Preferred stock	186,875					186,875
Common stock	1,736,443	3,961	2	70,385	(74,348)	1,736,443
Surplus	449,787	815,193	734,964	2,778,437	(4,325,983)	452,398
Retained earnings	1,459,223	480,541	451,271	1,838,530	(2,772,953)	1,456,612
Treasury stock, at cost	(207,081)			(4,392)	4,392	(207,081)
Accumulated other comprehensive loss, net of tax	(176,000)	(48,817)	(25,748)	(159,996)	234,561	(176,000)

	3,449,247	1,250,878	1,160,489	4,522,964	(6,934,331)	3,449,247

	$4,030,703	$1,297,861	$4,874,998	$52,092,112	($13,672,006)	$48,623,668

Condensed Consolidating Statement of Income

	Year ended December 31, 2006
	Popular, Inc.	PIBI	PNA	Other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	Subsidiaries	Entries	Consolidated

INTEREST INCOME:
Loans	$7,782		$149,166	$2,615,635	($286,130)	$2,486,453
Money market investments	2,199	$143	520	38,785	(12,021)	29,626
Investment securities	37,087	1,397	1,403	504,376	(28,026)	516,237
Trading securities				32,125		32,125

	47,068	1,540	151,089	3,190,921	(326,177)	3,064,441

INTEREST EXPENSE:
Deposits				583,850	(3,756)	580,094
Short-term borrowings	537	1,238	26,806	559,750	(69,371)	518,960
Long-term debt	35,617		177,061	585,618	(260,819)	537,477

	36,154	1,238	203,867	1,729,218	(333,946)	1,636,531

Net interest income (loss)	10,914	302	(52,778)	1,461,703	7,769	1,427,910
Provision for loan losses				287,760		287,760

Net interest income (loss) after provision for loan losses	10,914	302	(52,778)	1,173,943	7,769	1,140,150
Service charges on deposit accounts				190,079		190,079
Other service fees				429,805	(108,930)	320,875
Net gain (loss) on sale and valuation adjustment of investment securities	290	13,598		(16,253)	6,724	4,359
Trading account profit				18,346	16,942	35,288
Gain on sale of loans				122,853	(5,432)	117,421
Other operating income (loss)	17,518	7,006	(271)	157,896	(40,686)	141,463

	28,722	20,906	(53,049)	2,076,669	(123,613)	1,949,635

OPERATING EXPENSES:
Personnel costs:
Salaries	19,812	379		500,209	(3,222)	517,178
Pension, profit sharing and other benefits	5,487	66		146,832	(892)	151,493

	25,299	445		647,041	(4,114)	668,671
Net occupancy expenses	2,341	14	2	114,385		116,742
Equipment expenses	1,820	8	12	134,150	(113)	135,877
Other taxes	1,218			43,325		44,543
Professional fees	14,631	46	225	264,672	(138,040)	141,534
Communications	621			67,764	(102)	68,283
Business promotion	4,590			126,604	(1,229)	129,965
Printing and supplies	70		1	17,670		17,741
Impairment losses on long-lived assets				7,232		7,232
Other operating expenses	(49,533)	(399)	436	169,125	(1,501)	118,128
Impact of change in fiscal period at certain subsidiaries			3,495	4,109	2,137	9,741
Amortization of intangibles and goodwill impairment losses				26,616		26,616

	1,057	114	4,171	1,622,693	(142,962)	1,485,073

Income (loss) before income tax and equity in earnings of subsidiaries	27,665	20,792	(57,220)	453,976	19,349	464,562
Income tax	1,648		(15,363)	116,867	3,734	106,886

Income (loss) before equity in earnings of subsidiaries	26,017	20,792	(41,857)	337,109	15,615	357,676
Equity in earnings of subsidiaries	331,659	(42,410)	(2,602)	(46,768)	(239,879)

NET INCOME	$357,676	($21,618)	($44,459)	$290,341	($224,264)	$357,676

Condensed Consolidating Statement of Income

	Year ended December 31, 2005
	Popular, Inc.	PIBI	PNA	Other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	Subsidiaries	Entries	Consolidated

INTEREST INCOME:
Loans	$2,122		$142,050	$2,207,183	($235,056)	$2,116,299
Money market investments	3,955	$8	90	45,350	(18,667)	30,736
Investment securities	30,304	598	1,264	484,345	(27,697)	488,814
Trading securities				30,010		30,010

	36,381	606	143,404	2,766,888	(281,420)	2,665,859

INTEREST EXPENSE:
Deposits				439,269	(8,456)	430,813
Short-term borrowings	256	988	17,488	387,362	(56,891)	349,203
Long-term debt	43,594		154,508	488,839	(225,305)	461,636

	43,850	988	171,996	1,315,470	(290,652)	1,241,652

Net interest (loss) income	(7,469)	(382)	(28,592)	1,451,418	9,232	1,424,207
Provision for loan losses	14			195,258		195,272

Net interest (loss) income after provision for loan losses	(7,483)	(382)	(28,592)	1,256,160	9,232	1,228,935
Service charges on deposit accounts				181,749		181,749
Other service fees				435,505	(104,004)	331,501
Net gain (loss) on sale and valuation adjustment of investment securities	50,469	9,236		(6,694)	(898)	52,113
Trading account profit				16,625	13,426	30,051
Gain on sale of loans				106,598	(23,301)	83,297
Other operating income	11,771	5,971		127,680	(38,858)	106,564

	54,757	14,825	(28,592)	2,117,623	(144,403)	2,014,210

OPERATING EXPENSES:
Personnel costs:
Salaries		367		478,118	(3,849)	474,636
Pension, profit sharing and other benefits		58		149,092	(1,097)	148,053

		425		627,210	(4,946)	622,689
Net occupancy expenses		14		108,372		108,386
Equipment expenses	31	2	10	124,294	(61)	124,276
Other taxes	1,021			38,176		39,197
Professional fees	4,536	16	80	249,558	(134,909)	119,281
Communications	56			63,412	(73)	63,395
Business promotion	6,292			94,142		100,434
Printing and supplies				18,378		18,378
Other operating expenses	(10,556)	32	486	134,136	(1,513)	122,585
Amortization of intangibles				9,579		9,579

	1,380	489	576	1,467,257	(141,502)	1,328,200

Income (loss) before income tax, cumulative effect of accounting change and equity in earnings of subsidiaries	53,377	14,336	(29,168)	650,366	(2,901)	686,010
Income tax	3,155		(10,266)	156,797	(771)	148,915

Income (loss) before cumulative effect of accounting change and equity in earnings of subsidiaries	50,222	14,336	(18,902)	493,569	(2,130)	537,095
Cumulative effect of accounting change, net of tax		691		4,494	(1,578)	3,607

Income (loss) before equity in earnings of subsidiaries	50,222	15,027	(18,902)	498,063	(3,708)	540,702
Equity in earnings of subsidiaries	490,480	84,018	101,512	62,055	(738,065)

NET INCOME	$540,702	$99,045	$82,610	$560,118	($741,773)	$540,702

Condensed Consolidating Statement of Income

	Year ended December 31, 2004
	Popular, Inc.	PIBI	PNA	Other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	Subsidiaries	Entries	Consolidated

INTEREST INCOME:
Loans	$2,461		$127,400	$1,815,330	($194,041)	$1,751,150
Money market investments	835	$5	310	33,861	(9,351)	25,660
Investment securities	3,516		867	410,245	(1,136)	413,492
Trading securities				25,963		25,963

	6,812	5	128,577	2,285,399	(204,528)	2,216,265

INTEREST EXPENSE:
Deposits				334,109	(3,758)	330,351
Short-term borrowings	588	62	6,720	184,616	(26,561)	165,425
Long-term debt	35,147	63	132,483	359,169	(181,884)	344,978

	35,735	125	139,203	877,894	(212,203)	840,754

Net interest (loss) income	(28,923)	(120)	(10,626)	1,407,505	7,675	1,375,511
Provision for loan losses				178,657		178,657

Net interest (loss) income after provision for loan losses	(28,923)	(120)	(10,626)	1,228,848	7,675	1,196,854
Service charges on deposit accounts				165,241		165,241
Other service fees				363,158	(67,607)	295,551
Gain on sale of investment securities	12,354	2,206	14	680		15,254
Trading account profit (loss)				1,262	(1,421)	(159)
Gain on sale of loans				63,115	(18,947)	44,168
Other operating income	12,741	5,640	81	89,897	(19,643)	88,716

	(3,828)	7,726	(10,531)	1,912,201	(99,943)	1,805,625

OPERATING EXPENSES:
Personnel costs:
Salaries		330		425,247	2,293	427,870
Pension, profit sharing and other benefits		55		142,365	728	143,148

		385		567,612	3,021	571,018
Net occupancy expenses		13		89,262	546	89,821
Equipment expenses	4	1	7	106,136	2,675	108,823
Other taxes	1,263			38,815	182	40,260
Professional fees	1,864	1	222	184,372	(91,375)	95,084
Communications	68			60,595	302	60,965
Business promotion				75,695	13	75,708
Printing and supplies				17,761	177	17,938
Other operating expenses	1,503	82	543	102,081	(658)	103,551
Amortization of intangibles				7,844		7,844

	4,702	482	772	1,250,173	(85,117)	1,171,012

(Loss) income before income tax and equity in earnings of subsidiaries	(8,530)	7,244	(11,303)	662,028	(14,826)	634,613
Income tax	(110)		(3,070)	152,042	(4,157)	144,705

(Loss) income before equity in earnings of subsidiaries	(8,420)	7,244	(8,233)	509,986	(10,669)	489,908
Equity in earnings of subsidiaries	498,328	110,412	117,535	49,641	(775,916)

NET INCOME	$489,908	$117,656	$109,302	$559,627	($786,585)	$489,908

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2006
	Popular, Inc.	PIBI	PNA	Other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	Subsidiaries	Entries	Consolidated

Cash flows from operating activities:
Net income	$357,676	$(21,618)	$(44,459)	$290,341	$(224,264)	$357,676
Less: Impact of change in fiscal period of certain subsidiaries, net of tax			(2,271)	(2,638)	(1,220)	(6,129)

Net income before impact of change in fiscal period	357,676	(21,618)	(42,188)	292,979	(223,044)	363,805

Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(331,659)	42,410	2,602	46,768	239,879
Depreciation and amortization of premises and equipment	2,333		2	82,126	(73)	84,388
Provision for loan losses				287,760		287,760
Amortization of intangibles and goodwill impairment losses				26,616		26,616
Impairment losses on long-lived assets				7,232		7,232
Amortization of servicing assets				62,849	(30)	62,819
Net (gain) loss on sale and valuation adjustment of investment securities	(290)	(13,598)		16,253	(6,724)	(4,359)
Net loss (gain) on disposition of premises and equipment	4			(25,933)		(25,929)
Net gain on sale of loans				(122,853)	5,432	(117,421)
Net amortization of premiums and accretion of discounts on investments	(427)	14	(118)	24,648	(199)	23,918
Net amortization of premiums and deferred loan origination fees and costs	(54)			135,974	(5,829)	130,091
Earnings from investments under the equity method	(2,507)	(6,995)		(1,286)	(1,482)	(12,270)
Stock options expense	684			2,322		3,006
Net disbursements on loans held-for-sale				(6,580,246)		(6,580,246)
Acquisitions of loans held-for-sale				(1,547,800)	44,783	(1,503,017)
Proceeds from sale of loans held-for-sale				6,826,864	(44,783)	6,782,081
Net decrease in trading securities				1,369,462	(487)	1,368,975
Net (increase) decrease in accrued income receivable	(527)	21	963	(11,612)	6,946	(4,209)
Net (increase) decrease in other assets	(11,002)	4,636	24,566	1,946	5,793	25,939
Net increase (decrease) in interest payable	647	(23)	2,828	35,984	(6,959)	32,477
Deferred income taxes	(569)		(15,471)	(48,800)	38,632	(26,208)
Net increase in postretirement benefit obligation				4,112		4,112
Net increase (decrease) in other liabilities	10,158	6	30,341	(86,169)	(37,880)	(83,544)

Total adjustments	(333,209)	26,471	45,713	506,217	237,019	482,211

Net cash provided by operating activities	24,467	4,853	3,525	799,196	13,975	846,016

Cash flows from investing activities:
Net decrease (increase) in money market investments	221,300	(775)	(2,407)	485,269	(321,966)	381,421
Purchases of investment securities:
Available-for-sale		(20,574)		(708,142)	473,786	(254,930)
Held-to-maturity	(269,683)			(20,593,684)		(20,863,367)
Other			(13,010)	(53,016)		(66,026)
Proceeds from calls, paydowns, maturities and redemptions of investment securities:
Available-for-sale			10,360	2,338,309	(472,211)	1,876,458
Held-to-maturity	269,683			20,656,164		20,925,847
Other	2,646			85,668		88,314
Proceeds from sales of investment securities available-for-sale	17,781	28,662		154,426	7,933	208,802
Net disbursements on loans	(441,941)		(127,083)	(1,881,055)	862,753	(1,587,326)
Proceeds from sale of loans				938,862		938,862
Acquisition of loan portfolios				(448,708)		(448,708)
Capital contribution to subsidiary	(36,000)	(4,000)	(4,127)	(30,084)	74,211
Assets acquired, net of cash				(3,034)		(3,034)
Acquisition of premises and equipment	(4,939)			(102,971)	3,317	(104,593)
Proceeds from sale of premises and equipment				91,230	(3,317)	87,913
Proceeds from sale of foreclosed assets	99			138,604		138,703
Dividends received from subsidiary	247,899			60,763	(308,662)

Net cash provided by (used in) investing activities	6,845	3,313	(136,267)	1,128,601	315,844	1,318,336

Cash flows from financing activities:
Net increase in deposits				1,724,205	65,457	1,789,662
Net increase (decrease) in federal funds purchased and assets sold under agreements to repurchase			18,129	(3,328,993)	257,697	(3,053,167)
Net increase (decrease) in other short-term borrowings	150,787	(46,112)	535,857	1,128,136	(541,695)	1,226,973
Payments of notes payable	(50,450)		(907,062)	(3,464,344)	952,427	(3,469,429)
Proceeds from issuance of notes payable	393		485,614	2,318,236	(1,297,945)	1,506,298
Dividends paid to parent company				(308,662)	308,662
Dividends paid	(188,321)					(188,321)
Proceeds from issuance of common stock	55,678			3,300	(3,132)	55,846
Treasury stock acquired	(93)			(274)		(367)
Capital contribution from parent		36,000		34,104	(70,104)
Net cash (used in) provided by financing activities	(32,006)	(10,112)	132,538	(1,894,292)	(328,633)	(2,132,505)

Cash effect of change in fiscal period			78	19,570	(7,734)	11,914

Net (decrease) increase in cash and due from banks	(694)	(1,946)	(126)	53,075	(6,548)	43,761
Cash and due from banks at beginning of period	696	2,103	448	962,395	(59,245)	906,397

Cash and due from banks at end of period	$2	$157	$322	$1,015,470	$(65,793)	$950,158

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2005
	Popular, Inc.	PIBI	PNA	Other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	Subsidiaries	Entries	Consolidated

Cash flows from operating activities:
Net income	$540,702	$99,045	$82,610	$560,118	$(741,773)	$540,702

Less: Cumulative effect of accounting change, net of tax		691		4,494	(1,578)	3,607

Net income before cumulative effect of accounting change	540,702	98,354	82,610	555,624	(740,195)	537,095

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in undistributed earnings of subsidiaries	(490,480)	(84,018)	(101,512)	(62,055)	738,065
Depreciation and amortization of premises and equipment	1,511			80,508	(72)	81,947
Provision for loan losses	14			195,258		195,272
Amortization of intangibles				9,579		9,579
Amortization of servicing assets				25,813	(47)	25,766
Net (gain) loss on sale and valuation adjustment of investment securities	(50,469)	(9,236)		6,694	898	(52,113)
Net gain on disposition of premises and equipment				(29,079)		(29,079)
Net gain on sale of loans				(106,598)	23,301	(83,297)
Net amortization of premiums and accretion of discounts on investments	(546)	10		36,518	(694)	35,288
Net amortization of premiums and deferred loan origination fees and costs	(99)			134,452	(7,118)	127,235
Earnings from investments under the equity method	(3,097)	(5,518)		(790)	(1,577)	(10,982)
Stock options expense	305			4,887	34	5,226
Net disbursements on loans held-for-sale				(4,321,658)		(4,321,658)
Acquisitions of loans held-for-sale				(733,536)		(733,536)
Proceeds from sale of loans held-for-sale				4,127,381		4,127,381
Net decrease in trading securities				1,161,956	(976)	1,160,980
Net increase in accrued income receivable	(347)	(33)	(1,146)	(32,159)	2,877	(30,808)
Net decrease (increase) in other assets	5,777	2,613	2,856	(164,531)	(24,633)	(177,918)
Net increase in interest payable	1,349	3	323	36,421	(2,878)	35,218
Deferred income taxes	(182)		(10,266)	7,097	(328)	(3,679)
Net increase in postretirement benefit obligation				5,451		5,451
Net increase (decrease) in other liabilities	5,722	(21)	7,010	7,627	93	20,431

Total adjustments	(530,542)	(96,200)	(102,735)	389,236	726,945	386,704

Net cash provided by (used in) operating activities	10,160	2,154	(20,125)	944,860	(13,250)	923,799

Cash flows from investing activities:
Net ( increase) decrease in money market investments	(181,500)		(31)	209,122	132,470	160,061
Purchases of investment securities:
Available-for-sale	(127,628)	(71,293)		(4,954,363)	910,122	(4,243,162)
Held-to-maturity		(2,431)		(33,577,371)		(33,579,802)
Other	(445)		(770)	(76,501)		(77,716)
Proceeds from calls, paydowns, maturities and redemptions of investment securities:
Available-for-sale	110,432		4,978	4,115,508	(913,720)	3,317,198
Held-to-maturity	150,000	250		33,637,018		33,787,268
Other	500			60,553		61,053
Proceeds from sales of investment securities available-for-sale	57,458	32,111		299,027		388,596
Net repayments (disbursements) on loans	15,785		(156,327)	(568,155)	365,604	(343,093)
Proceeds from sale of loans				297,805		297,805
Acquisition of loan portfolios				(2,650,540)		(2,650,540)
Capital contribution to subsidiary	(75,000)	(75,000)	(478,510)	(306,868)	935,378
Assets acquired, net of cash				(411,782)		(411,782)
Acquisition of premises and equipment	(3)			(159,163)		(159,166)
Proceeds from sale of premises and equipment				71,053		71,053
Proceeds from sale of foreclosed assets	297			116,862		117,159
Dividends received from subsidiary	171,000		150,000	52,500	(373,500)

Net cash provided by (used in) investing activities	120,896	(116,363)	(480,660)	(3,845,295)	1,056,354	(3,265,068)

Cash flows from financing activities:
Net increase in deposits				1,261,945	109,723	1,371,668
Net (decrease) increase in federal funds purchased and assets sold under agreements to repurchase	(6,690)		45,926	2,438,448	(249,796)	2,227,888
Net (decrease) increase in other short-term borrowings	(4,501)	41,286	382,213	(817,323)	(367,952)	(766,277)
Payments of notes payable	(135,763)		(15,808)	(3,558,141)	1,058,740	(2,650,972)
Proceeds from issuance of notes payable	5,383		13,518	3,362,405	(1,040,295)	2,341,011
Dividends paid to parent company				(373,500)	373,500
Dividends paid	(182,751)					(182,751)
Proceeds from issuance of common stock	193,679					193,679
Treasury stock acquired				(1,467)		(1,467)
Capital contribution from parent		75,000	75,000	784,915	(934,915)

Net cash (used in) provided by financing activities	(130,643)	116,286	500,849	3,097,282	(1,050,995)	2,532,779

Cash effect of change in accounting principle		(28)		(1,544)		(1,572)

Net increase in cash and due from banks	413	2,049	64	195,303	(7,891)	189,938
Cash and due from banks at beginning of period	283	54	384	767,092	(51,354)	716,459

Cash and due from banks at end of period	$696	$2,103	$448	$962,395	$(59,245)	$906,397

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2004
	Popular, Inc.	PIBI	PNA	Other	Elimination	Popular, Inc.
(In thousands)	Holding Co.	Holding Co.	Holding Co.	subsidiaries	Entries	Consolidated

Cash flows from operating activities:
Net income	$489,908	$117,656	$109,302	$559,627	$(786,585)	$489,908

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in undistributed earnings of subsidiaries	(498,328)	(110,412)	(117,535)	(49,641)	775,916
Depreciation and amortization of premises and equipment	1,042			72,302	926	74,270
Provision for loan losses				178,657		178,657
Amortization of intangibles				7,844		7,844
Amortization of servicing assets				14,838	(65)	14,773
Net gain on sale of investment securities	(12,354)	(2,206)	(14)	(680)		(15,254)
Net gain on disposition of premises and equipment				(15,804)		(15,804)
Net gain on sale of loans				(63,115)	18,947	(44,168)
Net amortization of premiums and accretion of discounts on investments				41,948	(887)	41,061
Net amortization of premiums and deferred loan origination fees and costs	(38)			124,159	(6,034)	118,087
Earnings from investments under the equity method	(2,430)	(5,220)		(621)		(8,271)
Stock options expense	459			2,742	22	3,223
Net disbursements on loans held-for-sale				(686,230)		(686,230)
Acquisitions of loans held-for-sale				(21,415)		(21,415)
Proceeds from sale of loans held-for-sale				163,753		163,753
Net increase in trading securities				(143,490)	6,281	(137,209)
Net decrease (increase) in accrued income receivable	20	1	344	(24,860)	281	(24,214)
Net increase in other assets	(6,247)	(21,253)	(2,083)	(246,366)	5,928	(270,021)
Net increase (decrease) in interest payable	880	(18)	5,546	23,960	(283)	30,085
Deferred income taxes	(111)		(3,563)	3,640	(4,157)	(4,191)
Net increase in postretirement benefit obligation				5,679		5,679
Net increase (decrease) in other liabilities	2,607	(15)	(950)	70,970	28,026	100,638

Total adjustments	(514,500)	(139,123)	(118,255)	(541,730)	824,901	(488,707)

Net cash (used in) provided by operating activities	(24,592)	(21,467)	(8,953)	17,897	38,316	1,201

Cash flows from investing activities:
Net decrease (increase) in money market investments	65,797		56,676	(96,747)	(132,274)	(106,548)
Purchases of investment securities:
Available-for-sale			(1,500)	(6,222,302)	603,705	(5,620,097)
Held-to-maturity	(279,985)			(1,197,603)	130,000	(1,347,588)
Other	(3,904)		(7,732)	(68,221)		(79,857)
Proceeds from calls, paydowns, maturities and redemptions of investment securities:
Available-for-sale				5,230,556	(602,505)	4,628,051
Held-to-maturity				1,085,175		1,085,175
Other		1		10,560		10,561
Proceeds from sales of investment securities available-for-sale	14,502	3,271	1,514	612,864		632,151
Net repayments (disbursements) on loans	42,093		(325,438)	(1,717,628)	718,171	(1,282,802)
Proceeds from sale of loans				559,581	(4,510)	555,071
Acquisition of loan portfolios	(4,776)			(3,671,827)	4,510	(3,672,093)
Capital contribution to subsidiaries	(55,559)	(40,000)	(374,161)		469,720
Assets acquired, net of cash				(169,036)		(169,036)
Acquisition of premises and equipment	(15,198)			(130,662)	(612)	(146,472)
Proceeds from sale of premises and equipment				34,846		34,846
Proceeds from sale of foreclosed assets	480			126,473		126,953
Dividends received from subsidiary	332,927				(332,927)

Net cash provided by (used in) investing activities	96,377	(36,728)	(650,641)	(5,613,971)	853,278	(5,351,685)

Cash flows from financing activities:
Net increase in deposits				1,306,173	24,730	1,330,903
Net increase in federal funds purchased and assets sold under agreements to repurchase	6,690		71,300	429,797	69,825	577,612
Net (decrease) increase in other short-term borrowings	(31,174)	4,620	163,892	1,191,070	(224,893)	1,103,515
Payments of notes payable	(40,549)	(8,573)	(287,740)	(2,489,900)	162,559	(2,664,203)
Proceeds from issuance of notes payable	144,220		670,082	5,063,116	(693,449)	5,183,969
Dividends paid to parent company				(247,927)	247,927
Dividends paid	(168,927)					(168,927)
Proceeds from issuance of common stock	17,243			15,000	(15,000)	17,243
Treasury stock acquired				(1,259)		(1,259)
Capital contribution from parent		62,155	40,000	374,915	(477,070)

Net cash (used in) provided by financing activities	(72,497)	58,202	657,534	5,640,985	(905,371)	5,378,853

Net (decrease) increase in cash and due from banks	(712)	7	(2,060)	44,911	(13,777)	28,369
Cash and due from banks at beginning of year	995	47	2,444	722,181	(37,577)	688,090

Cash and due from banks at end of year	$283	$54	$384	$767,092	$(51,354)	$716,459